As filed with the Securities and Exchange Commission on August 3, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLIS TEK INC.

(Name of registrant in its charter)

Nevada	7380	20-8609439
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

853 Sandhill Avenue

Carson, California 90746

(888) 998-8881

(Address and telephone number of principal executive offices and principal place of business)

Alan Lien

Chief Executive Officer

Solis Tek Inc.

853 Sandhill Avenue

Carson, California 90746

(888) 998-8881

(Name, address and telephone number of agent for service)

Copies to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)(2)		Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.001 per share	500,000	(3)		$0.42	(4)	$207,500.00	(4)	$25.83
Common Stock, par value $0.001 per share, underlying warrants	1,000,000	(5)		$1.50	(6)	$1,500,000.00	(6)	$186.75
Common Stock, par value $0.001 per share, underlying warrants	1,000,000	(7)		$0.01	(6)	$10,000.00	(6)	$1.25
Common Stock, par value $0.001 per share	2,410,162	(8)		$0.42	(4)	$1,000,217.23	(4)	$124.53
Total	4,910,162		$			$2,717,717.23		$338.36

(1)	The shares of our common stock being registered hereunder are being registered for resale by the Selling Stockholder, as defined in the accompanying prospectus.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Represents outstanding shares of common stock previously issued to the Selling Stockholder named herein pursuant to a purchase agreement with the Selling Stockholder named herein.

(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low trading prices of $0.415 for the registrant’s common stock on August 2, 2018, as reported on the OTCQB tier of the OTC Markets Group.

(5)	Represents shares of common stock issuable upon exercise of warrants at an exercise price of $1.50 per share.

(6)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act.

(7)	Represents shares of common stock issuable upon exercise of warrants at an exercise price of $0.01 per share.

(8)	Represents shares of common stock being registered for resale by the Selling Stockholder named herein pursuant to a Standby Equity Distribution Agreement, dated April 16, 2018 (the “SEDA”). In the event that the adjustment provisions of the SEDA requires the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. The Selling Stockholder may not sell these securities under this Prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 3, 2018

SOLIS TEK INC.

Up to 4,910,162 Shares of Common Stock

This Prospectus relates to the offer and resale by YA II PN, Ltd. and YA Global II SPV, LLC, or any of their pledgees, assignees or successors-in-interest, or collectively, the Selling Stockholder, of up to 4,910,162 shares of common stock, par value $0.001 per share, or the Common Stock, of Solis Tek Inc., a Nevada corporation.

Of the Common Stock offered hereby:

●	500,000 shares of Common Stock, or the Shares, were issued to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated May 10, 2018, or the Purchase Agreement;

●	1,000,000 shares of Common Stock, or the Warrant Shares, are issuable upon exercise of warrants issued to the Selling Stockholder in connection with the Purchase Agreement;

●	1,000,000 shares of Common Stock, or the Commitment Fee Shares, are issuable upon exercise of five-year warrants, or the Fee Warrants, issued to the Selling Stockholder as a commitment fee upon execution of a Standby Equity Distribution Agreement, dated April 16, 2018, or the SEDA; and

●	2,410,162 shares of Common Stock, or the SEDA Shares, are issuable pursuant to a “put right” under the SEDA, also referred to as an equity line of credit, that we have entered into with the Selling Stockholder, which permits us to “put” up to $25,000,000 of shares of Common Stock to the Selling Stockholder in installments, the maximum of each of which is limited to $1,000.000.

As used herein, the “Shares”, the “Warrant Shares”, the “Commitment Fee Shares” and the “SEDA Shares” shall collectively be referred to as the “Resale Shares.”

We will not receive proceeds from the sale of the Resale Shares by the Selling Stockholder. However, we will receive proceeds from the exercise of warrants, but not for the subsequent sale of the Warrant Shares and the Commitment Fee Shares. We will also receive proceeds from the sale of the SEDA Shares pursuant to our exercise of the put right offered by the Selling Stockholder under the SEDA. When we “put” an amount of shares to the Selling Stockholder, the per-share purchase price that the Selling Stockholder will pay to us in respect of the put will be equal to 90% of the lowest volume weighted average price of our Common Stock during the five (5) consecutive Trading Days (as defined in the SEDA) immediately following the applicable Advance Notice Date (as defined in the SEDA).

The Selling Stockholder is offering the Resale Shares being registered hereby. The Selling Stockholder may sell all or a portion of the Resale Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will bear all costs relating to the registration of these shares of our Common Stock. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. See “Plan of Distribution”.

Our Common Stock is currently quoted on the OTCQB under the symbol “STLK”. On August 2, 2018, the closing price of our Common Stock was $0.43 per share.

Investing in our Common Stock involves a high degree of risk. Before making any investment in our Common Stock, you should read and carefully consider the risks described in this Prospectus under “Risk Factors” beginning on page 9 of this Prospectus.

You should rely only on the information contained in this Prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated      , 2018

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding, our liquidity and our expectations regarding our needs for and ability to raise additional capital.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common stock. The Prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this Prospectus to give any information or to make any representations about us, the selling stockholder, the securities or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any distribution of securities in accordance with this Prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. The Prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus carefully before investing in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 9 of this prospectus. Except where the context otherwise requires, the terms, “we,” “us,” “our,” “Solis Tek” or “the Company,” refer to the business of Solis Tek Inc., a Nevada corporation and its wholly-owned subsidiaries.

Overview

We are focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting, plant nutrient products, and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated lighting and nutrient products with benefits at competitive prices to the greenhouse and indoor horticulture markets.

Our subsidiary, Solis Tek Inc., a California corporation, was formed in June of 2010. Its operations consist of designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, which limits the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, a line of specialty metal halide digital lamps, or our Lamp Products, a line of reflectors, high intensity lighting accessories and a new line of light emitting diode, or LED, lighting technologies.

We sell our products primarily to retailers in the United States and international markets who specialize in hydroponic horticulture. Currently, we have approximately 500 retail stores in the United States as well as various ecommerce websites that sell our products. We have six full time sales employees and four wholesale distributors who cover U.S., Canada, Spain and the United Kingdom for both retail customers as well as commercial growers in cannabis legal states and countries.

We believe that almost all of the end users that use our products are using the equipment for the growing of cannabis. However, our products can be, and are used for, the hydroponic and indoor growing of other horticultural products, such as hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. We intend to continue to expand and improve our products for use in as many applications as possible and to market our products to the entire indoor horticultural industry as well as other industrial applications that require artificial lighting.

In 2014, Solis Tek East, Corporation, or STE, was incorporated in the State of New Jersey as our wholly-owned subsidiary. STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products. In September 2014, STE leased a 10,160 square foot office and warehouse facility in South Hackensack, New Jersey. The South Hackensack facility was closed in June 2018 as part of our effort to consolidate distribution out of our warehouse in Carson, California.

In 2014, GrowPro Solutions, Inc., or GrowPro, was incorporated in the State of California as our wholly-owned subsidiary. GrowPro was formed to develop and sell plant nutrients to help expand our market reach and maximize our revenue potential.

In July 2017, we changed the name of GrowPro to Zelda Horticulture, Inc., or Zelda. Zelda shares our facility in Carson, California

Our ballast products are produced in China under a proprietary manufacturing agreement. Our Lamp Products including lamps and ancillary products and equipment are manufactured to our specifications under proprietary product control and to our designs, in China.

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License Agreement

In May of 2015, we entered into an Amended and Restated License Agreement with GAS Technologies, Incorporated of Kapolei Hawaii, or GAST, pursuant to which we agreed to pay GAST a minimum royalty of $100,000 per year plus 7% of sales of products licensed by GAST to us over a fixed amount of licensed products sale per calendar year. In 2017 and 2016, we owed an additional $45,595 and $41,490, respectively under the amended agreement. The License grants us an exclusive world-wide license to produce, manufacture, have manufactured, use, import, sell, market, distribute and sell the products and systems and any further products and systems that may be developed by the Licensor for use in the horticulture and hydroponic industries. Such products include our “Single Ended: and “Double Ended” metal halide digital lamps.

The Cannabis Industry and Government Regulation

Currently, there are thirty (30) States plus the District of Columbia, Guam, and Puerto Rico that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada, Vermont, Maine and the District of Columbia, have approved the recreational use of cannabis. The State laws are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The Trump Administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by State-designated laws allowing the use and distribution of medical cannabis and we do not have a clear reading from possible changes in the Trump Administration. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Our Business Strategy

Due to the expected increase in the number of States where the use of cannabis, both for medical and recreational use is being legalized, we intend to take advantage of what we believe is our premium brand image within the cannabis farming and growing community. We believe that as participation in the cannabis farming industry grows, in order to supply increasing demand caused by legalization, our Solis Tek brand equipment will be sought out by existing and new cannabis farms and commercial businesses. Our strategy is to maintain and increase our market share by expanding our marketing efforts and by introducing new and improved lighting technology to help the industry become more efficient. In addition, we have started to market and sell a new line of plant nutrients and fertilizers through our wholly-owned subsidiary, Zelda, to help expand our market reach and maximize our revenue potential. Additionally, we are aggressively pursuing opportunities within the cannabis sector for expansion of our product offerings, as well as compatible opportunities to represent other products to the retail and commercial trade.

Our Product Pipeline

Digital Lighting Controller

The Solis Tek Digital Lighting Controller is a temperature monitoring control system which was specifically designed for commercial cultivation. A single controller can run up to 300 lights with 150 lights per zone and contains such features integrated temperature sensors, custom sunrise and sunset modes, data log tracking, and cloud cover simulation. The controller has been rigorously tested in multiple garden environments and has been specifically designed for both commercial grows and large gardens. The data log tracks garden activity and events with options to run up to two independent light zones, each with their own customized sunrise, sunset, and cloud modes. The controller includes high temperature auto-dim and shut off prevention systems to prevent systems from overheating.

Ballasts

Ballasts provide the proper starting voltage, operating voltage and current to the lamp to initiate and sustain its arc. High Intensity Discharge, or HID, lamps have negative resistance, which causes them to draw an increasing amount of current; hence, they require a current-limiting device. The ballast provides the following functions:

It provides starting voltage and, in some cases, ignition pulses. All ballasts must provide some specific minimum voltage to ignite the lamp. In the case of pulse start lamps, an additional high voltage pulse is needed to ionize the gases within the lamp. These pulses are superimposed near the peak starting voltage waveform; it regulates the lamp’s current and power. The ballast limits the current through the lamp once it has started. The ballast’s current is set to a level that delivers the proper power to the lamp. In addition, the ballast regulates the lamp’s current through the range of typical line voltage variations, thereby keeping the lamp’s power fairly stable to maximize the lamp’s life and performance and; it provides appropriate sustaining voltage and current wave shape to achieve the lamp’s rated life. The ballast provides sufficient voltage to sustain the lamp as it ages. Solis Tek ballasts come in a variety of voltage settings to conform to the consumer needs.

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Solis Tek Digital Ballasts were designed to work with our exclusive “Ignition Control” sequential lamp ignition, and “SenseSmart”, self- diagnostic safety systems. Solis Tek Digital Ballasts are software based, that makes our ballasts more versatile and enables us to incorporate special features such as sequential ballast ignition technology and SenseSmart technologies that ignites metal halide lamps one at a time based on load stability. Ignition Control is a main feature of our ballasts that comes as a standard feature in all of our ballasts. The exclusive Ignition Control assures that no matter how many lamps are contained in a lighting array attached to one power source, only one lamp will turn on at a predetermined time. This technology (not a randomized ignition startup) detects the voltage and amperage frequencies of the electrical circuit and ignites an array of metal halide or sodium lamps when the load for each lamp is most stable. The use of our technology prevents surges and spikes in electrical environment in which an array of ballasts operates and also prevents the overloading of circuit breakers.

Our SenseSmart self-diagnosing system feature, enables our ballasts to internally safety check for over/under voltage, overheating, open circuits, short circuits and more. SenseSmart will recognize an unsafe condition and take pre-determined actions to alleviate the safety issue.

We offer a line of remote ballasts that include: 400W 120/240V, 600W 120/240V, 1000W 120/240V, 1000W 120/240V with remote control and timer, 1000W 240V only, and 1000W 277V.

Digital Lamps

Metal halide lamps are a type of HID lamp; mercury vapor and high-pressure sodium lamps are also HID lamps. Light is generated by creating an arc between the two electrodes located inside the inner arc tube. The inner arc tube is typically made of quartz, and this is a very harsh environment, with high temperatures approaching 1000°C and pressures of 3 or 4 atmospheres. To start a metal halide lamp, a high starting voltage is applied to the lamp’s electrodes to ionize the gas before current can flow and start the lamp.

Solis Tek Digital Lamps are designed to be specifically tuned and matched with Solis Tek Digital Ballasts. Our lamps feature color enhanced full balanced spectrums, prolonged lamp life, less depreciation of lumen output over time, and precise gas combinations for increased blues, reds, and ultra violet output. Our lamps emit a full spectrum of light tuned specifically for particular types of plants. As well, our lamps provide ample UV light that plants thrive upon. We have designed our lamps using special low iron glass envelopes so as to prevent the blockage of the full spectrum of light that our lamps are designed to provide. According to a 2017 light study conducted by Light Laboratory Inc., an independent photometric testing laboratory, growers using Solis Tek lamps can expect enhanced photosynthetic photon flux density of leading tested competitors in additional to proper UV balance, and advanced HID lamp designed especially for plant growth, plant quality, and plant yield.

We offer a select variety of light color spectrums in High Pressure Sodium, or HPS, Metal Halides, or MH, and Ceramic Metal Halides, or CMH.

LED Technology

LED (light emitting diode) lighting supports sustainable design in several ways. It uses less energy than most other types of lamps, produces less heat, lasts longer (which means less frequent replacement and therefore reduced waste), is mercury-free, and is housed in special semi-conductor “chips” designed for easier configuration, disassembly, and recycling.

In our ongoing research and development program, we have designed and are developing our next generation of high intensity lighting. Our LED technology, unlike other LED lighting sources, uses an advanced UV (Ultra Violet) diode phosphor combination to make our high intensity LED based lighting systems. Our LED systems should be available in the same light spectrums as our current HID lamps. Our design will emit lighting equivalent to the high-pressure sodium spectrum and ultra-violet spectrums and eliminate the inadequacies of current LED offerings to the horticultural industry i.e.: a) low intensity; b) lack of proper spectrum for particular plants; and c) longevity. Our LED “chips” will provide, from one LED, a full spectrum of light that mimics sunlight, as compared to other LED manufacturers of LEDs who provide arrays of several color specific LEDs in an attempt to cover the full light spectrum.

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LED lighting produces significantly less heat than conventional HID and HPS lamps, so growers can control their greenhouse climate more accurately. Less heat also means more effective use of light, for example by increasing light levels, extending lighting periods, or by using LED light in greenhouses on warmer days without having to ventilate. Less heat also means you can place the light source closer to plants, reducing light loss. We intend to bring our LED lighting solutions to market in 2018.

Solis Tek Reflectors

Our line of “Reflectors” is designed for use with our digital ballasts and lamps. However, they additionally have standard sockets so that lamps and ballasts manufactured by others may also be used. Each Reflector features air cooling, heavily tinned wiring, low iron glass for less filtering of light, and utilize highly reflective aluminum to reflect light in the desired direction.

Plant Nutrients and Fertilizers

Zelda has developed “Terpenez™” which is a proprietary product formulated from all organic botanical extracts and is designed to assist plants with processes associated with oil and resin production. Terpenez is all natural and has organic inputs aimed at enhancing the aromatics of cannabis cultivation. Zelda commenced test marketing Terpenez in late 2016 and had rolled out the product regionally across the USA in 2017. In 2017, Zelda had almost doubled sales over 2016 in nutrient sales.

Terpenez, the first product in our launch into the nutrient/additive sector of the greenhouse and growing business, leads a new class of horticultural products aimed at enhancing the cannabis aromatic experience and intensity. It does not contain cannabis derived terpenes within, instead it is made from natural components available and is specifically formulated to assist the cannabis plant with processes associated with oil and resin production and naturally enhances the cannabis plant’s terpene profile. The formula provides essential oil-bearing plants with both precursors (i.e. metabolic building blocks, trace elements, etc.) and readily available bio-identical plant compounds aiming to increase overall essential oil production and intensity. It is, to our knowledge, the first product of its kind to deliver plant nutrients to cannabis cultivating customers with a fully plant derived 0-0-0 (Nitrogen, Phosphate, and Potassium free) product. In July 2017, independent bioanalytical testing laboratory analysis was conducted by A&L Western Agricultural Laboratories, Inc., who determined the level of heavy metals to be below the EPA’s detection limit. Terpenez is used to increase the value of cannabis crops through the intensification of oil production, which has results in a significant improvement in flavor and aroma. Terpenez is unique to our family of products in that it is intended for daily use as a nutrient additive to the cannabis grow, and is available through the over 500+ retail hydroponic stores and online retailers throughout the USA and Europe.

We plan to extensively develop additional nutrient products within the Zelda line and expect these products to flourish in an environment of lighter regulatory controls at both the State and Federal level. We are in discussions to add to the product line via custom blending in third-party laboratories under our proprietary formulations.

Additionally, we signed an exclusive Distributor Agreement in March 2018 with Torus Hydro, a California-based manufacturer of a pH stabilizer that automatically balances the pH of a hydroponic nutrient feed. Their proprietary capsule keeps the ideal range of pH in a growers feed system for optimal nutrient absorption. This capsule uses next generation ionization technology to eliminate pH swing that inhibits plant growth and weakens the plants immune system. We believe this is the perfect “razor and blades model”, since a customer who purchases the capsule will necessarily need to repurchase the complementary recharging solution for each new grow (approximately 12 weeks).

Corporate Information

We were incorporated on March 2, 2007 under the laws of the State of Nevada as Cinjet Inc. On September 1, 2015, we changed our name to Solis Tek Inc. Our principal executive offices are located at 853 Sandhill Avenue, Carson, California 90746, and our telephone number is (888) 998-8881. Our website address is www.solis-tek.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend for it to be an active link to our website.

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The Offering

Common stock offered by the Selling Stockholder	4,910,162 shares of common stock, par value $0.001 per share, consisting of:

●	500,000 Shares issued to the Selling Stockholder pursuant to the Purchase Agreement;

●	1,000,000 Warrant Shares issuable upon exercise of warrants issued to the Selling Stockholder in connection with the Purchase Agreement;

●	1,000,000 Commitment Fee Shares issuable upon exercise of Fee Warrants issued to the Selling Stockholder as a commitment fee upon execution of the SEDA; and

●	2,410,162 SEDA Shares issuable pursuant to a “put right” under the SEDA, which permits us to “put” up to $25,000,000 of shares of Common Stock to the Selling Stockholder in installments, the maximum of each of which is limited to $1,000.000.

Common stock outstanding before the offering	44,866,564 shares, as of August 3, 2018.

Common stock outstanding after the offering	49,276,726 shares.

Use of proceeds	We will not receive proceeds from the sale of the Resale Shares by the Selling Stockholder. However, we will receive proceeds from the exercise of warrants and the sale of the SEDA Shares pursuant to our exercise of the put right offered by the Selling Stockholder under the SEDA Agreement. When we “put” an amount of shares to the Selling Stockholder, the per-share purchase price that the Selling Stockholder will pay to us in respect of the put will be equal to 90% of the lowest volume weighted average price of our Common Stock during the five (5) consecutive Trading Days immediately following the applicable Advance Notice Date. See “Use of Proceeds”.

Symbol on the OTCQB	“SLTK”

Risk factors	You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this Prospectus before deciding whether or not to invest in our common stock.

Purchase Agreement with the Selling Stockholder

On May 10, 2018, we entered in to the Purchase Agreement with the Selling Stockholder, pursuant to which we sold and issued the following:

(a)	500,000 Shares for a consideration of $500,000;

(b)	A warrant, or Warrant #1, to purchase 1,000,000 Warrant Shares at an exercise price of $1.50 per share for a term expiring on May 10, 2023;

(c)

A warrant, or Warrant #2, purchase 2,250,000 shares of common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #2 for a purchase price of $0.03 per share so purchased if and only if the average volume weighted average price, or VWAP, (as reported by Bloomberg, LP) of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #2 on the terms set forth in Warrant #2 if and only if the average VWAP of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

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(d)	A warrant, or Warrant #3, to purchase 2,250,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #3 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #3 on the terms set forth in Warrant #3 if and only if the average VWAP of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(e)	A warrant, or Warrant #4, to purchase 2,000,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #4 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $1.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase the Shares of Common Stock underlying Warrant #4 on the terms set forth in Warrant #4 if and only if the average VWAP of our Common Stock is greater than $2.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(f)	A Secured Promissory Note, or the Note, in the amount of $1,500,000. The Note bears interest at the rate of 8% per annum and has a maturity date of February 9, 2019. The Note is secured by all of our assets.

In connection with the Purchase Agreement, we executed: (i) a registration rights agreement, or the Registration Rights Agreement, pursuant to which we are required to file a registration statement with the SEC for the resale of certain of the shares of common stock that have been or may be issued to the Selling Stockholder under the Purchase Agreement and (ii) a Global Guaranty Agreement pursuant to which we and all of our subsidiaries, guaranteed the repayment of the Note; and (iii) a Security Agreement pursuant to which we and all of our subsidiaries pledged all of our assets as collateral for the repayment of the Note.

SEDA

On April 16, 2018, or the SEDA Effective Date, we entered into the SEDA with the Selling Stockholder. The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The SEDA permits us to “put” up to $25,000,000 of shares of Common Stock to the Selling Stockholder in installments, the maximum of each of which is limited to $1,000.000, at any time, at our request, over a three-year commitment period commencing on the SEDA Effective Date, by delivering an advance notice, or the Advance Notice, to the Selling Stockholder, except that, we are prohibited from delivering an Advance Notice during any black-out periods or during any other period in which we are, or could be deemed to be, in possession of material non-public information.

When we “put” an amount of shares to the Selling Stockholder, the per-share purchase price that the Selling Stockholder will pay to us in respect of the put will be equal to 90% of the lowest VWAP of our Common Stock during the five (5) consecutive Trading Days immediately following the applicable Advance Notice Date. The VWAP that will be used in the calculation will be that reported by Bloomberg, LP, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of our Common Stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

In connection with the SEDA, we also issued five-year warrants to the Selling Stockholder to purchase 1,000,000 shares of Common Stock at an exercise price of $0.01 per share, or the Fee Warrants, as a commitment fee. The shares of Common Stock underlying the Fee Warrants, or the Commitment Fee Shares, are being registered hereunder for resale by the Selling Stockholder.

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We are not obligated to utilize any of the $25,000,000 available under the SEDA and there are no minimum commitments or minimum use penalties. The total amount of funds that ultimately can be raised under the SEDA over the three-year term will depend on the market price of our common stock and the number of shares actually sold. The Selling Stockholder is obligated under the SEDA to purchase shares of our common stock from us, subject to certain conditions and limitations, including, but not limited to: (i) us filing a registration statement under the Securities Act, to register the resale by the Selling Stockholder of shares of common stock sold to the Selling Stockholder under the SEDA, or the Registration Statement, and the SEC declaring such Registration Statement effective and (ii) that in no event shall the number of shares issuable to the Selling Stockholder pursuant to the SEDA cause the aggregate number of shares of common stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Selling Stockholder and its affiliates exceed 9.99% of the then outstanding shares of our common stock.

Pursuant to the terms of the SEDA, we were required to file with the SEC an initial Registration Statement covering the resale of the Registrable Securities (as defined in the SEDA) within thirty (30) days of the SEDA Effective Date and to use commercially reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of the SEDA, declared effective by the SEC as soon as practicable but in no event later than one-hundred twenty (120) days of the SEDA Effective Date.

The SEDA does not impose any restrictions on our operating activities. During the term of the SEDA, the Selling Stockholder is prohibited from engaging in any short selling or hedging transactions related to the our common stock, except that, upon receipt of an Advance Notice, the Selling Stockholder has the right to sell the shares to be issued pursuant to such Advance Notice, or the Advance Notice Shares, prior to receiving the Advance Notice Shares.

We have the unconditional right, at any time upon fifteen (15) Trading Days’ prior written notice to the Selling Stockholder to terminate the SEDA, provided that (i) there are no outstanding Advance Notices, the shares under which have yet to be issued, and (ii) we have paid all amounts owed to the Selling Stockholder pursuant to the SEDA.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations, and our auditors have issued a “going concern” audit opinion.

Our net loss was $(14,021,728) for the year ended December 31, 2017 and $(370,705) for the three months ended March 31, 2018. As of March 31, 2018, we had stockholders’ deficit of $(1,287,907). We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We anticipate that our operating expenses will increase in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. In addition, as a public company, we will incur significant accounting, legal and other expenses that we did not incur as a private company. These expenditures will make it necessary for us to continue to raise additional working capital and make it harder for us to achieve and maintain profitability. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our higher operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives.

Our independent auditors have indicated in their report on our December 31, 2017 consolidated financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Our manufacturing is concentrated with two key manufacturers, and if our relationship with either or both of them terminates or is otherwise impaired, we would likely experience increased costs, disruptions in the manufacture and shipment of our products and a material loss of net sales.

We have no long-term contracts with our manufacturers and as a result, our manufacturers could cease to provide products to us with no notice. Two of our manufacturers, Shenzhen Jayo Technologies Co., Ltd. and Zhuhai Relite Co., Ltd, together accounted for approximately 96% of our cost of goods sold in 2017 and 2016. Each of these manufacturers is the sole source supplier for the products that it produces. We purchase from these two manufacturers on a purchase order basis with orders generally filled between 45 and 60 days after our purchase order is placed. A loss of either or both of these manufacturers or other key manufacturers would result in delayed deliveries to our retailers and distributors, would adversely impact our net sales and may require the establishment of new manufacturing relationships. Additionally, we cannot be certain that we will not experience operational difficulties with our manufacturers, including reductions in the availability of production capacity, errors in complying with product specifications, insufficient quality control, failures to meet production deadlines, increases in manufacturing costs and increased lead times.

Risk of reliance on suppliers and manufacturers in China for production of our lighting related products.

All of our products are imported from and manufactured in China. For this reason, a major change in the political, economic and/or legal environment, or a natural disaster in China or another center of production, could have an impact on our ability to supply products.

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We face business, political, operational, financial and economic risks because a portion of our net sales are generated internationally and substantially all of our products are manufactured outside of the United States.

We face business, political, operational, financial and economic risks inherent in international business, many of which are beyond our control, including: difficulties obtaining domestic and foreign export, import and other governmental approvals, permits and licenses, and compliance with foreign laws, which could halt, interrupt or delay our operations if we cannot obtain such approvals, permits and licenses, and that could have a material adverse effect on our results of operations; difficulties encountered by our international distributors or us in staffing and managing foreign operations or international sales, including higher labor costs, which could increase our expenses and decrease our net sales and profitability; transportation delays and difficulties of managing international distribution channels, which could halt, interrupt or delay our operations; longer payment cycles for, and greater difficulty collecting, accounts receivable, which could reduce our net sales and harm our financial results; trade restrictions, higher tariffs, currency fluctuations or the imposition of additional regulations relating to import or export of our products, especially in China, where substantially all of our products are manufactured, which could force us to seek alternate manufacturing sources or increase our expenses, either of which could have a material adverse effect on our results of operations; political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions, any of which could materially and adversely affect our net sales and results of operations; and natural disasters, which could have a material adverse effect on our results of operations.

Any of these factors could reduce our net sales, decrease our gross margin or increase our expenses. Should we establish our own operations in international territories where we currently utilize a distributor, we will become subject to greater risks associated with operating outside of the United States.

Any shortage of raw materials or components could impair our ability to ship orders of our products in a cost-efficient manner or could cause us to miss the delivery requirements of our retailers or distributors, which could harm our business.

The ability of our manufacturers to supply our products is dependent, in part, upon the availability of raw materials and certain components. Our manufacturers may experience shortages in the availability of raw materials or components, which could result in delayed delivery of products to us or in increased costs to us. Any shortage of raw materials or components or inability to control costs associated with manufacturing could increase the costs for our products or impair our ability to ship orders in a timely cost-efficient manner. As a result, we could experience cancellation of orders, refusal to accept deliveries or a reduction in our prices and margins, any of which could harm our financial performance and results of operations.

Our business could suffer if any of our manufacturers fail to use acceptable labor practices.

We do not control our manufacturers or their labor practices. The violation of labor or other laws by a manufacturer utilized by us, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical or legal in the United States, could damage our reputation or disrupt the shipment of finished products to us if such manufacturer is ordered to cease its manufacturing operations due to violations of laws or if such manufacturer’s operations are adversely affected by such failure to use acceptable labor practices. If this were to occur, it could have a material adverse effect on our financial condition and results of operations.

Exchange rate fluctuation between the U.S. dollar and Non-U.S. currencies may negatively affect our earnings.

Although most of our products imported for our core business are denominated in U.S. dollars, our operating results and cash flows may be subject to fluctuations due to changes in the relative values of the U.S. dollar and other foreign currencies. These fluctuations could negatively affect our operating results and could cause our revenues and net income or loss to vary from quarter to quarter. Furthermore, to the extent that we increase our revenues in regions, where our sales are denominated in U.S. dollars, a strengthening of the dollar versus other currencies could make our products less competitive in those foreign markets and collection of receivables more difficult.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

Because our expense levels in any given quarter are based, in part, on management’s expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

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If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have a relatively short operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We incorporated in June of 2010 and your evaluation of our business and prospects will be based on our limited history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

Defects or disruptions in the delivery of our service could diminish demand, decrease market acceptance or decrease customer satisfaction of our service and subject us to substantial liability.

We may, from time to time, find defects in our products service may be detected in the future. Any defects with our products could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our products offerings effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	meet our capital needs;

●	identify and hire qualified employees or retain valued employees; or

●	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Our operating results may fluctuate significantly based on customer acceptance of our products. As a result, period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. If customers do not accept our products, our sales and revenues will decline, resulting in a reduction in our operating income.

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Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers’ desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that we introduce new products and customers decide not to migrate to our new products from our older products, our revenues could be negatively impacted due to the loss of revenue from those customers. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products to our customers. The process of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We may have to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or non-competitive.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our technology. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our revenue and earnings, financial condition, or results of operations would be adversely affected.

We may be adversely affected by the financial condition of our retailers and distributors.

Some of our retailers and distributors have experienced financial difficulties in the past. A retailer or distributor experiencing such difficulties will generally not purchase and sell as many of our products as it would under normal circumstances and may cancel orders. In addition, a retailer or distributor experiencing financial difficulties generally increases our exposure to uncollectible receivables. We extend credit to our retailers and distributors based on our assessment of their financial condition, generally without requiring collateral. While such credit losses have historically been within our reserves, we cannot assure you that this will continue to be the case. Financial difficulties on the part of our retailers or distributors could have a material adverse effect on our results of operations and financial condition.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

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We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and launch new product and service offerings.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived primarily from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis.

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The lighting industry are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

Our current Management and human resources infrastructure is comprised of our CEO, President, Executive Vice President, Chief Operating Officer, Chief Compliance Officer and Secretary. Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

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We are dependent on our CEO, President and Executive Vice President, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly Alan Lien, our Chief Executive Officer, President, and Chief Financial Officer, and Alvin Hao, our Executive Vice President. However, we do not have employment agreements with Mr. Lien and Mr. Hao. Our officers are “at will” employees and could terminate their employment with us at any time. We do not maintain key person life insurance policies on our Chief Executive Officer, President and Chief Financial Officer or our Executive Vice President. The loss of the services of our Chief Executive Officer, President and Chief Financial Officer and our Executive Vice President could seriously harm our business.

Failure to manage growth properly could seriously harm our business.

We have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our business may suffer, which could negatively affect our reputation and demand for our offerings. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. Among other things, this will require us to: implement additional management information systems; further develop our operating, administrative, legal, financial, and accounting systems and controls; hire additional personnel; develop additional levels of management within our company; locate additional office space; maintain and improve coordination among our engineering, product, operations, legal, finance, sales, marketing, and customer service and support organizations; and manage our expanding international operations.

Moreover, as our sales increase, we may be required to concurrently deploy our business infrastructure at multiple additional locations and/or provide increased levels of customization. As a result, we may lack the resources to deploy our products on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver our products in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing customer loyalty is critical to attracting new customers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing customer loyalty will depend on our ability to provide high-quality products which we may not do successfully. If we are unable to maintain and enhance our brand reputation and customer loyalty, our ability to attract new marketplace participants will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

Our retail and online distribution channels compete for customers and sales with many different companies and products that are competitive today and likely to be even more competitive in the future. Accordingly, it is essential that we continue to develop, improve and refine our products and the value propositions that are offered to customers.

We also face competition from other companies that offer equipment. Moreover, as the negative stigma associated with cannabis horticulture diminishes, it is very possible that other better capitalized public and private companies many enter the market and may effectively challenge the value proposition offered by us. These competitors may be able to attract customers more easily because of their financial resources. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies. There can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to maintain significant levels of revenues, or recognize net income, from the sale of our products and services.

We do not anticipate paying dividends in the foreseeable future.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

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We are dependent to some extent on our Chief Technology Consultant for new and improved products.

Our Chief Technology Consultant is GAST. Should GAST or any other participating technology providers be unable to execute their portion of the development effort, new development of exclusive products of Solis Tek or any of its future plans could be delayed until a replacement is found.

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

Our business is dependent on laws pertaining to the cannabis industry, which, in turn, is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act, or the CSA, which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration. Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow the use of medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior United States Department of Justice, or DOJ, Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum, or the Cole Memo, to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo ultimately emphasizes the need for robust state regulation of cannabis. The memorandum “rests on its expectation that state and local governments that have enacted laws authorizing cannabis-related conduct will implement strong and effective regulatory and enforcement systems that will address the threat those state laws could pose to public safety, public health, and other law enforcement interests.” In addition, the Financial Crimes Enforcement Network provided guidelines on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act obligations.

In 2014, the United States House of Representatives passed an amendment, or the Rohrabacher-Farr Amendment, to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the DOJ. The Rohrabacher-Farr Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, a 9th Circuit federal appeals court ruled in United States v. McIntosh that the Rohrabacher-Farr Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. In March 2015, bipartisan legislation titled the Compassionate Access, Research Expansion, and Respect States Act, or the CARERS Act, was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver cannabis in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

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Although these developments have been met with a certain amount of optimism in the cannabis industry, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Farr Amendment has been renewed as part of an omnibus spending bill, in effect through September 30, 2018.

Furthermore, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a written memorandum, or the Sessions Memo, to all U.S. Attorneys stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to cannabis is unnecessary and is rescinded, effective immediately.”

In response to the Sessions Memo, U.S. Attorney Bob Troy for the District of Colorado, the state in which our principal business operations are presently located, issued a statement on January 4, 2018, stating that the United States Attorney’s Office in Colorado is already guided by the well-established principles referenced in the Sessions Memo, “focusing in particular on identifying and prosecuting those who create the greatest safety threats to our communities around the state. We will, consistent with the Attorney General’s latest guidance, continue to take this approach in all of our work with our law enforcement partners throughout Colorado.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we intend to do so in the future, and thus we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change. At such time, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Additionally, as we are always assessing potential strategic acquisitions of new businesses, we may in the future also pursue opportunities that include growing and distributing medical or recreational cannabis, should we determine that such activities are our and our stockholders’ best interest. Any such pursuit would involve additional risks with respect to the regulation of cannabis.

Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of cannabis at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers and tenants. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to our business.

The cannabis industry faces significant opposition, and any negative trends will adversely affect our business operations.

We are substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis. We believe that with further legalization, cannabis will become more accepted, resulting in a growth in consumer demand. However, we cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect our business operations.

Large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the current “cannabis pill” sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on our business.

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We may have claims and lawsuits threatened and/or commenced by or against us, which may result in adverse outcomes.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events. Except as described below, we are not currently a party to any material litigation.

We may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan.

We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute current shareholders’ ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We have limited protection of our intellectual property.

There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

There is minimal active liquid trading market for our common stock.

Our common stock is quoted on the OTCQB. However, there is relatively small active trading market in the our common stock, and we cannot give an assurance that a more active trading market will develop. If a more active market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control, such as:

●	Actual or anticipated variations in our operating results (including whether we have achieved our key business targets, and/or earnings estimates) and prospects;

●	Announcements of technological innovations by us or our competitors;

●	Announcements by us or our competitors of significant acquisitions, business achievements, strategic partnerships, joint ventures, or capital commitments;

●	Additions or departures of key personnel;

●	Introduction of new services by us or our competitors;

●	Sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

●	General market conditions and broader political and economic conditions;

●	Actual or anticipated monetization’s of our patents; and

●	Other events or factors, many of which are beyond our control.

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Our board of directors has the authority to issue up to 20 million shares of “blank check” preferred stock. The issuance of any preferred stock may adversely affect the holders of common stock.

Our Amended and Restated Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our Common Stock. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

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We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We incur costs as a public company which may affect our profitability.

As a public company, we incur significant legal, accounting and other expenses. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly. Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC require changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of shareholders.

Our directors and executive officers own or control a significant percentage of the Common Stock. Additionally, the holdings of our directors and executive officers may increase in the future if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how our other shareholders, including purchasers in the Offering, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

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RISKS RELATED TO THIS OFFERING

There are substantial risks associated with the SEDA, which could contribute to the decline of our share price and have a dilutive impact on our existing shareholders.

The sale of our Common Stock to the Selling Stockholder pursuant to the SEDA will have a dilutive impact on our shareholders. The Selling Stockholder may resell some, if not all, of the shares we issue to it under the SEDA and such sales could cause the market price of our Common Stock to decline. We believe that the Selling Stockholder intends to promptly re-sell the SEDA Shares we sell to it under the SEDA. Such re-sales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to the Selling Stockholder under the SEDA may, to the extent of any such decline, require us to issue a greater number of Common Stock to the Selling Stockholder in exchange for each dollar of such subsequent sale.

Under these circumstances, our existing shareholders would experience a greater dilution. Although the Selling Stockholder is precluded from short sales, the sale of our Common Stock under the SEDA could encourage short sales by third parties anticipating the issuance of additional shares of Common Stock, which could contribute to the further decline of our share price.

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USE OF PROCEEDS

We will not receive proceeds from the sale of the Resale Shares by the Selling Stockholder. However, we will receive proceeds from the exercise of warrants and the sale of the SEDA Shares pursuant to our exercise of the put right offered by the Selling Stockholder under the SEDA Agreement. When we “put” an amount of shares to the Selling Stockholder, the per-share purchase price that the Selling Stockholder will pay to us in respect of the put will be equal to 90% of the lowest volume weighted average price of our Common Stock during the five (5) consecutive Trading Days immediately following the applicable Advance Notice Date.

We expect to use any proceeds that we receive from the Warrant Shares, the Commitment Fee Shares, and the SEDA Shares for working capital and general corporate purposes.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB Market under the trading symbol “SLTK”. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2018

	High	Low
First Quarter	$2.64	$1.08
Second Quarter	$1.55	$0.57
Third Quarter (through August 2, 2018)	$0.81	$0.40

Fiscal Year 2017

	High	Low
First Quarter	$1.39	$0.57
Second Quarter	$3.37	$1.00
Third Quarter	$1.54	$1.02
Fourth Quarter	$2.23	$1.08

Fiscal Year 2016

	High	Low
First Quarter	$1.00	$0.20
Second Quarter	$0.50	$0.50
Third Quarter	$0.50	$0.50
Fourth Quarter	$0.77	$0.25

Holders of Common Stock

As of August 3, 2018, there were approximately 59 shareholders of record holding a total of 44,866,564 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus.

The following discussion and analysis of our financial condition and results of operations is based on the preparation of our financial statements in accordance with U.S. generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Business Overview

We are focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting, plant nutrient products, and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated lighting and nutrient products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Our subsidiary, Solis Tek Inc., a California corporation, was formed in June of 2010. Its operations consist of designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, which limits the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, our Lamp Products, a line of reflectors, high intensity lighting accessories and a potential new line of LED lighting technologies.

We sell our products primarily to retailers in the United States and international markets who specialize in hydroponic horticulture. Currently, we have approximately 500 retail stores in the United States as well as various ecommerce websites that sell our products. We have six full time sales employees and four wholesale distributors who cover U.S., Canada, Spain and the United Kingdom for both retail customers as well as commercial growers in cannabis legal states and countries.

We believe that almost all of the end users that use our products are using the equipment for the growing of cannabis. Currently, there are thirty (30) States and the District of Columbia that have laws and/or regulation that recognize in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada, Maine, Vermont and the District of Columbia have approved the recreational use of cannabis. Many other states are considering legislation to similar effect. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

However, our products can be, and are used for, the hydroponic and indoor growing of other horticultural products, such as hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. We intend to continue to expand and improve our products for use in as many applications as possible and to market our products to the entire indoor horticultural industry as well as other industrial applications that require artificial lighting.

In 2014, STE was incorporated in the State of New Jersey as our wholly-owned subsidiary. STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products. In September 2014, STE leased a 10,160 square foot office and warehouse facility in South Hackensack, New Jersey. The South Hackensack facility was closed in June 2018 as part of our effort to consolidate distribution out of our warehouse in Carson, California.

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Our ballast products are produced in China under a proprietary manufacturing agreement. Our Lamp Products including lamps and ancillary products and equipment are manufactured to our specifications under proprietary product control and to our designs, in China.

Results of Operations

Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017.

Revenue and Cost of Goods Sold

Revenue for the three months ended March 31, 2018 and 2017 was $1,011,749 and $2,901,826, respectively, a decrease of $1,890,077 or 65%. The decrease was due to several negative factors during the first quarter of 2018, as compared to the first quarter of 2017.

Such factors included, market instability and uncertainty, reports of over-capacity and price declines at the wholesale level. U.S. Attorney General Jeff Sessions messaging, the Administration’s stance and announcements regarding the enforcement of cannabis laws, particularly the rescinding of the Cole Memorandum and giving the Federal US Attorneys “free-reign” as to enforcement priorities set a very negative tone and caused hesitation from buyers in the cannabis industry. Industry-wide build-outs slowed and were pushed-out.

Specific reasons to beset to us, included a change at the Chief Executive Officer level and change of message and direction. We had previously been a retail driven company servicing our 500+ hydro-stores targeting the home and hobbyist growers. We restructured its sales force to five nationwide commercial cultivation account managers and had to re-program the sales team, change pricing and change marketing strategies. Its recent shift to convert to a commercial mindset, also altered its inventory strategy to longer fulfillment and lead times.

Cost of sales for the three months ended March 31, 2018 and 2017, was $533,925 and $1,781,304, respectively. Gross profit for the three months ended March 31, 2018 and 2017, was $477,824 and $1,120,522, respectively. The decrease in gross profit of $642,698, or 57% was primarily due to our decrease in revenue. As a percentage of revenue, gross profit for the three months ended March 31, 2018 was 47% compared to 39% for the three months ended March 31, 2017. The increase in gross profit percentage was due to the change in product mix sold.

Selling, General and Administrative Expenses

Selling, general and administrative, or SG&A, expenses for the three months ended March 31, 2018 and 2017 was $3,448,271 and $4,764,655, respectively, a decrease of $1,316,384 or 28%. For the three months ended March 31, 2018, stock-based compensation expense decrease $1,857,866 to $1,780,288, compared to $3,638,154 for the prior year period. Excluding stock-based compensation expense, our SG&A increased $541,482 due to the recording of a $449,000 severance obligation to our former Chief Executive Officer, and $92,482 in increased operating expenses to support our operations.

Research and Development Expenses

Research and development, or R&D, expenses for the three months ended March 31, 2018 and 2017 was $51,878 and $82,770, respectively, a decrease of $30,892 or 37%. The decrease in R&D expenses was primarily due to decreased employee compensation and royalty expense.

Other Income and Expenses

Other income for the three months ended March 31, 2018 was $2,651,620 as compared to other expense of $24,171 for the three months ended March 31, 2017. The increase in other income was due to the recording of a gain on the extinguishment of derivatives of $674,254, a gain on the change in fair value of derivative liability of $2,630,052, and financing costs of $607,717, all of which did not exist during the prior year period. Interest expense increased over the prior year period by $20,798 due to our increase in borrowings.

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Net Loss

Net loss for the three months ended March 31, 2018 was $370,705 compared to net loss of $3,751,987 for the three months ended March 31, 2017. The decrease in net loss was due to the increase in other income and expenses, decreased operating expenses, offset by decreased revenues and gross profit as discussed above.

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Revenue and Cost of Goods Sold

Revenue for the years ended December 31, 2017 and 2016 was $8,975,840 and $8,563,751, respectively, an, increase of $412,089, or 5%. The increase was primarily due to more market penetration within our hydroponic customers and commercial facilities during 2017, as compared to 2016.

Cost of goods sold for the years ended December 31, 2017 and 2016, was $5,830,568 and $5,439,982, respectively. Gross profit for the years ended December 31, 2017 and 2016, was $3,145,272 and $3,123,859, respectively. The increase in gross profit of $21,413 or 1% was primarily due to increase in revenue. As a percentage of revenue, gross profit for years ended December 31, 2017 and 2016, was 35.0% and 36.5%, respectively. The decrease in gross profit percentage was due to product mix.

Selling, General and Administrative Expenses

SG&A expenses for the years ended December 31, 2017 and 2016 was $11,804,322 and $3,173,851, respectively, an increase of $8,630,471 or 272%. Included in the increase in SG&A expenses was an increase in stock-based compensation expense of $6,342,596. Excluding the increase in stock-based compensation expense, SG&A increased $2,287,875 due to an increase in payroll, professional fees, consulting, marketing, and other operating expenses to support our current business objectives.

Research and Development Expenses

R&D expenses for the years ended December 31, 2017 and 2016 was $231,770 and $370,625, respectively, a decrease of $138,855 or 37%. The decrease in R&D expenses was primarily related to the timing and scope of R&D projects as compared to the same period of last year.

Other Income and Expenses

Other expenses, net, for the years ended December 31, 2017 and 2016 was $5,123,753 and $117,293, respectively, an increase of $5,006,460. The increase in other income and expenses was due to the recording of financing costs of $2,353,234 and the change in fair value of derivative liability of $2,545,918, all of which did not exist during the prior year period. Interest expense increased over the prior year period by $128,409 due to increase in borrowings.

Net Loss

Our net loss for the years ended December 31, 2017 and 2016 was $14,021,728 and $538,710, respectively, an increase of $13,483,018. The increase in net loss was due to the increase in gross profit offset by increases in operating expenses and other income and expenses as discussed above.

Liquidity and Capital Resources

Cash flows used in operating activities

During the year ended December 31, 2017, we used $2,060,576 in operating activities, compared to cash provided by operating activities of $580,634 during the year ended December 31, 2016. During the year ended December 31, 2017, cash flow was impacted by our net loss, excluding non-cash expenses, and the change in our working capital accounts as compared to the same period prior year.

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During the three months ended March 31, 2018, we used cash in operating activities of $1,404,749, compared to cash used in operating activities of $532,252 during the three months ended March 31, 2017. During the three months ended March 31, 2018, cash was primarily used to fund our operating loss.

Cash flows used in investing activities

During the years ended December 31, 2017 and 2016, we used $3,200 and $8,185 in cash from investing activities to purchase property and equipment, respectively.

During the three months ended March 31, 2018 and 2017, we used $0 and 3,200, respectively, in cash from investing activities to purchase property and equipment.

Cash flows provided by financing activities

During the year ended December 31, 2017, we incurred a net loss of $14,021,728 and used cash in operations of $2,060,576 and had a stockholders’ deficit of $6,326,189 as of December 31, 2017.

During the three months ended March 31, 2018, we generated cash from financing activities of $1,659,359 compared to cash provided by financing activities of $674,606 for the three months ended March 31, 2017. During the three months ended March 31, 2018, we raised $1,068,000 from a private placement offering, raised $941,996 from the exercise of warrants, made payments of $345,000 on its notes payable to related parties, and made payments on loans payable and capital lease obligation totaling $5,637. During the three months ended March 31, 2017, we raised a $400,000 through an issuance of common stock, received proceeds from notes payable to related parties of $300,000, of which $20,000 was used to pay notes payable to related parties, and made payments on loans payable and capital lease obligation totaling $5,394.

During the three months ended March 31, 2018, we incurred an operating loss of $3,022,325, used cash in operations of $1,404,749 and had a stockholders’ deficit of $1,287,907 as of March 31, 2018. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date of the financial statements being issued. Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

As of December 31, 2017, we had cash on hand in the amount of $967,943. We raised an additional $2,010,000 from January 2018 through March 2018 through the sale of our debt and equity securities. As of March 31, 2018, we had cash on hand in the amount of $1,222,253. Management estimates that the current funds on hand will be sufficient to continue operations through December 2018. Our continuation as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Historically, we have financed our operations primarily through private sales of common stock, a line of credit, loans from a third party financial institutions, related parties, and operations. We anticipate that our primary capital source will be positive cash flow from operations commencing third quarter 2019. If our sales goals do not materialize as planned, we believe that we can reduce its operating costs and achieve positive cash flow from operations. However, we may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Notes Payable

On July 1, 2012, we entered into a notes payable agreement with Lydia Hao, who is the mother of Alvin Hao, our executive vice president and a director. The maximum borrowings allowed under the note are $200,000. Through December 31, 2013, the note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the note was reduced to 8% per annum. The note is due 30 days after demand. Amounts owed on the note balance were $195,000 at December 31, 2017 and 2016. Subsequent to December 31, 2017, the Company made payments of $195,000 and the note was retired.

On May 9, 2016, we also entered into notes payable agreements with Alan Lien and Alvin Hao, each an officer and director, to borrow $300,000 under each individual note. Pursuant to the terms of each of these agreements, we borrowed $300,000 from each of Alan Lien and Alvin Hao. The notes accrue interest at a rate of 8% per annum, are unsecured and were due on or before May 31, 2018. A total of $600,000 was due on the combined notes at December 31, 2017 and 2016.

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In February 2017, we executed two separate promissory notes and borrowed $300,000 from the relatives of one of our directors. The notes are unsecured, payable on demand and carry an interest rate of 14% per annum. A total of $300,000 was outstanding on the combined notes at December 31, 2017. Subsequent to December 31, 2017, the Company made payments of $300,000 and the notes were retired.

We also entered into note agreements with the parents of one of our officers and shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $50,000 was due on the loans as of December 31, 2017 and 2016, respectively. Subsequent to December 31, 2017, the Company made payments of $10,000, leaving a balance due of $40,000.

As of December 31, 2017 and 2016, we also owed Alan Lien and Alvin Hao an additional $146,534 and $134,088, respectively. Included in the balances were short-term loans from Alan Lien and Alvin Hao to the us totaling $3,297 and $3,297 as of December 31, 2017 and 2016, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable described above, which totaled to $65,222 and $68,472 at December 31, 2017 and 2016, respectively. Also included is $29,580 and $62,319 of unpaid compensation, which was owed to Alan Lien and Alvin Hao at December 31, 2017 and 2016, respectively. Subsequent to December 31, 2017, payments of $68,106 were made and additional accrued interest was added of $39,782.

Proceeds from exercise of Warrants

Subsequent to December 31, 2017, and through the date the financial statements were available to be issued, we received $1,437,000 in proceeds on the exercise of 1,306,360 warrants.

Private Placement Offerings

During the year ended December 31, 2017, we raised a total of $455,000 through an issuance of 511,957 shares through a Private Placement Offering to accredited investors pursuant to Regulation D. On September 3, 2017, the Company closed the Private Placement Offering.

Subsequent to December 31, 2017, we raised a total of $1,068,000 through an issuance of 821,538 shares through a Private Placement Offering to accredited investors pursuant to Regulation D.

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In October 2017, we engaged Garden State Securities to develop potential accredited investors to participate in a private offering to raise up to $3,000,000 in convertible Preferred Series A stock. Each unit consisted of (i) three shares of our Series A Convertible Preferred Stock, or the Series A, and (ii) a warrant to purchase 1,936 shares of our common stock at $1.25 per share. Each Series A share is convertible into 1,000 shares of our common stock. The minimum subscription amount was 84 Units for $252,000, at $3,000 per unit. The purchasers of the Series A have registration rights to have us register the underlying common shares. On October 24, 2017 an accredited investor, FirstFire Global Opportunity Fund LLC, purchased 117 Units which consisted of 117 Series A and Warrants to purchase 283,140 shares of common stock for $351,000. We received a total of $295,410 after fees and expenses. The conversion price of the stock is the lower of $1.00 or a potential 20% discount to the market price at the date of conversion. On November 8, 2017, we terminated the Unit offering. Subsequently, per the terms of the agreements, we issued an additional 168,860 cash warrants at $1.10 per share. Subsequent to December 31, 2017, we issued 168,860 shares of its common stock from the conversion of warrants, at $1.10 per share, resulting in proceeds of $185,746, and issued 368,550 shares of common stock on the conversion of 351 shares of Series-A preferred shares.

On November 8, 2017, we issued a secured convertible debenture, or the Note, to the Selling Stockholder in the principal amount of $1,750,000 with interest at 5% per annum (15% on default) and due eighteen (18) months from closing. The Note is secured by all of our and our subsidiaries, STI, STE and Zelda’s, assets, as evidenced by a security agreement. The Note is convertible into shares of our common stock at $1.00 per share, or the Conversion Price. The Conversion Price may be adjusted by the Selling Stockholder on the earlier of (a) the 90-day anniversary of the closing with effectiveness of a registration statement or (b) the 180-day anniversary of the closing to a 20% discount to the lowest daily VWAP over the prior 10 trading days, if lower than $1.00 per share, or the Ownership Cap. Subject to the Ownership Cap, the Note will automatically convert if our stock has traded 250% above the Conversion Price for a period of 20 consecutive trading days provided that the shares can be sold pursuant to an effective registration statement or Rule 144 without any limitations, and our common stock has an average daily trading value of $350,000 per day for a period of 20 consecutive trading days. We will repay the outstanding principal of the Note in equal installments of $250,000 per month starting on the 270-day anniversary of the closing date either in cash by paying the installment amount plus the Redemption Premium or in kind through conversion into free trading common stock at a price equal to the less of (i) the Fixed Conversion Price, or (ii) a 20% discount to the lowest daily VWAP of the Common Stock during the 10 trading days prior to the payment date (or any combination of cash and stock). We will not be required to make a monthly amortization payment if the 10-day lowest VWAP is at or above 125% of the then effective Conversion Price. The Selling Stockholder will have the option to defer any monthly amortization payment to the maturity date at is sole discretion. The stock component of each monthly amortization payment will be limited to 300% of the average daily dollar traded value over the previous 10 trading days. We may redeem in cash amounts owed under the Note prior to the maturity date by provided The Selling Stockholder with 10 business days advance note provided that the common stock is trading below the conversion price at the time of the redemption note. We shall pay the redemption premium equal to the percentage of the principal amount being redeemed as follows: 10% for first 180 days following the closing, 15% for day 181 to 360 following the closing; and 20% for day 361 to the maturity date. We issued to the Selling Stockholder, five-year warrants to purchase up to 1,137,500 shares of our common stock at an exercise price of $1.10 per share. We paid 5% of aggregate funding as commitment fee to the Selling Stockholder and $15,000 towards due diligence and structuring fee. We netted $1,647,500 after fees and expenses. Subsequent to December 31, 2017, the Selling Stockholder notified us in writing that it elected to convert all remaining outstanding principal and interest accrued and otherwise payable under the debenture, which included the conversion of $1,750,000 of principal and $38,082 of interest. Upon the conversion of the debenture, we issued an aggregate of 1,788,082 shares of our Common Stock to the Selling Stockholder. Upon the conversion, the debenture and the security agreement were both terminated in accordance with their respective terms effective as of April 18, 2018, and all security interest and liens under the security agreement were released and terminated. As of August 3, 2018, all of the warrants have been exercised.

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On May 10, 2018, the Company entered in to a Securities Purchase Agreement with YA PN II, LLC, pursuant to which the Company sold and issued the following:

(a)	500,000 Shares for a consideration of $500,000;

(b)	A warrant, or Warrant #1, to purchase 1,000,000 Warrant Shares at an exercise price of $1.50 per share for a term expiring on May 10, 2023;

(c)

A warrant, or Warrant #2, purchase 2,250,000 shares of common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #2 for a purchase price of $0.03 per share so purchased if and only if the average volume weighted average price, or VWAP, (as reported by Bloomberg, LP) of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #2 on the terms set forth in Warrant #2 if and only if the average VWAP of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(d)	A warrant, or Warrant #3, to purchase 2,250,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #3 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #3 on the terms set forth in Warrant #3 if and only if the average VWAP of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(e)	A warrant, or Warrant #4, to purchase 2,000,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #4 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $1.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase the Shares of Common Stock underlying Warrant #4 on the terms set forth in Warrant #4 if and only if the average VWAP of our Common Stock is greater than $2.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(f)	A Secured Promissory Note, or the Note, in the amount of $1,500,000. The Note bears interest at the rate of 8% per annum and has a maturity date of February 9, 2019. The Note is secured by all of our assets.

In connection with the Purchase Agreement, we executed: (i) a registration rights agreement, or the Registration Rights Agreement, pursuant to which we are required to file a registration statement with the SEC for the resale of certain of the shares of common stock that have been or may be issued to the Selling Stockholder under the Purchase Agreement and (ii) a Global Guaranty Agreement pursuant to which we and all of our subsidiaries, guaranteed the repayment of the Note; and (iii) a Security Agreement pursuant to which we and all of our subsidiaries pledged all of our assets as collateral for the repayment of the Note.

Critical Accounting Policies

The SEC defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Loss per Share Calculations

Basic earnings per share are computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed by dividing the net income applicable to common stock holders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period.

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For the three months ended March 31, 2018, options to acquire 3,000,000 shares of common stock, warrants to acquire 900,000 shares of common stock, and 1,947,826 shares to be issued upon conversion of our convertible notes and preferred stock have been excluded from the calculation of weighted average common shares, as their effect would have been anti-dilutive. For the three months ended March 31, 2017, options to acquire 3,000,000 shares of common stock have been excluded from the calculation of weighted average common shares outstanding at March 31, 2017, as their effect would have been anti-dilutive.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts, reserves for inventory obsolescence, valuing equity instruments issued for services and valuation allowance for deferred tax assets, among others. Actual results could differ from these estimates.

Revenue Recognition

In September 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09 (ASU No. 2014-09) regarding revenue recognition. The new standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. generally accepted accounting principles. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services. The ASU became effective January 1, 2018. Due to the nature of the products sold by us, the adoption of the new standard has had no quantitative effect on the financial statements. However, the guidance requires additional disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized.

We recognize revenue upon shipment of our products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to our products primarily is transferred to the customer once the product is shipped from our warehouses. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

Under the new guidance, revenue is recognized when control of promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We review its sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control and performance obligations are satisfied.

All products sold by us are distinct individual products and consist of advanced energy efficient indoor horticulture lighting, plant nutrient products, and ancillary equipment. The products are offered for sale as finished goods only, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

We do not offer a general right of return on any of its sales and considers all sales as final. We generally provide a three-year warranty on its ballasts. However, we do not maintain a warranty reserve as we are able to chargeback our vendors for all warranty claims. As of March 31, 2018, and December 31, 2017, we recorded a reserve for returned product in the amount of $107,699 and $112,339, respectively, which reduced the accounts receivable balances as of those periods.

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Concentration Risks

We maintain the majority of its cash balances with one financial institution, in the form of demand deposits. At March 31, 2018 and December 31, 2017, we had cash deposits that exceeded the federally insured limit of $250,000. We believe that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

We operate in markets that are highly competitive and rapidly changing. Significant technological changes, shifting customer needs, the emergence of competitive products or services with new capabilities, and other factors could negatively impact our operating results. State and federal government laws could have a material adverse impact on our future revenues and results of operations.

Our products require specific components that currently are available from a limited number of sources. We purchase some of its key products and components from single vendors. During the three months ended March 31, 2018 and 2017, its ballasts, lamps and reflectors, which comprised the majority of our purchases during those periods, were each only purchased from one separate vendor. The ballast vendor is a former related party (see Note 4).

We perform a regular review of customer activity and associated credit risks and does not require collateral or other arrangements. Two customers accounted for 19% and 17% of our revenue for the three months ended March 31, 2018, and as of March 31, 2017, one customer accounted for 12% of our revenue. Shipments to customers outside the United States comprised 3.8% and 0.3% for the three months ended March 31, 2018 and 2017, respectively.

As of March 31, 2018, two customers accounted for 16.9% and 18.6%, respectively, of our trade accounts receivable balance, and as of December 31, 2017, four customers accounted for 17.1%, 14.8%, 14.5% and 14.3%, respectively, of the our trade accounts receivable balance.

Fair Value measurements

We determine the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. We use a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.
●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, accounts receivable, inventories, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments.

The fair value of the derivative liabilities of $2,808,041 and $7,415,000 at March 31, 2018 and December 31, 2017, respectively, were valued using Level 2 inputs.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

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Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are in the process of evaluating the impact of ASU 2016-02 on our financial statements and disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. We are currently evaluating the impact of the adoption of ASU 2017-11 on our financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on our assessment of the collectability of customer accounts. We regularly review the allowance by considering factors such as historical experience, the age of the accounts receivable balances, credit quality, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

Inventories

We provide inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

Overview of Business

We are focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting, plant nutrient products, and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated lighting and nutrient products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Our subsidiary, Solis Tek Inc., a California corporation, was formed in June of 2010. Its operations consist of designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, which limits the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, our Lamp Producets, a line of reflectors, high intensity lighting accessories and a new line of LED lighting technologies.

We sell our products primarily to retailers in the United States and international markets who specialize in hydroponic horticulture. Currently, we have approximately 500 retail stores in the United States as well as various ecommerce websites that sell our products. We have six full time sales employees and four wholesale distributors who cover U.S., Canada, Spain and the United Kingdom for both retail customers as well as commercial growers in cannabis legal states and countries.

We believe that almost all of the end users that use our products are using the equipment for the growing of cannabis. Currently, there are thirty (30) States and the District of Columbia that have laws and/or regulation that recognize in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada, Maine and the District of Columbia have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of July 30, 2015, the policy and regulations of the Federal government and its agencies is that cannabis has no proven medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

However, our products can be, and are used for, the hydroponic and indoor growing of other horticultural products, such as hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. We intend to continue to expand and improve our products for use in as many applications as possible and to market our products to the entire indoor horticultural industry as well as other industrial applications that require artificial lighting.

In 2014, STE was incorporated in the State of New Jersey as our wholly-owned subsidiary. STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products. In September 2014, STE leased a 10,160 square foot office and warehouse facility in South Hackensack, New Jersey. Also, in 2014, GrowPro was incorporated in the State of California as our wholly-owned subsidiary. GrowPro was formed to develop and sell plant nutrients to help expand the market reach and maximize our revenue potential. In July of 2017, we changed the name of GrowPro to Zelda Horticulture, Inc. Zelda is sharing our facility in Carson, CA.

Our ballast products are produced in China under a proprietary manufacturing agreement. Our Lamp Products including lamps and ancillary products and equipment are manufactured to our specifications under proprietary product control and to our designs, in China.

License Agreement

In May of 2015, we entered into an Amended and Restated License Agreement with GAST, pursuant to which we agreed to pay GAST a minimum royalty of $100,000 per year plus 7% of sales of products licensed by GAST to us over a fixed amount of licensed products sale per calendar year. In 2017 and 2016, we owed an additional $45,595 and $41,490, respectively under the amended agreement. The License grants us an exclusive world-wide license to produce, manufacture, have manufactured, use, import, sell, market, distribute and sell the products and systems and any further products and systems that may be developed by the Licensor for use in the horticulture and hydroponic industries. Such products include our “Single Ended: and “Double Ended” metal halide digital lamps.

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The Cannabis Industry and Government Regulation

Currently, there are thirty (30) States plus the District of Columbia, Guam, and Puerto Rico that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada, Vermont, Maine as well as the District of Columbia, have recently approved the recreational use of cannabis. The State laws are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The Trump Administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by State-designated laws allowing the use and distribution of medical cannabis a and we do not have a clear reading from possible changes in the Trump Administration. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Indoor Lighting Industry

Light and plant growth

Light is essential for plant growth. Natural sunlight is the cheapest source available, but for horticulture it is not always attainable in sufficient quantities due to weather and other climate challenges. Therefore, the uses of artificial or alternative light sources have become very common in order to increase production and quality predominantly in indoor or greenhouse environments. Plants have a completely different sensitivity to light spectrum than humans. Every plant has their own sensitivity and receptivity for colors and intensity of light. Using these alternate light sources for plants, effective light recipes are essential to obtain the optimal results in plant production.

Grow lights

A grow light or plant light is an artificial light source, generally an electric light, designed to stimulate plant growth by emitting an electromagnetic spectrum appropriate for photosynthesis. Grow lights are used in applications where there is either no naturally occurring light, or where supplemental light is required. For example, in the winter months when the available hours of daylight may be insufficient for the desired plant growth, lights are used to extend the time the plants receive light.

Grow lights either attempt to provide a light spectrum similar to that of the sun, or to provide a spectrum that is more tailored to the needs of the plants being cultivated. Outdoor conditions are mimicked with varying color, temperatures and spectral outputs from the grow light, as well as varying the lumen output (intensity) and PAR output of the lamps. Depending on the type of plant being cultivated, the stage of cultivation (e.g., the germination/vegetative phase or the flowering/fruiting phase), and the photoperiod required by the plants, specific ranges of spectrum, luminous efficacy and color temperature are desirable for use with specific plants and time periods.

Specially designed artificial light sources can improve diverse growth parameters. These all depends on several factors, like crop, environmental circumstances, light recipe and many more. The following is a list of benefits that can be achieved with specially designed artificial lighting:

●	Increased production and yield

●	Increased aromatic flavor and higher potency

●	Shortening of the total growth cycle

●	Better plant uniformity

●	Better space utility

●	Improved plant quality

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●	Energy savings

●	Better germination rate

●	Higher multiplication factor

●	Higher survival rate in rooting

●	Improved/controlled stretching process

●	Accelerated hardening phase

Hydroponics

The great majority of our customers are retailers that specialize in Hydroponics and sell our products to Hydroponic enclosed farm and grower operators. Hydroponics is a method of growing plants in mineral nutrient solutions, in water, without soil. Terrestrial plants may be grown with their roots in the mineral nutrient solution only or in an inert medium, such as polite, gravel, expanded clay pebbles or coconut husks.

Some of the reasons why hydroponics is being adapted around the world for plant production are the following:

●	No soil is needed for hydroponics.

●	The water stays in the system and can be reused - thus, a lower water requirement.

●	It is possible to control the nutrition levels in their entirety; thus, lower nutrition requirements.

●	No nutrition pollution is released into the environment because of the controlled system.

●	Stable and high yields.

●	Pests and diseases are easier to get rid of than in soil because of the container’s mobility.

●	Ease of harvesting.

●	No pesticide damage.

Our Business Strategy

Due to the expected increase in the number of States where the use of cannabis, both for medical and recreational use is being legalized, we intend to take advantage of what we believe is our premium brand image within the cannabis farming and growing community. We believe that as participation in the cannabis farming industry grows, in order to supply increasing demand caused by legalization, our Solis Tek brand equipment will be sought out by existing and new cannabis farms and commercial businesses. Our strategy is to maintain and increase our market share by expanding our marketing efforts and by introducing new and improved lighting technology to help the industry become more efficient. In addition, we have started to market and sell a new line of plant nutrients and fertilizers through Zelda to help expand our market reach and maximize our revenue potential. Additionally, we are aggressively pursuing opportunities within the cannabis sector for expansion of our product offerings, or compatible opportunities to represent other products to the retail and commercial trade.

Products

Digital Lighting Controller

The Solis Tek Digital Lighting Controller is a temperature monitoring control system which was specifically designed for commercial cultivation. A single controller can run up to 300 lights with 150 lights per zone and contains such features integrated temperature sensors, custom sunrise and sunset modes, data log tracking, and cloud cover simulation. The controller has been rigorously tested in multiple garden environments and has been specifically designed for both commercial grows and large gardens. The data log tracks garden activity and events with options to run up to two independent light zones, each with their own customized sunrise, sunset, and cloud modes. The controller includes high temperature auto-dim and shut off prevention systems to prevent systems overheating.

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Ballasts

Ballasts provide the proper starting voltage, operating voltage and current to the lamp to initiate and sustain its arc. High Intensity Discharge (HID) lamps have negative resistance, which causes them to draw an increasing amount of current; hence, they require a current-limiting device. The ballast provides the following functions:

It provides starting voltage and, in some cases, ignition pulses. All ballasts must provide some specific minimum voltage to ignite the lamp. In the case of pulse start lamps, an additional high voltage pulse is needed to ionize the gases within the lamp. These pulses are superimposed near the peak starting voltage waveform; it regulates the lamp’s current and power. The ballast limits the current through the lamp once it has started. The ballast’s current is set to a level that delivers the proper power to the lamp. In addition, the ballast regulates the lamp’s current through the range of typical line voltage variations, thereby keeping the lamp’s power fairly stable to maximize the lamp’s life and performance and; it provides appropriate sustaining voltage and current wave shape to achieve the lamp’s rated life. The ballast provides sufficient voltage to sustain the lamp as it ages. Solis Tek ballasts come in a variety of voltage settings to conform to the consumer needs.

Solis Tek Digital Ballasts were designed to work with our exclusive “Ignition Control” sequential lamp ignition, and “SenseSmart”, self- diagnostic safety systems. Solis Tek Digital Ballasts are software based, that makes our ballasts more versatile and enables us to incorporate special features such as sequential ballast ignition technology and SenseSmart technologies that ignites metal halide lamps one at a time based on load stability. Ignition Control is a main feature of our ballasts that comes as a standard feature in all of our ballasts. The exclusive Ignition Control assures that no matter how many lamps are contained in a lighting array attached to one power source, only one lamp will turn on at a predetermined time. This technology (not a randomized ignition startup) detects the voltage and amperage frequencies of the electrical circuit and ignites an array of metal halide or sodium lamps when the load for each lamp is most stable. The use of our technology prevents surges and spikes in electrical environment in which an array of ballasts operates and also prevents the overloading of circuit breakers.

Our SenseSmart self-diagnosing system feature enables our ballasts to internally safety check for over/under voltage, overheating, open circuits, short circuits and more. SenseSmart will recognize an unsafe condition and take pre-determined actions to alleviate the safety issue.

We offer a line of remote ballasts that include: 400W 120/240V, 600W 120/240V, 1000W 120/240V, 1000W 120/240V with remote control and timer, 1000W 240V only, and 1000W 277V.

A1 1000W Complete Fixture

Beginning in 2015, we introduced a new A1 complete fixture equipped with ballast, reflector, and double ended lamp.

Digital Lamps

Metal halide lamps are a type of HID (High Intensity Discharge) lamp; mercury vapor and high-pressure sodium lamps are also HID lamps. Light is generated by creating an arc between the two electrodes located inside the inner arc tube. The inner arc tube is typically made of quartz, and this is a very harsh environment, with high temperatures approaching 1000°C and pressures of 3 or 4 atmospheres. To start a metal halide lamp, a high starting voltage is applied to the lamp’s electrodes to ionize the gas before current can flow and start the lamp.

Solis Tek Digital Lamps are designed to be specifically tuned and matched with Solis Tek Digital Ballasts. Our lamps feature color enhanced full balanced spectrums, prolonged lamp life , less depreciation of lumen output over time, and precise gas combinations for increased blues, reds, and ultra violet output. Our Lamps emit a full spectrum of light tuned specifically for particular types of plants. As well, our lamps provide ample Ultra Violet light that plants thrive upon. We have designed our lamps using special low iron glass envelopes so as to prevent the blockage of the full spectrum of light that our lamps are designed to provide. Using Solis Tek lamps, growers can expect superior photo-chemical reactions, proper UV balance, advanced HID lamp designed especially for plant growth, plant quality, and plant yield.

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We offer a select variety of light color spectrums in both High Pressure Sodium (HPS), Metal Halides (MH), and Ceramic Metal Halides (CMH).

LED Technology

LED (light emitting diode) lighting supports sustainable design in several ways. It uses less energy than most other types of lamps, produces less heat, lasts longer (which means less frequent replacement and therefore reduced waste), is mercury-free, and is housed in special semi-conductor “chips” designed for easier configuration, disassembly, and recycling.

In our ongoing research and development program, we have designed and are developing our next generation of high intensity lighting. Our LED technology, unlike other LED lighting sources, uses an advanced UV (Ultra Violet) diode phosphor combination to make our high intensity LED based lighting systems. Our LED systems should be available in the same light spectrums as our current HID lamps. Our design will emit lighting equivalent to the high-pressure sodium spectrum and ultra-violet spectrums and eliminate the inadequacies of current LED offerings to the horticultural industry i.e.: a) low intensity; b) lack of proper spectrum for particular plants; and c) longevity. Our LED “chips” will provide, from one LED, a full spectrum of light that mimics sunlight, as compared to other LED manufacturers of LEDs who provide arrays of several color specific LEDs in an attempt to cover the full light spectrum.

LED lighting produces significantly less heat than conventional HID and HPS lamps, so growers can control their greenhouse climate more accurately. Less heat also means more effective use of light, for example by increasing light levels, extending lighting periods, or by using LED light in greenhouses on warmer days without having to ventilate. Less heat also means you can place the light source closer to plants, reducing light loss. We intend to bring our LED lighting solutions to market in 2018.

Solis Tek Reflectors

Our line of “Reflectors” is designed for use with our digital ballasts and lamps. However, they additionally have standard sockets so that lamps and ballasts manufactured by others may also be used. Each Reflector features air cooling, heavily tinned wiring, low iron glass for less filtering of light, and utilize highly reflective aluminum to reflect light in the desired direction.

We offer five different variations and sizes of Reflectors.

Plant Nutrients and Fertilizers

Zelda has developed “Terpenez™” which is a proprietary product formulated from all organic botanical extracts and is designed to assist plants with processes associated with oil and resin production. Terpenez is all natural and has organic inputs aimed at enhancing the aromatics of cannabis cultivation. Zelda commenced test marketing Terpenez in late 2016 and had rolled out the product regionally across the USA in 2017. In 2017, Zelda had almost doubled sales over 2016 in nutrient sales.

Terpenez, the first product in our launch into the approximately $32 billion nutrient/additive sector of the greenhouse and growing business, leads a new class of horticultural products aimed at enhancing the cannabis aromatic experience and intensity. It does not contain cannabis derived terpenes within, instead it is made from the finest natural components available and is specifically formulated to assist the cannabis plant with processes associated with oil and resin production and naturally enhances the cannabis plant’s terpene profile. The formula provides essential oil-bearing plants with both precursors (i.e. metabolic building blocks, trace elements, etc.) and readily available bio-identical plant compounds aiming to increase overall essential oil production and intensity. It is the first product of its kind to deliver plant nutrients to cannabis cultivating customers with a fully plant derived 0-0-0 (Nitrogen, Phosphate, and Potassium free) product. Independent bioanalytical testing laboratory analysis was conducted and determined the level of heavy metals to be below the EPA’s detection limit. Terpenez is used to increase the value of cannabis crops through the intensification of oil production, which has results in a significant improvement in flavor and aroma. Terpenez is unique to our family of products in that it is intended for daily use as a nutrient additive to the cannabis grow, and is available through the over 500+ retail hydroponic stores and online retailers throughout the USA and Europe.

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We plan to extensively develop additional nutrient products within the Zelda line and expect these products to flourish in an environment of lighter regulatory controls at both the State and Federal level. We are under discussion to additionally add to the product line via custom blending in third-party laboratories under our proprietary formulations.

Additionally, we signed an exclusive Distributor Agreement in March 2018 with Torus Hydro, a California based manufacturer of a pH stabilizer that automatically balances the pH of a hydroponic nutrient feed. Their proprietary capsule keeps the ideal range of pH in a growers feed system for optimal nutrient absorption. This capsule uses next generation ionization technology to eliminate pH swing that inhibits plant growth and weakens the plants immune system. We believe this is the perfect “razor and blades model”, since a customer who purchases the capsule will necessarily need to repurchase the complementary recharging solution for each new grow (approximately 12 weeks).

Marketing

We currently market our products directly and through distributors, to hydroponic retailers through direct contacts, on-line email advertising, social media, trade magazine advertising, trade show promotions, and cross-promotional offerings. Our officers, along with six retail and commercial sales representatives and four distributors, are engaged in marketing our products. Our primary brand-building marketing efforts are directed through a New York City based national firm who also coordinates our public relations efforts. In addition, we work with a select few wholesale distributors who cover parts of the United States, Canada, Spain and the United Kingdom. Approximately 3% and 5% of our revenues were derived from non-U.S. sources in 2016 and 2017, respectively.

Manufacturing and Supply

All of our current lighting products are manufactured to our specifications in China. We currently rely upon one manufacturer and supplier of our ballast products. We continue to evaluate and upgrade our China manufacturing specifications and relationships and believe that the prices charged by these suppliers are industry-wide competitive. All of our other lighting products, including our lamps, are manufactured and supplied by third-party suppliers.

Our reliance upon manufacturers and suppliers located in China, subjects us to various political, economic, and other risks and uncertainties inherent in importing products from this country, including among other risks, export/import duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations. There can be no assurance that if there were an interruption of our supply lines from China, that we would be able to quickly find replacement suppliers of our products domestically, or from other countries, and even if we found replacement suppliers, that we would be able to obtain the products at the quality and prices we currently pay which is why our founders continue to develop alternate relationships in China light and ballast manufacturing.

Our Terpenez nutrient products are formulated in our facility in Carson, CA under the strictest of manufacturing protocols. We intend to develop additional nutrient lines using local state-of-the-art processing labs in southern California under our proprietary formulations. Given the regulatory environment and intense scrutiny and testing required by both State and Federal agencies, we believe staying the course with natural, organic, and heavy-metal free ingredients will allow Zelda to provide substantial growth and opportunity within the industry.

Technology and Development

We have entered into an agreement, or the GAST Agreement, with GAST pursuant to which GAST will provide design, supply and engineering services to us as well as exclusively license certain products to us for the horticultural industry, including all digital lighting products developed by GAST. The GAST Agreement gives us the exclusive right to manufacture, market and distribute all of the licensed technology.

The GAST Agreement provides that we will pay to GAST a minimum royalty at the rate of $100,000 per year, commencing on the date of the GAST Agreement, plus seven per cent (7%) of all net sales in excess of a fixed amount per calendar year.

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Intellectual Property

We own a number of trademarks and rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We rely on copyright laws to protect copy on our web site, www.solis-tek.com, and all marketing materials.

We own the trademark for our proprietary product “Terpenez”.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Government Regulation

Almost all of the end users of our products have used our products for the growing of cannabis. Currently, there are twenty-nine States plus the District of Columbia, Guam, and Puerto Rico that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, California, Massachusetts, Alaska, Nevada, Oregon, Maine, Vermont and the District of Columbia, have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues.

Competition

Our Lighting Products currently face competition from traditional lighting fixture companies, lamp manufacturers and from non-traditional companies focused on LED lighting systems including fixtures and lamps. Lighting companies such as Acuity Brands, Inc., the Cooper Lighting division of Eaton Corporation plc, General Electric Company, Hubbell Incorporated, Philips, OSRAM, Gavita, Nanolux, Sunlight Supply and Hydrofarm are the main competitors in this market. Increasingly, however, other companies (i.e., start-ups) are beginning to emerge in the LED lighting markets in which we compete. We compete on the basis of product features, quality, product availability and price.

Our LED lighting products will compete against traditional lighting products using incandescent, fluorescent, halogen, ceramic metal halide or other lighting technology. Our LED lighting products compete against traditional lighting products based upon superior energy savings, extended life, improved lighting quality and lower total cost of ownership. Also, our LED lighting products have a reduced impact on the environment as compared to fluorescent and compact fluorescent technologies that contain mercury.

We will also compete with LED-based products from traditional and non-traditional lamp and fixture companies, some of which are customers for our LED chips and LED components. Our products compete on the basis of color quality and consistency, superior light output, reduced energy consumption, brand and lower total cost of ownership. Within the Zelda nutrient product line, the Terpenez product is unique in its product class. The formula provides essential oil-bearing plants with both precursors (i.e. metabolic building blocks, trace elements, etc.) and readily available bio-identical plant compounds aiming to increase overall essential oil production and intensity. It is the first product of its kind to deliver plant nutrients to cannabis cultivating customers with a fully plant derived 0-0-0 (Nitrogen, Phosphate, and Potassium free) product. Independent bioanalytical testing laboratory analysis was conducted and determined the level of heavy metals to be below the EPA’s detection limit (BDL). Terpenez is used to increase the value of cannabis crops through the intensification of oil production, which has results in a significant improvement in flavor and aroma. With other nutrient lines, products that provide plant growth, and insect and pest protection, are marketed through a plethora of local and regional brands with literally scores of names and claims of value and productivity- none of which compete head on with Terpenez whose lab tested and grower proven track record is beyond compare.

Employees

As of August 3, 2018, we have 22 full-time employees, employed by us in various capacities, including three Executive Officers, six in sales, four administrative, five in the warehouse, two in nutrient manufacturing and one in research and development. In addition, from time to time, we employ temporary personal to meet the business needs.

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DESCRIPTION OF PROPERTIES

California Facility (West Coast Facility)

We do not own any real property. Our principal executive offices and warehouse are located at 853 Sandhill Avenue, Carson, California, 90746. We occupy a 17,640 square foot facility pursuant to a five-year lease with an independent party ending on June 30, 2023, with an unaffiliated party, pursuant to which we pay $15,000 per month in rental charges.

Closure of New Jersey Facility (East Coast Facility)

On October 1, 2014, our wholly owned subsidiary, STE executed a lease with an independent party for 10,160 square feet of offices and warehouse facilities located at 89 Leuning Street, Unit D2, South Hackensack New Jersey. The lease, with an unaffiliated party, is for the five year period ending on December 31, 2019, pursuant to which STE pays $8,818 per month in rental charges. We guaranteed STE’s performance under the lease.

On May 7, 2018 we signed a sublease with Atlas Company for subletting our east coast facility in East Hackensack, NJ. The decision to close the east coast operations was a consolidation move to better serve the customer base with all shipments coming out of the west coast facility in Carson, CA. With this move, the serviceability and supply chain fulfillment has eliminated multiple shipping destinations out of China, and split shipment to customers from both east and west in the USA. The sublease has been executed and provides a zero out-of-pocket cost to us for the remainder of the lease.

Arizona Property

On April 19, 2018, we entered into an Option Agreement, or the Option, with MSCP, LLC, a non-affiliated Arizona limited liability company, or the Lessor, pursuant to which, our subsidiary was granted an option to enter into a certain Lease Agreement, or the Lease, for the real property, including the structure and all improvements, identified in the Option, or the Premises. The Premises consists of 70,000 square feet of space and is to be used for the sole purpose of providing services related to the management, administration and operation of a cultivation and processing facility, or the Facility, on behalf of an Arizona limited liability company operating as a nonprofit organization, or the Arizona Licensee, which has been allocated a Medical Marijuana Dispensary Registration Certificate by the Arizona Department of Health Services. The activities within the Facility shall be limited to the cultivation, processing, production and packaging of medical marijuana and manufactured and derivative products which contain medical marijuana, with no right to sell or dispense any such plants or products. The Lease is for a 5-year initial term, or the Term, with an option to renew for an additional 5 year term. The base rent for the initial year of the Term is $101,500.00 per month with additional pro-rata net-lease charges. As consideration for the Option, we paid to Lessor, $160,000.00, or the Deposit.

On May 19, 2018, we exercised the Option and our wholly owned subsidiary, YLK Partners AZ, LLC, or YLK Partners, executed the Lease, and the Deposit was treated a security deposit and rent advance, in accordance with the terms and conditions of the Lease. We are a guarantor of YLK Partners’ obligations under the Lease, on behalf of Arizona Licensee.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal. Our directors and executive officers are as follows:

NAME	AGE	CURRENT POSITION

Alan Lien	34	Chairman, President, CEO, Chief Financial Officer
Alvin Hao	35	Executive Vice President, Director
Stanley Teeple	69	Chief Compliance Officer, Secretary, Senior Vice President
Tiffany Davis	39	Chief Operating Officer
Dennis G. Forchic	52	Director (1)

(1)	Mr. Forchic is currently a director but was not nominated for re-election.

The following is certain biographical information relating to each of our directors and executive officers as provided to us by each of the respective directors and executive offers.

Alan Lien, 34, is a co-founder of our company, and has served as the Chairman, President, and Chief Financial Officer since June 23, 2015. Mr. Lien is responsible for setting the sales, product development, product strategy, and input on our strategic direction. He leads the manufacturing, development and sourcing of Solis Tek products and setting up company infrastructure. Mr. Lien received his BS in Marketing from Monmouth University in 2006.

Alvin Hao, 35, is a co-founder of our company, and has served as Executive Vice President and Director since June 23, 2015. Mr. Hao has broad knowledge of the hydroponics industry, including aspects of hardware and years of gardening experience. Mr. Hao is responsible for creating and maintaining corporate infrastructure, oversee daily operations, sales, and financial planning, lead marketing strategy, He received his BS in Business Administration and Marketing from California State University Long Beach in 2007.

Stanley L. Teeple, 69, has served as Chief Compliance Officer, Secretary, and Senior Vice President since December 27, 2017. During the last 18 months, as President of Stan Teeple, Inc. Mr. Teeple has provided services on a consulting basis as Chief Compliance Officer and Secretary for Solis Tek Inc. Previously Mr. Teeple was Chief Financial Officer for Indigo-Energy, Inc. a publicly traded company in the oil and gas exploration business from 2006 through 2012, as Interim Chief Financial Officer for Versant International, Inc. an investment holding company during 2013, and as Chief Financial Officer for Element Renewal, a private water treatment company during 2014-2015. Over the last 30 years Stan has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. Prior to becoming an officer and employee of Solis Tek Inc. he operated his consulting business on a project-to-project basis, and has held various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity.

Tiffany Davis, 39, has served as Chief Operating Officer since February 21, 2018. Ms. Davis has had 19 years of experience as a financial professional working in both Management Consulting and Private Equity. She has held several key leadership positions in accounting, finance, and operations. She has extensive experience in supply chain functionality, financial and operational due diligence, cash flow forecasting, financial statement analysis, development and value retention in a number of industries including most recently in the cannabis industry. From 2016 through 2017, Ms. Davis has worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries including developing M&A opportunities and initiation of several start-up ventures. Beginning in 2012 into 2016 Ms. Davis worked as a Group Vice President for a US based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in creative investment and debt instruments for appropriate investment opportunities. From 2009 to 2011 Ms. Davis was a Manger of Corporate Advisory for Grant Thornton, one of the Big 6 worldwide accounting firms, again in accounting and supply chain services during the automotive crisis in the US, specifically on the Chrysler turnaround project. From 2005-2008 Ms. Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the company’s headquarters in Chicago, Il. Ms. Davis received her B.S. from DePaul University in 2002 and a MBA from University of Chicago Graduate School of Business in 2009.

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Dennis G. Forchic, 52, is a co-founder of our company and has served as Director since March 27, 2017. His experience includes leading multiple early stage growth companies to top line revenues in the mid-to-upper eight figure range prior to exiting through successful sales transactions to the investment communities. One of the transactions, an east coast manufacturing company, had an annual run rate approaching nine figures and 400+ employees at the time of his exit. Mr Forchic brings national and international business experience and full spectrum business acumen along with experienced leadership skills to the Solis Tek management team. Over the last 15 months Mr. Forchic has acted as senior advisor to Solis Tek’s Chief Executive Officer, and integrated himself into the agri-grow, hydroponic, and cannabis industry. Mr. Forchic obtained a BBA in Finance in 1988 from the University of Miami.

No family relationships exist between any of our executive officers or directors.

Director Independence

Our Board of Directors is currently composed of three members, each of whom does not qualify as an independent director in accordance with the published listing requirements of The Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the Nasdaq rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

We do not have any independent directors.

Board Committees

The Board of Directors has no standing committees. However, we intend to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, we have secured Directors and Officers insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Executive officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2017, all such filing requirements applicable to our officers, directors and ten percent shareholders were fulfilled, except that Dennis G. Forchic filed a late Form 3.

Code of Business Conduct and Ethics and Insider Trading Policy

We have not adopted a code of ethics or an insider trading policy. We expect that we will adopt a code of business conduct and ethics and an insider trading policy that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics and such insider trading policy available on our website at www.solis-tekcom. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Executive Compensation Overview

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. As of December 31, 2017, the compensation of our executive officers has consisted of a base salary. Our executive officers and all salaried employees are also eligible to receive health and welfare benefits.

As we have transitioned from a private company to a publicly-traded company, we have and will continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually. As part of this review process, we expect the Board of Directors to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Our growth and progress centered around its ability to innovate its technology to respond to the changing needs of the industry, and stay ahead of the sales curve relating to new states becoming cannabis enabled and legal, thereby creating new demand in medical and recreational growers. Our requirements in these areas of sales and technology demanded that the our founders devote more and more of their time to growth and development creating a need in the areas of business management with particular attention to the public company sector. Our search for key executives to fill these growth needs demands that we find a seasoned high level executive with broad based multi-national experience in a growth industry yet intimately knowledgeable of the needs associated with early stage growth companies.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and the two highest paid executive officers and up to two other highest paid individuals whose total annual salary and bonus exceeded $100,000 for fiscal years 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan Lien, Chief Executive Officer, Director, President, and Chief Financial Officer	2017	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Alvin Hao, Executive Vice President and Director	2017	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Dennis G. Forchic, Former Chief Executive Officer (a)	2017	162,000	N/A	2,760,000	835,767	N/A	N/A	300,000	4,057,767

Stanley Teeple, Chief Compliance Officer (b)	2017	-	N/A	1,710,000	N/A	N/A	N/A	N/A	1,710,000

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(a)	On January 6, 2017, we extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, we issued a total of 5,411,765 shares valued at $2,760,000. Mr. Forchic was also granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next three years. The options were valued at $835,767 using a Black Scholes options pricing model and will be amortized as an expense over the vesting period. Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as stock compensation expense. On January 6, 2017, we extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. On February 5, 2018, we terminated the employment agreement with Mr. Forchic.

(b)	On December 27, 2017, we entered into a four year employment agreement with Stanley L. Teeple as our Chief Compliance Officer, Secretary, and Sr. VP. Mr. Teeple is to receive an annual salary of $145,000 and is entitled to receive 1,000,000 shares of our common stock, valued at $1,710,000 of which 250,000 immediately vested and were issued on the signing of the employment agreement and 250,000 shares vest each year on the anniversary date of the employment agreement. Prior to the date of Mr. Teeple’s employment with the us, Mr. Teeple was a consultant to the us.

Employment Agreements with Executive Officers

On February 14, 2018, we entered into a three-year employment agreement with Tiffany Davis, Chief Operating Officer. The Board of Directors ratified this action on or about July 5, 2018. As part of the employment agreement, Ms. Davis was granted 1,000,000 shares of our common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

On December 27, 2017, we entered into a four year employment agreement with Stanley L. Teeple, Chief Compliance Officer. As part of the employment agreement, Mr. Teeple was granted 1,000,000 shares of our common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

On January 6, 2017, we extended an offer to Dennis G. Forchic to become our Chief Executive Officer. As part of the employment agreement, we issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. On February 5, 2018, we terminated the employment agreement with Mr. Dennis G. Forchic, its Chief Executive Officer.

Director Compensation

Our employees that also serve as directors do not receive additional compensation for their performance of services as directors. For fiscal years 2017 and 2016, our directors did not receive additional consideration for their service as directors.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amounts Due to Officers/Shareholders

On July 1, 2012, we entered into a notes payable agreement with Lydia Hao, who is the mother of Alvin Hao, our executive vice president and a director. The maximum borrowings allowed under the note are $200,000. Through December 31, 2013, the note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the note was reduced to 8% per annum. The note is due 30 days after demand. Amounts owed on the note balance were $195,000 at December 31, 2017 and 2016. Subsequent to December 31, 2017, the Company made payments of $195,000 and the note was retired.

On May 9, 2016, we also entered into notes payable agreements with Alan Lien and Alvin Hao, each an officer and director, to borrow $300,000 under each individual note. Pursuant to the terms of each of these agreements, we borrowed $300,000 from each of Alan Lien and Alvin Hao. The notes accrue interest at a rate of 8% per annum, are unsecured and were due on or before May 31, 2018. A total of $600,000 was due on the combined notes at December 31, 2017 and 2016.

In February 2017, we executed two separate promissory notes and borrowed $300,000 from the relatives of one of our directors. The notes are unsecured, payable on demand and carry an interest rate of 14% per annum. A total of $300,000 was outstanding on the combined notes at December 31, 2017. Subsequent to December 31, 2017, the Company made payments of $300,000 and the notes were retired.

We also entered into note agreements with the parents of one of our officers and shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $50,000 was due on the loans as of December 31, 2017 and 2016, respectively. Subsequent to December 31, 2017, the Company made payments of $10,000, leaving a balance due of $40,000.

As of December 31, 2017 and 2016, we also owed Alan Lien and Alvin Hao an additional $146,534 and $134,088, respectively. Included in the balances were short-term loans from Alan Lien and Alvin Hao to the us totaling $3,297 and $3,297 as of December 31, 2017 and 2016, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable described above, which totaled to $65,222 and $68,472 at December 31, 2017 and 2016, respectively. Also included is $29,580 and $62,319 of unpaid compensation, which was owed to Alan Lien and Alvin Hao at December 31, 2017 and 2016, respectively. Subsequent to December 31, 2017, payments of $68,106 were made and additional accrued interest was added of $39,782.

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Purchase of YLK Partners NV, LLC

On May 10, 2018, we entered into an Acquisition Agreement with the members, which in the aggregate, own 100% of the membership interests (the “Sellers”) in YLK Partners NV, LLC, a Nevada limited liability company (“YLK”). Pursuant to the Acquisition Agreement, in consideration of the Company acquiring all of the outstanding membership interests of YLK, the Company issued to the Sellers, a total of 5,000,000 warrants (the “Warrants”) to purchase 5,000,000 common shares, at an exercise price of $0.01 per share. The Warrants are exercisable until May 9, 2023.

The Sellers were:

(a)	LK Ventures, LLC a Nevada limited liability company. One half of the membership interests of LK Ventures, LLC is owned by Alan Lien, Chief Executive Officer, President and a director of the Company, and the remaining one half is owned by a non-affiliated party. LK Ventures LLC received 2,250,000 Warrants under the Acquisition Agreement for the 45% membership interests held in YLK.

(b)	MDM Cultivation LLC, a Delaware limited liability company. The members of MDM Cultivation are affiliates of the Selling Stockholder and D-Beta One EQ, Ltd., which presently hold (i) 2,258,382 shares of Solis Tek’s common stock, (ii) warrants to purchase 11,200,000 shares of the Company’s common stock and (iii) a Secured Promissory Note issued by Solis Tek in the original principal amount of $1.5 million. In addition, YA II PN, Ltd. and the Company are parties to that Standby Equity Distribution Agreement pursuant to which YA II PN, Ltd. has agreed to purchase up to $25.0 million of the Company’s common stock, subject to the terms and conditions thereof. MDM Cultivation owned 45% of the outstanding membership interests of YLK. MDM Cultivation was issued 2,250,000 Warrants under the Acquisition Agreement. As affiliates of MDM Cultivation, the Selling Stockholder and D-Beta One EQ, Ltd. will be deemed to be the beneficial owners of the 2,250,000 Warrants in addition to the other shares and warrants presently held by them.

(c)	Future Farm Technologies Inc of Vancouver British Columbia, Canada. Future Farm Technologies, Inc. was issued 500,000 Warrants under the Acquisition Agreement for the 10% membership interests held in YLK.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors and director nominees; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of August 3, 2018. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of August 3, 2018, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Solis Tek Inc., 853 Sandhill Avenue, Carson, California, 90746.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner	Percentage of Class (1)
Alan Lien Director, Chairman, President, Chief Financial Officer	Common Stock	10,000,000	22.29%

Alvin Hao Director and Executive Vice President	Common Stock	10,000,000	22.29%

Stanley L. Teeple Chief Compliance Officer, Secretary, Senior Vice President	Common Stock	250,000	*

Tiffany N. Davis Chief Operating Officer	Common Stock	250,000	*

Dennis G. Forchic Director (2)	Common Stock	6,196,079	13.81%

Officers and Directors as a Group (5 persons)	Common Stock	26,696,079	59.50%

YA II PN, Ltd. (3)	Common Stock	4,685,517 (4)	9.99%

*	Denotes less than 1%

	(1)	Percentage based upon 44,866,564 shares of common stock issued and outstanding as of August 3, 2018.

	(2)	Mr. Forchic is currently a director but was not nominated for re-election.

	(3)	Based upon a Schedule 13G filed with the SEC on May 18, 2018. The mailing address for this beneficial owner is 1012 Springfield Avenue, Mountainside, New Jersey 07092. Matthew Beckman makes the investment decisions on behalf of this entity and may be deemed to beneficially own the securities held by this entity.

	(4)	Includes 2,650,000 shares of Common Stock beneficially owned directly by YA II PN, Ltd. and D-Beta One EQ, Ltd., plus a number of additional shares underlying warrants exercisable into shares of Common Stock such that the reporting person is deemed to be the beneficial owner, subject to a beneficial ownership limitation of 9.99%.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and up to 20,000,000 shares of preferred stock, no par value.

Common Stock

As of August 3, 2018, there were 44,866,564 shares of our common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of one-half of the outstanding shares of common stock is present in person or proxy.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, no par value. As of August 3, 2018, no shares of our preferred stock were issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

5% Series A Convertible Preferred Stock

On October 20, 2017, we filed with the Secretary of State of the State of Nevada a certificate of designation designating 3,000 shares of preferred stock as 5% Series A Convertible Preferred Stock, or the Series A Preferred Stock, par value $0.0001. As of August 3, 2018, no shares of our Series A Preferred Stock were issued and outstanding.

Ranking

As described more fully below, the Series A Preferred Stock ranks senior with respect to liquidation preference and dividend rights to any holders of “Junior Securities,” which means the holder of shares of our common stock, any preferred stock other than the Series A Preferred Stock, and any other class or series of stock that we may issue.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of our Company’s affairs, a holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of Junior Stock: (1) the liquidation preference amount of $1207.50 per share of Series A Preferred Stock; and (2) 115% of amount of any accrued and unpaid dividends, if any, whether declared or not declared, prior to such distribution or payment date.

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Dividends

Holders of the Series A Preferred Stock are entitled to receive, on each share, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors out of assets legally available, cumulative cash dividends with respect to each quarterly dividend period at a rate of 5.0% per annum on the stated value amount of $1050.00 per share, which shall be cumulative and be due and payable in Series A Preferred Stock on the Dividend Date (as that term is defined in the Certificate of Designation). Subject to certain exceptions that are specified in the certificate of designations for the Series A Preferred Stock, no dividends or distributions may be paid on common stock unless all accrued and unpaid dividends on the Series A Preferred Stock are paid in full.

Redemption

Subject to the Redemption Notice requirements (as that term is defined in the Certificate of Designation), we may redeem the Series A Preferred Stock, in whole or in part, at a price per share equal to $1207.50, plus 115% of the amount of any accrued and unpaid dividends.

Voting Rights

The holders of shares of Series A Preferred Stock have no voting rights, except that the vote or consent of the holders of at least 75% of the shares of the Series A Preferred Stock at the time outstanding, voting as a separate class, shall be necessary for effecting:

●	Any amendment to our Company’s Certificate of Incorporation in any manner that adversely affects the rights of the holder of Series A Preferred Stock;

●	Any adverse modifications to the voting or other powers, preferences, rights, privileges, or restrictions of the Series A Preferred Stock contained in our Company’s Certificate of Designation, or any amendments thereto;

●	The acquisition, redemption, or otherwise purchase, directly or indirectly, of any Junior Securities (as that term is defined in the Certificate of Designation) or any shares pari passu with the Series A Preferred Stock;

●	Any payment or distribution, including declaring any dividend, either directly or indirectly, in respect of, any Junior Securities (at that term is defined in the Certificate of Designation), or set aside any monies for the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities (as that term is defined in the Certificate of Designation) or any shares pari passu with the Series A Preferred Stock;

●	Until the date that is twelve (12) months following the initial Closing, authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to the Series A Preferred Stock; or

●	Any agreement with respect to the foregoing.

Convertible Securities

In October 2017, we engaged Garden State Securities to develop potential accredited investors to participate in a private offering of up to $3,000,000 in units of the Company. Each unit consisted of (i) three shares of our Series A Preferred Stock, and (ii) a warrant to purchase up to 1,936 shares of our common stock, at $1.25 per share. Each share of Series A Preferred Stock is convertible into 1,000 shares of our common stock at the lower price of (i) $1.00 per share, or (ii) discounted VWAP (80% of the 10 trading days prior to conversion).

On October 24, 2017 FirstFire Global Opportunities Fund LLC, or FirstFire, purchased 117 Units which consisted of 351,000 shares of Series A Preferred Stock and warrants to purchase up to 283,140 shares of common stock for $351,000. We received a total of $295,410 after fees and expenses. The Series A Preferred Stock offering was terminated after this issuance.

The Series A Preferred Stock will automatically convert into common shares if (i) our common stock trades at a price equal to or greater than 250% of the Series A Preferred Stock Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for our common stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of our common stock, then all outstanding shares of Series A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series A Preferred Stock Investor, and without any notice to the Series-A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series A Preferred Stock Conversion Price then in effect. The purchase of the Series A Preferred Stock had registration rights to have us register the underlying common shares, and such registration statement was declared effective in January 2018. As part of the offering, we also granted FirstFire a right to refuse or participate in any future debt or equity offering. The registration statement was filed in December 2017 and declared effective in January 2018.

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As part of the issuance, we initially granted warrants to purchase 226,512 shares of our common stock to FirstFire. We subsequently issued 56,628 additional warrants to FirstFire as part of the offering, bringing the total warrants issued to them to 283,140. The warrants are exercisable for a period of five years at an exercise price of $1.25 per share, subject to adjustment as set forth in the warrant. The exercise price of the warrants is subject to a reset provision (down round protection) in the event that we issue similar debt or equity instruments with a price lower than $1.25 per share. The number of warrants shall also be increased upon the occurrence of certain events.

We considered the accounting guidance and determined the appropriate treatment is to account the Series-A conversion feature as a liability since the instrument is convertible into a variable number of shares (i.e. the conversion price continuously reset) and that we could no longer determine if it had enough authorized shares to fulfil the conversion obligation. Furthermore, we determined that the exercises prices of the warrants were not a fixed amount because they were subject to an adjustment based on the occurrence of future offerings or events. As such, we determined that the conversion feature of the Series A Preferred Stock had a fair value of $564,000 at issuance, and the fair value of 283,140 warrants had a fair value of $338,358 at issuance, which created a derivative with an aggregate fair value of $902,358 at the date of issuance. We accounted for the fair value of the derivative up to the face amount of the preferred as a reduction of the fair value of the preferred stock of $295,410, and the excess of $606,948 was recorded as a deemed dividend and a charge to paid in capital during the year ended December 31, 2017.

Warrants

As of December 31, 2017, we had outstanding warrants to purchase 1,589,500 shares of common stock at a weighted-average exercise price of $1.10 per share. Subsequent to December 31, 2017, warrants to purchase 1,306,360 shares of common stock were exercised for total proceeds of $1,436,996.

On or about April 16, 2018, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.01 per share, exercisable until and including April 15, 2023.

On or about May 10, 2018, we issued a total of 7,500,000 warrants to purchase shares of our common stock at an exercise price of $1.50 per share, exercisable until and including May 9, 2023.

On or about May 10, 2018, we issued a total of 5,000,0000 warrants to purchase 5,000,000 shares of common stock, at an exercise price of $0.01 per share, exercisable until and including May 9, 2023.

Anti-Takeover Effects of Provisions of the Articles of Incorporation and Bylaws

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

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The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Exchange Listing

The shares of our common stock are listed on the OTCQB under the symbol “SLTK”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer LLC, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121. Telephone number 801-274-1088

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Our By-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of us or our subsidiaries, unless that indemnification is prohibited by law.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell shares of Common Stock offered by this prospectus, which we refer to as the Resale Shares, either on the OTCQB or any other stock exchange, market or trading facility on which the common stock is then traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Resale Shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer attempts to sell resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal, for resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sale of a specified number of resale shares at a stipulated price per share, as a broker-dealer may agree upon with the Selling Stockholder from time to time;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

The Selling Stockholder may sell resale shares in accordance with Rule 144 under the Securities Act of 1933, or the Securities Act, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of resale shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

The Selling Stockholder is, and any broker-dealer or agent that is involved in selling resale shares may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such a broker-dealer or agent and any profit on the resale of the resale shares purchased by the broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. There is no underwriter (other than the Selling Stockholder and any broker-dealer or agent deemed to be an underwriter as described above) or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute resale shares. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%) of gross proceeds from a sale of resale shares.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the resale shares may be resold by the Selling Stockholder without registration and without regard to any time, volume or manner limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the resale shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Expenses, Indemnification

We will not receive any of the proceeds from the sale of Resale Shares by the Selling Stockholder and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of Resale Shares by the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholder will not be able to effect transactions in the resale shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934 with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholder that it should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the Selling Stockholder is distributing resale shares. Regulation M may prohibit the Selling Stockholder from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so under our agreement with the Selling Stockholder. We have advised the Selling Stockholder that it should consult with its own legal counsel to ensure compliance with Regulation M.

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SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are either beneficially owned by the Selling Stockholder, are issuable upon exercise of warrants held by the Selling Stockholder or may be issued to the Selling Stockholder pursuant to the SEDA. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except as otherwise noted and except for the transactions described herein, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its beneficial ownership as of August 3, 2018.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of agreements with the Selling Stockholder, this prospectus generally covers the resale of (i) 500,000 Shares issued to the Selling Stockholder pursuant to the Purchase Agreement, (ii) 1,000,000 shares of Common Stock issuable upon exercise of warrants issued pursuant to the Purchase Agreement; (iii) 1,000,000 shares of Common Stock issuable upon exercise of warrants issued as a commitment fee pursuant to the SEDA; and (iv) up to 2,410,162 shares of Common Stock issuable to the Selling Stockholder pursuant to the SEDA. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the warrants, the Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column reflects this limitation. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering*		Shares to be Sold in this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering*
YA II PN LTD. (1)	4,685,517	(2)	9.99	%(3)	3,910,162	(4)	1.69	%(4)
YA Global II SPV, LLC (5)	1,000,000	(6)	2.18%		1,000,000	(4)	-	(4)

*	Applicable percentage ownership is based on 44,866,564 shares of common stock outstanding as of August 3, 2018. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options and/or warrants that are exercisable within 60 days of August 3, 2018. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(1)	YA II PN, Ltd. is a Cayman Island exempt limited company. YA II PN, Ltd. is managed by Yorkville Advisors Global, LP. Investment decisions for Yorkville Advisors Global, LP are made by its portfolio manager. Based upon a Schedule 13G filed with the SEC on May 18, 2018. The mailing address for this Selling Stockholder is 1012 Springfield Avenue, Mountainside, New Jersey 07092. Matthew Beckman makes the investment decisions on behalf of this entity and may be deemed to beneficially own the securities held by this entity.

(2)	Includes 2,650,000 shares of Common Stock beneficially owned directly by YA II PN, Ltd. and D-Beta One EQ, Ltd., plus a number of additional shares underlying warrants exercisable into shares of Common Stock such that the reporting person is deemed to be the beneficial owner, subject to a beneficial ownership limitation of 9.99%.

(3)	Under the terms of the warrants, the Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such exercise.

(4)	Assumes the sale of all shares of Common Stock registered pursuant to this prospectus, although the Selling Stockholder is under no obligation to sell any shares of common stock at this time.

(5)	YA Global II SPV, LLC is an affiliate of YA II PN, Ltd. All investment decisions and control of for YA Global II SPV, LLC are made and held by Yorkville Advisors Global, LP. Investment decisions for Yorkville Advisors Global, LP are made by its portfolio manager. Based upon a Schedule 13G filed with the SEC on May 18, 2018. The mailing address for this beneficial owner is 1012 Springfield Avenue, Mountainside, New Jersey 07092. Matthew Beckman makes the investment decisions on behalf of this entity and may be deemed to beneficially own the securities held by this entity.

(6)	Represents 1,000,000 shares of Common Stock underlying warrants exercisable within 60 days, owned directly by YA Global II SPV, LLC, such that the reporting person is deemed to be the beneficial owner,, subject to a beneficial ownership limitation of 9.99%

55

LEGAL MATTERS

Sichenzia Ross Ference Kesner LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The consolidated balance sheets of Solis Tek Inc., and subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the Registration Statement and the included exhibits, financial statements and schedules. You are referred to the Registration Statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.solis-tek.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

●	Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 2, 2018, as amended by our Annual Report on Form 10-K/A, filed on July 13, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 15, 2018;

●	Current Reports on Form 8-K, filed on February 15, 2018, February 21, 2018, April 30, 2018, May 11, 2018, May 25, 2018 and July 3, 2018;

●	Definitive Information Statement on Schedule 14C, filed on July 13, 2018, as revised by the Definitive Information Statement on Schedule 14C, filed on July 17, 2018; and

●	The description of our common stock contained in our Form 8-A, filed on April 22, 2009.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the Registration Statement containing this prospectus and prior to the effectiveness of the Registration Statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Solis Tek Inc., 853 Sandhill Avenue, Carson, California 90746, Attention: Secretary, telephone: (888) 998-8881. We maintain a website at http://www.solis-tek.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend for it to be an active link to our website.

56

INDEX TO FINANCIAL STATEMENTS

SOLIS TEK INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder’s and Board of Directors

Solis Tek Inc.

Carson, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Solis Tek, Inc. (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company experienced a net loss and utilized cash from operations during the year ended December 31, 2017, and has stockholders’ deficit at December 31, 2017. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Weinberg & Company, P.A.

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 2, 2018, except for Notes 1 and 13 for which the date is July 13, 2018.

F-2

SOLIS TEK INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current Assets
Cash	$967,943	$275,783
Accounts Receivable, net of allowance for doubtful accounts and returns of $396,499 and $359,395	417,484	628,691
Inventories, net	1,684,463	2,880,804
Advances to suppliers – formerly a related party	735,730	-
Prepaid expenses and other current assets	134,374	72,531
Income tax receivable	-	2,578
Total current assets	3,939,994	3,860,387

Property and equipment, net	138,243	204,936
Other assets	37,980	32,071
TOTAL ASSETS	$4,116,217	$4,097,394

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$1,124,349	$552,057
Due to former related party vendor	381,457	1,083,764
Note payable - related parties	1,145,000	265,000
Convertible note payable, current portion, net of discount of $1,555,556	194,444	-
Due to related parties	146,534	134,086
Capital lease obligations, current portion	9,665	13,711
Loans payable, current portion	8,476	8,262
Total Current Liabilities	3,009,925	2,056,880

Capital lease obligations, net of current portion	-	9,665
Loans payable, net of current portion	17,481	25,958
Convertible note payable, net of current portion, net of discount of $500,000	-	-
Notes payable related parties, net of current portion		600,000
Derivative liability	7,415,000	-
Total liabilities	10,442,406	2,692,503

Series-A Convertible Preferred Shares, net of discount of $351,000, no par value, 351,000 shares issued and outstanding at December 31, 2017

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2017 and 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 38,522,034 and 29,721,998 shares issued and outstanding at December 31, 2017 and 2016, respectively	3,852	2,972
Additional paid-in-capital	9,112,360	2,822,592
Accumulated deficit	(15,442,401)	(1,420,673)
Total Shareholders’ Equity (Deficit)	(6,326,189)	1,404,891

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$4,116,217	$4,097,394

F-3

SOLIS TEK INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2017	2016

Sales	$8,975,840	$8,563,751
Cost of goods sold (including $3,905,248 and $3,474,012 from a former related party)	5,830,568	5,439,892
Gross profit	3,145,272	3,123,859

Operating expenses
Selling, general and administrative expenses	11,804,322	3,173,851
Research and development	231,770	370,625
Total operating expenses	12,036,092	3,544,476

Loss from operations	(8,890,820)	(420,617)
Other income (expenses)
Financing costs	(2,353,234)	-
Change in fair value of derivative liability	(2,545,918)	-
Interest expense (including $109,863 and $56,626 to related parties)	(224,879)	(96,470)
Interest income	255	4,500
Other income (expenses)	23	(25,323)
Total other income (expenses)	(5,123,753)	(117,293)

Loss before income taxes	(14,014,573)	(537,910)

Provision for income taxes	7,155	800

Net Loss	(14,021,728)	(538,710)

Deemed dividend to Series-A Preferred Stockholders	(606,948)	-

Net Loss Attributable to Common Stockholders	$(14,628,676)	$(538,710)

BASIC AND DILUTED LOSS PER SHARE	$(0.38)	$(0.02)

WEIGHTED - AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	37,158,145	29,632,824

F-4

SOLIS TEK INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2015	29,576,998	2,958	2,711,606	(881,963)	1,832,601

Fair value of common stock issued to employees	145,000	14	110,986	-	111,000

Net loss for the year ended December 31, 2016				(538,710)	(538,710)

Balance, December 31, 2016	29,721,998	$2,972	$2,822,592	$(1,420,673)	$1,404,891

Net proceeds from sale of common stock	511,957	51	454,949		455,000

Fair value of common stock issued for services	1,717,000	172	2,480,828		2,481,000

Fair value of common stock issued to employees	5,786,765	579	3,286,921		3,287,500

Fair value of common stock purchased by officer	784,314	78	399,922		400,000

Fair value of vested stock options			274,096		274,096

Deemed dividend related to sale of Series-A Convertible Preferred Shares			(606,948)		(606,948)

Net loss for the year ended December 31, 2017				(14,021,728)	(14,021,728)

Balance, December 31, 2017	38,522,034	$3,852	9,112,360	$(15,442,401)	$(6,326,189)

F-5

SOLIS TEK INC.

CONSOLIDATED STAEMENTS OF CASH FLOWS

	Years ended December 31
	2017	2016
Cash Flows from Operating Activities
Net Loss	$(14,021,728)	$(538,710)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for allowance for doubtful accounts and sales returns	37,104	214,416
Provision for inventory reserves	11,034	-
Depreciation and amortization	69,893	70,950
Amortization of loan fees	-	28,370
Fair value of vested stock options	274,096
Fair value of common stock issued for services	2,481,000	-
Fair value of common stock issued to employees	3,287,500	111,000
Common stock purchase by officer at discount	300,000	-
Financing costs	2,513,668	-
Change in the fair value of derivative liability	2,545,918	-
Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	174,103	(282,133)
Inventories	1,185,308	939,055
Inventories under warranty claims	-	75,621
Advances to suppliers	(735,730)	22,420
Prepaid expenses and other	(61,843)	(62,290)
Income taxes receivable	2,578	72,812
Other assets	(5,909)	-
(Decrease) Increase in:
Accounts payable and accrued expenses	572,291	(12,388)
Due to former related party vendor	(702,307)	(87,990)
Due to related parties	12,448	-
Interest expense on notes payable to officers	-	29,501
Net cash provided by (used in) operating activities	(2,060,576)	580,634

Cash Flows from Investing Activities
Purchase of property and equipment	(3,200)	(8,185)
Net cash used in investing activities	(3,200)	(8,185)

Cash Flows from Financing Activities
Proceeds from sale of common stock	455,000	-
Proceeds from sale of common stock to officer	100,000	-
Proceeds from sale of convertible preferred stock	295,410	-
Proceeds from convertible note payable	1,647,500	-
Proceeds from notes payable related parties	300,000	610,000
Proceeds from loans payable	-	110,000
Payments on notes payable related party	(20,000)	-
Payments on capital lease obligations	(13,711)	(12,844)
Payments on loans payable	(8,262)	(487,458)
Payment on line of credit	-	(600,000)
Payments on due to related parties	-	(22,680)
Net cash provided by (used in) financing activities	2,755,936	(402,982)

Net increase in cash	692,160	169,467
Cash beginning of period	275,783	106,316
Cash end of period	$967,943	$275,783

Interest paid	$32,686	$8,989
Taxes (refund) paid	$3,200	$(79,315)

Non-Cash Financing Activities
Fair value of derivative created upon issuance of convertible debt recorded as debt discount	$3,767,724	$-
Fair value of derivative created upon issuance of convertible preferred stock and associated warrants	$1,101,358	$-
Deemed dividend related to Series-A Preferred stockholders	$606,948	$-

F-6

SOLIS TEK INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

NOTE 1 – BASIS OF PRESENTATION

History and Organization

Solis Tek Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on March 2, 2007 as Cinjet, Inc. (“Cinjet”). Effective September 1, 2015, Cinjet changed its corporate name to Solis Tek Inc. On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with Solis Tek Inc., a California corporation (“STI”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into STI (the “Merger”), with STI surviving the Merger as a wholly-owned subsidiary of the Company. The Merger was accounted for as a recapitalization of the Company with STI being deemed the accounting acquirer.

Overview of Business

The Company is an importer, distributer and marketer of digital lighting equipment and manufacturer of nutrient products for the hydroponics industry. Using certain of its proprietary technologies, the Company provides innovative light spectrum aptitudes with its ballast, reflector and lamp products. The Company additionally has a line of nutrients under the Zelda brand for sale to the same supply chain channel as its lighting products. The Company’s customers include retail stores, distributors and commercial growers in the United States and abroad.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2017, the Company incurred a net loss of $14,021,728 and used cash in operations of $2,060,576 and had a stockholders’ deficit of $6,326,189 as of December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2017, the Company had cash on hand in the amount of $967,943. The Company raised an additional $4,505,000 from January 2018 through June 2018 through the sale of its debt and equity securities (see Note 13). Management estimates that the current funds on hand will be sufficient to continue operations through December 2018. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Solis Tek East Corporation (“STE”), an entity incorporated under the laws of the State of New Jersey and GrowPro Solutions, Inc. (“GrowPro”), and entity incorporated under the laws of the State of California. Intercompany transactions and balances have been eliminated in consolidation.

F-7

Loss per Share Calculations

Basic earnings per share are computed by dividing net loss available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Options to acquire 3,000,000 shares of common stock and 2,101,000 shares to be issued upon conversion of our convertible notes and preferred stock have been excluded from the calculation of weighted average common shares outstanding at December 31, 2017 as their effect would have been anti-dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2016, as the Company had no outstanding equity instruments other than its outstanding common shares.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts, reserves for inventory obsolescence, valuing equity instruments issued for services and valuation allowance for deferred tax assets, among others. Actual results could differ from these estimates.

Segment Reporting

The Company operates in one segment for the manufacture and distribution of our products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying consolidated financial statements.

Revenue Recognition

The Company recognizes revenue upon shipment of the Company’s products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to the Company’s products primarily is transferred to the customer once the product is shipped from the Company’s warehouses. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

The Company does not offer a general right of return on any of its sales and considers all sales as final. The Company generally provides a three-year warranty on its ballasts. However, the Company does not maintain a warranty reserve as the Company is able to chargeback its vendors for all warranty claims. As of December 31, 2017, and December 31, 2016, the Company recorded a reserve for returned product in the amount of $114,119 and $45,410, respectively, which reduced the accounts receivable balances as of those periods.

Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

F-8

The allowance for doubtful accounts and returns is established through a provision reducing the carrying value of receivables. At December 31, 2017, and December 31, 2016, the allowance for doubtful accounts and returns was $396,499 and $359,395, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. The Company’s inventories consist almost entirely of finished goods as of December 31, 2017 and 2016.

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. At December 31, 2017 and December 31, 2016, the reserve for excess and obsolete inventory was $112,339 and $101,305, respectively.

Inventories under warranty claims

In the ordinary course of business, the Company receives product returns from its customers. The product returns are almost entirely ballasts. Since its inception, the Company has purchased its ballasts from two Chinese manufacturers and one of them (formally a related party entity, see Note 4) offers a three-year warranty on certain of its products. Through December 31, 2017, that manufacturer was not able to repair the Company’s ballasts, as the Company could not return the products to the manufacturer’s facility due to Chinese customs reasons. As such, the vendor issued the Company a credit memo for the entire amount of their returned product, totaling $740,927 and $453,778 in 2017 and 2016, respectively. The Company is planning to send the products to a free trade zone in Hong Kong or to another location in China, to repair, or replace, the defective products. As the manufacturer has issued the Company a credit for the entire defective product, the Company has not recorded a reserve on any of those products in its ending inventory.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company has determined the estimated useful lives of its property and equipment, as follows:

Machinery and equipment	5 years
Computer equipment	3 years
Furniture and fixtures	7 years

Maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and the resulting gain or loss is reflected in the statements of operations.

Research and Development

Research and development costs are expensed in the period incurred. The costs primarily consist of personnel and supplies.

Shipping and handling costs

The Company’s shipping and handling costs relating to inbound freight are reported as cost of goods sold in the consolidated Statements of Operations, while shipping and handling costs relating to outbound freight are reported as selling, general and administrative expenses in the consolidated Statements of Operations. The Company classifies amounts billed to customers for shipping fees as revenues.

F-9

Income Taxes

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. The Company has recorded a valuation allowance against its deferred tax assets as of December 31, 2017 and 2016.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50 percent likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes.

Concentration Risks

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.  At December 31, 2017 and 2016, the Company had cash deposits that exceeded the federally insured limit of $250,000.  The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

The Company operates in markets that are highly competitive and rapidly changing. Significant technological changes, shifting customer needs, the emergence of competitive products or services with new capabilities, and other factors could negatively impact the Company’s operating results. State and federal government laws could have a material adverse impact on the Company’s future revenues and results of operations.

The Company’s products require specific components that currently are available from a limited number of sources. The Company purchases some of its key products and components from single vendors. During the years ended December 31, 2017 and 2016, its ballasts, lamps and reflectors, which comprised the clear majority of the Company’s purchases during those periods, were each only purchased from one separate vendor. The ballast vendor is a former related party (see Note 4).

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements. There were no customers that accounted for more than 10% of the Company’s revenue for the years ended December 31, 2017 and 2016. Shipments to customers outside the United States comprised 2.2% and 1% for the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2017, four customers accounted for 17.1%, 14.8%, 14.5% and 14.3% of the Company’s trade accounts receivable balance, and as of December 31, 2016, one customer accounted for 18% of the Company’s trade accounts receivable balance.

Fair Value measurements

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-10

The carrying amounts of financial instruments such as cash, accounts receivable, inventories, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments.

The fair value of the derivative liabilities of $7,415,000 at December 31, 2017, were valued using Level 2 inputs.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures, but does not believe there will be a material effect, if any.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2017-11 on the Company’s financial statement presentation or disclosures.

F-11

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2017 and 2016:

	2017	2016

Machinery and equipment	$234,706	$231,506
Computer equipment	12,448	12,448
Furniture and fixtures	97,451	97,451
Leasehold improvements	7,000	7,000
	351,605	348,405
Less: accumulated depreciation and amortization	(213,362)	(143,469)
Property and equipment, net	$138,243	$204,936

Depreciation and amortization expense for the years ended December 31, 2017 and 2016 was $69,893 and $70,950, respectively.

Property and equipment include assets acquired under capital leases of $64,632 at December 31, 2017 and 2016, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

Supplier (Former Related Party)

A family member of an officer/shareholder owned a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the years ended December 31, 2017 and 2016 totaled approximately $3,805,248 and $3,119,000, respectively. The Company believes purchase prices from this vendor approximated what the Company would have to pay from an independent third party vendor. In 2017, the Company determined that due to a change in relationship status, this vendor that was formerly considered a related party, was deemed to no longer be a related party. At December 31, 2017 and 2016, the Company owed the former related party $381,457 and $1,083,764, respectively. At December 31, 2017, the Company had made advanced deposit payments to this vendor for $735,730, which will be applied to purchased inventory upon delivery.

Due to Related Parties

As of December 31, 2017, and December 31, 2016, the Company owed related parties $146,534 and $134,086, respectively. Included in the balances were short-term loans from the two officers/shareholders to the Company totaling $3,297 as of December 31, 2017 and 2016, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable to related parties, which totaled to $65,222 and $68,471 at December 31, 2017 and 2016, respectively. Also included is $29,580 and $62,319 of unpaid compensation, which was owed to the officers/shareholders as of December 31, 2017 and 2016, respectively.

F-12

NOTE 5 – NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at December 31, 2017 and 2016:

	2017	2016

Notes payable to officers/shareholders (a)	$195,000	$195,000
Notes payable to officers/shareholders (b)	600,000	600,000
Notes payable to related parties (c)	300,000	-
Notes payable to related parties (d)	50,000	70,000
	1,145,000	865,000
Less: current portion	(1,145,000)	(265,000)
Non-current portion	$-	$600,000

a.	On July 1, 2012, the Company entered into note payable agreements with Alan Lien and Alvin Hao, two of its officers/shareholders at that time. The maximum borrowings allowed under each individual note was $200,000. The notes are unsecured, bear interest at a rate of 8% per annum, and are due 30 days after demand. Amounts owed on the combined note balances were $195,000 at December 31, 2017 and 2016, respectively.

b.	In May 2016, the Company entered into two separate notes payable agreements with the aforementioned two officers/shareholders. Under each of the agreements, the Company borrowed $300,000 from each of the officers/shareholders. The notes accrue interest at a rate of 8% per annum, are unsecured and are due on or before May 31, 2018. A total of $600,000 was due on the combined notes at December 31, 2017 and 2016.

c.	In February 2017, the Company executed two separate promissory notes and borrowed $300,000 from the relatives of one of the directors of the Company. The notes are unsecured, payable on demand and carry an interest of 14% per annum. A total of $300,000 was outstanding on the combined notes at December 31, 2017.

d.	The Company entered into note agreements with the parents of one of the Company’s officer/shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $70,000 was due on the loans as of December 31, 2017 and 2016, respectively.

Interest expense on the notes to related parties for the year ended December 31, 2017 and 2016 was $109,863 and $56,626, respectively. Interest paid to the related parties during the year ended December 31, 2017 and 2016 amounted to $7,200 and $17,124, respectively. Accrued interest included in amounts due to related parties at December 31, 2017 and 2016 was $146,534 and $68,471, respectively.

NOTE 6 – LOANS PAYABLE

Loans payable consist of the following as of December 31, 2017 and December 31, 2016:

	2017	2016

Automobile loans	$25,957	$34,220
Less: current portion	(8,476)	(8,262)
Non-current portion	$17,481	$25,958

In 2015, the Company entered into two loan agreements to purchase automobiles. The combined principal amount of the loans was $44,093 and they mature by November 2021. The loans require a combined monthly payment of principal and interest of $747. A total of $25,957 and $34,220 was owed on the loans as of December 31, 2017 and 2016, respectively.

Principal payments due on long-term debt as of December 31, 2017 for each of the next five years are as follows:

Years ending December 31,	Amount
2018	8,476
2019	7,542
Thereafter	9,939
Total	$25,957

F-13

NOTE 7 – CONVERTIBLE NOTE PAYABLE

Convertible note payable consist of the following as of December 31, 2017:

Amount
YA II PN, Ltd. Advisors Global, LP	$1,750,000
Less debt discount	(1,555,556)
Convertible note payable, net	$194,444

On November 8, 2017, the Company issued a secured convertible debenture (the “Note”) to Yorkville Advisors Global, LP (“YPL”) in the principal amount of $1,750,000 with interest at 5% per annum (15% on default) and due 18 months from closing. The Note is secured by all the assets of the Company and its subsidiaries. The Note Conversion Price is convertible into common stock of the Company at $1.00 per share (the “Conversion Price”). The Conversion Price may be adjusted by YPL on the earlier of (a) the 90-day anniversary of the closing with effectiveness of a registration statement or (b) the 180-day anniversary of the closing to a 20% discount to the lowest daily Volume Weighted Average Price (VWAP) over the prior 10 trading days, if lower than $1.00 per share (“Ownership Cap”). Subject to the Ownership Cap, the Note will automatically convert if the Company’s stock has traded 250% above the Conversion Price for a period of 20 consecutive trading days provided that the shares can be sold pursuant to an effective registration statement or Rule 144 without any limitations, and the Company’s common stock has an average daily trading value of $350,000 per day for a period of 20 consecutive trading days. As part of the issuance, the Company also granted YPL a 5 year warrant to purchase 1,137,500 shares of the Company at $1.10 per share

The Company will repay the outstanding principal of the Note in equal installments of $250,000 per month starting on September 1, 2018 either in cash by paying the installment amount plus the Redemption Premium or in kind through conversion into free trading common stock at a price equal to the less of (i) the Fixed Conversion Price, or (ii) a 20% discount to the lowest daily VWAP of the Common Stock during the 10 trading days prior to the payment date (or any combination of cash and stock). The Company will not be required to make a monthly installment payment if the 10-day lowest VWAP is at or above 125% of the then effective Conversion Price. YPL will have the option to defer any monthly installment payment to the maturity date at its sole discretion. The stock component of each monthly installment payment will be limited to 300% of the average daily dollar traded value over the previous 10 trading days. The Company may redeem in cash amounts owed under the Note prior to the maturity date by providing YPL with 10 business days advance note provided that the common stock is trading below the conversion price at the time of the redemption note. The Company shall pay the Redemption Premium equal to the percentage of the principal amount being redeemed as follows: 10% for first 180 days following the closing, 15% for day 181 to 360 following the closing; and 20% for day 361 to the maturity date.

The Company paid 5% of aggregate funding as commitment fee to YPL and $15,000 towards due diligence and structuring fee. The Company netted $1,647,500 after fee and expenses of $102,500.

The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. Furthermore, the Company determined that the exercises prices of the warrants were not a fixed amount because they were subject to an adjustment based on the occurrence of future offerings or events. As such, the Company determined that the conversion feature and the warrants created a derivative with a fair value of $3,767,724 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $1,750,000 as a valuation discount to be amortized over the life of the note, and the excess of $2,017,724 being recorded as a finance cost.

During the year ended December 31, 2017, amortization of debt discount was $194,444 and was recorded as a financing costs. The unamortized balance of the debt discount was $1,555,556 as of December 31, 2017.

The following table presents scheduled principal payments on our long-term debt as of December 31, 2017:

Years ending December 31,	Amount
2018	$1,250,000
2019	500,000
Total	$1,750,000

F-14

NOTE 8 – SERIES-A CONVERTIBLE PREFERRED STOCK AND WARRANTS

Series-A Convertible Preferred Shares Subscription Agreement consisted of the following as of December 31, 2017:

Amount
5% Series-A preferred stock, $0.0001 par value, 351,000 shares issued and outstanding	$351,000
Discount relating to fair value of conversion feature and warrants granted upon issuance	(351,000)
Preferred stock	$-

In October 2017, the Company engaged Garden State Securities to develop potential accredited investors to participate in the Company’s private offering to raise up to $3,000,000 in convertible Preferred Series-A stock. Each unit consisted of (i) three shares of Series-A Convertible Preferred Stock of the Company (the “Series-A”) and (ii) a warrant to purchase 1,936 shares of the Company’s common stock at $1.25 per share (the “Warrants). Each Series-A share is convertible into 1,000 shares of common stock of the Company. Each share is convertible to common stock at a lesser of $1.00 per share or discounted VWAP (80% of the 10 trading days prior to conversion), whichever is lower.

October 24, 2017 FirstFire Global Opportunities Fund LLC (“FirstFire”) purchased 117 Units which consisted of 351,000 shares of Series-A preferred stock and Warrants to purchase 283,140 shares of common stock for $351,000. The Company received a total of $295,410 after fees and expenses. The Series-A offering was terminated after this issuance without the Minimum Amount being raised.

The Series-A will automatically convert if (i) the Company’s Common Stock trades at a price equal to or greater than 250% of the Series-A Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for the Company’s Common Stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of the Company’s Common Stock, then all outstanding shares of Series-A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series-A Investor, and without any notice to the Series-A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series-A Conversion Price then in effect. The purchase of the Series-A had registration rights to have the Company register the underlying common shares, and such registration statement was declared effective in January 2018. As part of the offering, the Company also granted First Fire a right to refuse or participate in any future debt or equity offering. The registration statement was filed in December 2017 and declared effective in January 2018.

As part of the issuance, the Company initially granted warrants to purchase 226,512 shares of common stock to FirstFire. The Company subsequently issued 56,628 additional warrants to First Fire as part of the offering, bringing the total warrants issued to them to 283,140. The warrants are exercisable at $1.25 per share and will expire in five years. The exercise price, and the number of warrants to be issued, are subject to adjustment. The exercise price of the warrants is subject to a reset provision (down round protection) in case the Company will issue similar debt or equity instruments with price lower than $1.25 per share. The number of warrants shall also be increased upon the occurrence of certain events.

The Company considered the accounting guidance and determined the appropriate treatment is to account the Series-A conversion feature as a liability since the instrument is convertible into a variable number of shares (i.e. the conversion price continuously reset) and that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. Furthermore, the Company determined that the exercises prices of the warrants were not a fixed amount because they were subject to an adjustment based on the occurrence of future offerings or events. As such, the Company determined that the conversion feature of the Series-A preferred stock had a fair value of $564,000 at issuance, and the fair value of 283,140 warrants had a fair value of $338,358 at issuance, which created a derivative with an aggregate fair value of $902,358 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the preferred as a reduction of the fair value of the preferred stock of $295,410, and the excess of $606,948 is being recorded as a deemed dividend and a charge to paid in capital. The Company will revalue these liabilities each reporting period.

F-15

In November 2017, FirstFire informed the Company that it was exercising its right to participate in the YPL debt offering described in Note 7, however, YPL refused and threatened to back out of the offering if FirstFire was included in it. The YPL debt offering was consummated without FirstFire. In December 2017, as a settlement with FirstFire for not to exercising its right to participate in the YPL debt offering, the Company granted FirstFire warrants to purchase 166,860 shares of common stock at $1.00 per share. The warrant contained down-round/reset provision (both exercise price and number of shares) in case the Company will issue similar instrument at a price lower than $1.25 per shares, and as such, is subject to derivative liability accounting. The Company determined that the issuance of these additional warrants was part of a negotiated settlement with FirstFire, and recorded the fair value of the warrant of $199,000 as a liability and as a financing cost.

The Company also considered the guidance of ASC 480-10-S99-3A, and determined that as redemption is outside control of the issuer as the conversion price not fixed, such preferred shares should be recognized outside of permanent equity.

NOTE 9 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices and the exercise prices of the notes, Series-A preferred stock, and warrants described in Notes 7 and 8 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of December 31, 2017, the derivative liabilities were valued using a probability weighted average Monte Carlo pricing model with the following assumptions:

	Issued During 2017	December 31, 2017

Exercise Price	$1.10 – 1.25	$1.10 – 1.25
Stock Price	$1.26 – 1.80	$2.23
Risk-free interest rate	1.53 – 2.03%	1.76 – 2.20%
Expected volatility	172%	172%
Expected life (in years)	1.49 – 5.00	1.30 – 5.00
Expected dividend yield	0%	0%

Warrants	$1,979,082	$3,000,000
Convertible debt	2,326,000	3,633,000
Series-A Preferred Stock	564,000	782,000
Fair Value:	$4,869,082	$7,415,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

F-16

During the year ended December 31, 2017, the Company recognized $2,545,918 as the change in the fair value of the derivative from the respective prior period. In addition, the Company recognized derivative liabilities of $4,869,082 upon issuance of convertible notes and convertible preferred shares during the period.

NOTE 10 – SHAREHOLDERS’ EQUITY

Common shares issued for cash

During the year ended December 31, 2017, the Company issued 511,957 shares of common stock for a total of $455,000 in a Private Placement Offerings per Reg. D.

Common stock issued for services

During 2017, the Company entered into various consulting agreements with third parties (“Consultants”) pursuant to which these Consultants provided business development, sales promotion, introduction to new business opportunities, strategic analysis, accounting, and, sales and marketing activities. In accordance with these agreements, the Company agreed to issue an aggregate of 1,717,000 shares to the Consultants for the services rendered. The Company accounted for the aggregate fair value of the shares of common stock issued to Consultants in accordance with current accounting guidelines and determined the aggregate fair value of these shares to be $2,481,000 based on the trading prices per share of the Company’s stock at every issuance date. As there were no performance commitment and shares issued were nonrefundable, the Company recognized the full amount of the fair value of the common stock issued as stock compensation expense on its statement of Operations for the period ended December 31, 2017.

Common shares issued to employees for services

As part of an employment agreement, dated March 27, 2017, with Mr. Dennis G. Forchic to become Chief Executive Officer, the Company issued a total of 5,411,765 shares of common stock valued at $2,760,000 (based on trading price at date of grant). In addition, Mr. Forchic purchased an additional 784,314 shares with a fair value at the date of purchase of $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as additional stock compensation expense.

On December 27, 2017, the Company entered into a four year employment agreement with Stanley L. Teeple as the Company’s Chief Compliance Officer. As part of the Employment Agreement, Mr. Teeple was granted 1,000,000 million shares of the Company’s common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement. The fair value of the shares on the date of grant was $1,710,000, of which $427,500 was recorded as stock-based compensation during the year ended December 31, 2017 and $1,282,000 is being amortized ratably over the three year vesting period.

In November 2015, the Company entered into a four year employment agreement with one of its employees in which the employee was granted 500,000 shares of the Company’s common stock. The shares vest equally in six month periods over the four years. The fair value of the shares on the date of grant was $400,000, which is being amortized ratably over the four year service period. A total of 125,000 shares with a fair value of $100,000 were issued under the agreement during both years ended December 31, 2017 and 2016. In 2016, 20,000 common shares with a fair value of $11,000 were granted to two employees for their services in 2016. The amount amortized as stock based compensation in 2017 and 2016 was $100,000 and $111,000, respectively.

F-17

Summary of Stock Options

A summary of stock options for the year ended December 31, 2017 is as follows:

Weighted
	Number	Average
	of	Exercise
	Options	Price
Balance outstanding, December 31, 2016	-	-
Options granted	3,000,000	0.60
Options exercised	-	-
Options expired or forfeited	-	-
Balance outstanding, December 31, 2017	3,000,000	$0.60
Balance exercisable, December 31, 2017	-	$-

As part of the Employment Agreement with Mr. Forchic, he was granted an option to purchase 3,000,000 shares of common stock at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next three years. The options were valued at $835,767 at the date of grant using a Black Scholes options pricing model and will be amortized as an expense over the vesting period.

The fair value of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

2017
Risk free rate of return	1.92%
Option lives in years	6.0
Annual volatility of stock price	198.03%
Dividend yield	-%

Information relating to outstanding stock options at December 31, 2017, summarized by exercise price, is as follows:

	Outstanding			Exercisable
			Weighted		Weighted
Exercise			Average		Average
Price Per Share	Shares	Life (Years)	Exercise Price	Shares	Exercise Price
$0.60	3,000,000	5.00	$0.60	-	$-

The Company recorded compensation expense pursuant to authoritative guidance provided by the ASC Topic 718 – Stock Compensation for the year ended December 31, 2017 of $274,096. As of December 31, 2017, the Company has outstanding unvested options with future compensation costs of $561,671, which will be recorded as compensation cost as the options vest over their remaining average vesting period of 2.00 years. As of December 31, 2017, the outstanding options had an intrinsic value of $4,890,000.

NOTE 11- COMMITMENTS

Operating Leases

The Company leases office and warehouse facilities under two non-cancellable lease agreements, one in Southern California and one in New Jersey. The Southern California lease was initiated in September 2013 and expires August 31, 2020. Subsequent to December 31, 2017, the Company provided notice to vacate its existing facility in Southern California and signed a five-year lease, effective May 1, 2018, to move to a 17,640 square foot facility at 853 East Sandhill Avenue, Carson, CA 90746. The New Jersey lease was initiated in October 2014 and expires September 30, 2019.

F-18

Minimum annual rental commitments under non-cancelable leases are as follows:

Years ending December 31,	Amount
2018	$243,000
2019	180,000
2020	180,000
2021	180,000
2022 and thereafter	360,000
TOTAL	$1,143,000

Rent expense was $242,484 and $218,997 for the years ended December 31, 2017 and 2016, respectively.

Capital Leases

The Company leases equipment under capital lease agreements. As of December 31, 2017, the outstanding balance was $9,665 and due in 2018.

Technology License Agreement

The Company entered into a Technology License Agreement with a third-party vendor for consulting services. Under the agreement, the Company will pay the vendor a minimum consulting amount of $100,000 per year, plus a royalty of 7% of all net sales of the vendor’s products above $1,428,571 per calendar year. For each of the years ended December 31, 2017 and 2016, $100,000 was recorded as research and development expense under the agreement on the consolidated Statements of Operations related to the minimum annual fee. For each of years ended December 31 2017 and 2016, $45,595 and $41,490 related to the royalty was recorded as cost of goods sold on the Consolidated Statements of Operations. A total of $190,713 and $165,553 was owed under the amended agreement at December 31, 2017 and 2016, respectively.

Employment Agreements

Agreement with Chief Executive Officer

On January 6, 2017, the company extended an offer to Dennis G. Forchic to become Chief Executive Officer. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as stock compensation expense, (See Note 13).

Agreement with Chief Compliance Officer, Secretary

On December 27, 2017, the Company entered into a four year employment agreement with Stanley L. Teeple as the Company’s Chief Compliance Officer. As part of the Employment Agreement, Mr. Teeple was granted 1,000,000 million shares of the Company’s common stock of which 250,000 shares vested on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement. The fair value of the shares on the date of grant was $1,710,000, of which $427,500 was recorded as stock-based compensation during the year ended December 31, 2017 and $1,282,000 is being amortized ratably over the three year employment agreement period.

NOTE 12 – INCOME TAXES

At December 31, 2017, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $3,400,000 for Federal and state purposes. The carryforwards expire in various amounts through 2035. Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit.

F-19

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2017 and 2016, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2017, and 2016, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2014 through 2017 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize the appropriate deferred tax asset at that time.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

	December 31, 2017	December 31, 2016

Income tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income tax benefit, net of federal benefit	(6.0)%	(6.0)%
Change in valuation allowance	40.00%	40.00%

Income taxes at effective tax rate	-	-%

The components of deferred taxes consist of the following at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016

Inventory reserves	$11,000	$41,000
Allowance for doubtful accounts and returns	38,000	143,000
Impairment of note receivable	-	40,000
Other accrued expenses	-	91,000
Depreciation	(70,000)	(55,000)
Net operating loss carryforwards	930,000	295,000
Less: Valuation allowance	(909,000)	(555,000)

Net deferred tax assets	$-	$-

NOTE 13 – SUBSEQUENT EVENTS

On February 5, 2018, the Company terminated its employment agreement with Mr. Dennis G. Forchic, its Chief Executive Officer and a member of the Company’s Board of Directors.

In accordance with the severance terms of his Employment Agreement: (i) all 3,000,000 Options previously granted to Mr. Forchic were terminated as they had not vested; (ii) the Company will pay Mr. Forchic at the annual rate of $162,000 per annum, from February 5, 2018 through the fourth anniversary date of the Employment Agreement; and (iii) the Company will reimburse Mr. Forchic for each month until the fourth anniversary of January 6, 2017, an amount equal to 50% of Employee’s health care coverage, to the extent such coverage was in place as at February 5, 2018.

On February 14, 2018, the Company entered into a three year employment agreement with Tiffany Davis as its Chief Operating Officer. Ms. Davis is to receive an annual salary of $150,000 and is entitled to receive 1,000,000 shares of the Company’s common stock of which 250,000 shares immediately vested on the signing of the employment agreement and 250,000 shares vest each year on the anniversary date of the employment agreement. Prior to the date of employment with the Company, Ms. Davis was a consultant to the Company.

In February 2018, the Company received proceeds of $1,068,000 from the issuance of 821,538 shares of common stock, at $1.30 per share, as part of a Regulation D offering.

Subsequent to December 31, 2017, the Company issued 1,306,360 shares of its common stock from the conversion of warrants, at $1.10 per share, resulting in proceeds of $1,437,000.

Subsequent to December 31, 2017, the Company issued 1,270,000 shares of its common stock as payment for the receipt of outside professional services.

F-20

California Facility (West Coast Facility)

The Company provided notice to vacate its existing facility in Southern California and signed a five-year lease, effective May 1, 2018, to relocate to a 17,640 square foot facility at 853 East Sandhill Avenue, Carson, CA 90746.

Closure of New Jersey Facility (East Coast Facility)

On May 7, 2018 the Company signed a sublease with Atlas Company for subletting its east coast facility in East Hackensack, NJ. The decision to close the east coast operations was a consolidation move to better serve the customer base with all shipments coming out of the west coast facility in Carson, CA. With this move, the serviceability and supply chain fulfillment has eliminated multiple shipping destinations out of China, and split shipment to customers from both east and west in the USA. The sublease has been executed and provides a zero out-of-pocket cost to the Company for the remainder of the lease.

Standby Equity Distribution Agreement

On April 16, 2018, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with YA II PN, LTD. (the “SEDA Investor”), a Cayman Islands exempted company. The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $25,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to $1,000,000. For each share of common stock purchased under the SEDA, the SEDA Investor will pay 90% of the lowest volume weighted average price (“VWAP”) of the Company’s shares during the five trading days following our draw-down notice to the SEDA Investor . The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

In connection with the SEDA, the Company has issued to the SEDA Investor, a five-year Commitment Fee Warrant (the “Fee Warrant”) to purchase 1,000,000 shares of the Company’s common stock at $0.01 per share.

The Company has agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement, the shares of common stock issuable pursuant to Fee Warrants. The Company cannot sell shares of common stock to the SEDA Investor under the Standby Equity Distribution Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

F-21

Convertible Debenture Termination

Subsequent to December 31, 2017, Yorkville Advisors Global, LP (“YPL”) (see Note 7), notified the Company in writing that it elected to convert all remaining outstanding principal and interest accrued and otherwise payable under the Debenture, which included the conversion of $1,750,000 of principal and $38,082 of interest. Upon the Conversion of the Debenture, the Company issued an aggregate of 1,788,082 shares of its Common Stock to the Investor. Upon the Conversion, the Debenture and the Security Agreement were both terminated in accordance with their respective terms effective as of April 18, 2018, and all security interest and liens under the Security Agreement were released and terminated.

Series A Preferred Stock Conversion

Subsequent to December 31, 2017, the Company received notices of Conversion from the Series A-Investor (see Note 8), pursuant to which the Series-A Investor elected to convert all of the remaining outstanding Series-A into common shares of the Company. Upon the conversion of the balance of the Series-A, the Company issued 386,550 shares. Upon the conversions by the Series-A Investor, no Series-A were outstanding.

Option Agreement for Arizona Property

On April 19, 2018, Solis Tek Inc. (the “Company”) entered into an Option Agreement (the “Option”) with MSCP, LLC, a non-affiliated Arizona limited liability company (the “Lessor”), pursuant to which, a wholly owned subsidiary of the Company, (the “Company Subsidiary”), was granted an option to enter into a certain Lease Agreement (the “Lease”) for the real property, including the structure and all improvements, identified in the Option (the “Premises”). The Premises consists of 70,000 square feet of space and is to be used for the sole purpose of providing services related to the management, administration and operation of a cultivation and processing facility (“Facility”) on behalf of an Arizona limited liability company operating as a nonprofit organization (“Arizona Licensee”) which has been allocated a Medical Marijuana Dispensary Registration Certificate by the Arizona Department of Health Services (“AZDHS”). The activities within the Facility shall be limited to the cultivation, processing, production and packaging of medical marijuana (“MMJ”) and manufactured and derivative products which contain medical marijuana (collectively “MMJ Products”), with no right to sell or dispense any such plants or products. The Lease is for a 5-year initial term (the “Term”) with an option to renew for an additional 5 year term. The base rent for the initial year of the Term is $101,500 per month with additional pro-rata net-lease charges.

As consideration for the Option, the Company paid to Lessor, $160,000.00 (the “Deposit”). If the Company’s Subsidiary executes the Lease by May 19, 2018, the Deposit shall be treated as a security deposit and rent advance and governed in accordance with the terms and conditions of the Lease, and the Company will become a guarantor of the Company Subsidiary’s obligations under the Lease, on behalf of Arizona Licensee. If the Lease is not executed by the Company Subsidiary, the Deposit shall be deemed non-refundable.

On May 19, 2018, we exercised the Option and our wholly owned subsidiary, YLK Partners AZ, LLC, or YLK Partners, executed the Lease, and the Deposit was treated a security deposit and rent advance, in accordance with the terms and conditions of the Lease. We are a guarantor of YLK Partners’ obligations under the Lease, on behalf of Arizona Licensee.

Purchase of YLK Partners NV, LLC from Related Parties

On May 10, 2018, the Company entered into an Acquisition Agreement with the members, which in the aggregate, own 100% of the membership interests (the “Sellers”) in YLK Partners NV, LLC, a Nevada limited liability company (“YLK”). Pursuant to the Acquisition Agreement, in consideration of the Company acquiring all of the outstanding membership interests of YLK, the Company issued to the Sellers, a total of 5,000,000 warrants (the “Warrants”) to purchase 5,000,000 common shares, at an exercise price of $0.01 per share. The Warrants are estimated to be valued at approximately $5,500,000 and are exercisable until May 9, 2023.

The Sellers were:

(a) LK Ventures, LLC a Nevada limited liability company and a related party. One half of the membership interests of LK Ventures, LLC is owned by Alan Lien, Chief Executive Officer, President and a director of the Company, and the remaining one half is owned by a non-affiliated party. LK Ventures LLC received 2,250,000 Warrants under the Acquisition Agreement for the 45% membership interests held in YLK.

F-22

(b) MDM Cultivation LLC, a Delaware limited liability company and a related party. The members of MDM Cultivation are affiliates of YA II PN, Ltd. and, D-Beta One EQ, Ltd., which presently hold (i) 2,258,382 shares of Solis Tek’s common stock, (ii) warrants to purchase 11,200,000 shares of the Company’s common stock and (iii) a Secured Promissory Note issued by Solis Tek in the original principal amount of $1.5 million. In addition, YA II PN, Ltd. and the Company are parties to that Standby Equity Distribution Agreement pursuant to which YA II PN, Ltd. has agreed to purchase up to $25.0 million of the Company’s common stock, subject to the terms and conditions thereof. MDM Cultivation owned 45% of the outstanding membership interests of YLK. MDM Cultivation was issued 2,250,000 Warrants under the Acquisition Agreement. As affiliates of MDM Cultivation, YA II PN, Ltd. and D-Beta One EQ, Ltd. will be deemed to be the beneficial owners of the 2,250,000 Warrants in addition to the other shares and warrants presently held by them.

(c) Future Farm Technologies Inc of Vancouver British Columbia, Canada. Future Farm Technologies, Inc. was issued 500,000 Warrants under the Acquisition Agreement for the 10% membership interests held in YLK.

Cultivation Management Services Agreement

On January 5, 2018, a wholly owned subsidiary of YLK (the “YLK Subsidiary”) entered into a Cultivation Management Services Agreement (the “Management Agreement”) with an Arizona Licensee. The Arizona Licensee is authorized to operate a medical marijuana dispensary, one (1) onsite Facility and one (1) offsite Facility, to produce, sell and dispense medical marijuana and manufactured and derivative products which contain marijuana pursuant to Title 9; Chapter 17 of the Arizona Department of Health Services Medical Marijuana Program, (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Act”) (collectively referred to herein as the “AMMA”). Pursuant to the Management Agreement, YLK Subsidiary will provide the management services for the offsite Facility, on behalf of the Arizona Licensee.

As consideration for the exclusive right of YLK Subsidiary to manage Arizona Licensee’s Facility, pursuant to the Management Agreement; (i) YLK Subsidiary paid $750,000 to the Arizona Licensee; (ii) agreed to pay an additional $250,000 within 10 days after receipt of the AZDHS Approval to Operate (“ATO”) the Facility; and (iii) agreed to pay a total of $600,000, payable in 44 equal monthly installments commencing on April 1, 2019.

The term of the Management Agreement is 5 years. The YLK Subsidiary has the option to extend the term for an additional 5 years with the payment of $1,000,000.00 at the commencement of the additional term and a total of $1,000,000.00 payable in equal monthly installments over the extended term of the Management Agreement.

The Management Agreement provides, among other things, that:

YLK Subsidiary as an independent contractor, act as the manager (“Manager”) of the Facility, on behalf of and in conjunction with Arizona Licensee, and shall be responsible for the acquisition, design, planning, zoning, entitlement, development and construction of a Facility, and for the preparation, submission and acquisition of the ATO for the Facility from AZDHS as its authorized offsite Facility, including payment of all costs, fees, and expenses incurred in the acquisition of all authorizations, permits, certificates and approvals, including acquiring the ATO from AZDHS.

Manager shall be responsible for implementation of the Facility’s Business Plan, Security Policies and Procedures, Inventory and Quality Control Policies and Procedures, and any other policies and procedures or any amendments thereto, subject to approval and as adopted by Arizona Licensee for the Facility, in accordance with the AMMA and applicable rules and regulations. As compensation for rendering the services and the ongoing successful operation of the Facility, Arizona Licensee shall pay to Manager, certain management fees agreed to by the Parties.

Manager shall be responsible for taking any action necessary to comply with any change whatsoever in the AMMA and any applicable law, rule, statute, or regulation related to the development, operation, or management of the Facility that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable after the Effective Date.

F-23

Manager shall implement all actions necessary to ensure the quality, safety and security of the Facility and the MMJ and MMJ Products at the Facility, including providing product testing at industry standards for all products grown or developed for Arizona Licensee at the Facility. Manager shall also be responsible for all costs and expenses related to the testing of MMJ and MMJ Products cultivated and produced at the Facility to ensure effectiveness, quality and safety in compliance with the AMMA and all other state and local rules, regulations, requirements and laws. In the event Arizona Licensee reasonably requires the additional testing of MMJ and MMJ Products at the Facility, beyond what is required therein, Arizona Licensee agrees to bear the responsibility of any costs, fees and expenses incurred as a result of such additional testing.

Unregistered Sales of Equity Securities.

On May 10, 2018, the Company entered in to a Securities Purchase Agreement with YA PN II, LLC, pursuant to which the Company sold and issued the following:

(a)	500,000 Shares for a consideration of $500,000;

(b)	A warrant, or Warrant #1, to purchase 1,000,000 Warrant Shares at an exercise price of $1.50 per share for a term expiring on May 10, 2023;

(c)

A warrant, or Warrant #2, purchase 2,250,000 shares of common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #2 for a purchase price of $0.03 per share so purchased if and only if the average volume weighted average price, or VWAP, (as reported by Bloomberg, LP) of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #2 on the terms set forth in Warrant #2 if and only if the average VWAP of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(d)	A warrant, or Warrant #3, to purchase 2,250,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #3 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #3 on the terms set forth in Warrant #3 if and only if the average VWAP of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(e)	A warrant, or Warrant #4, to purchase 2,000,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #4 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $1.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase the Shares of Common Stock underlying Warrant #4 on the terms set forth in Warrant #4 if and only if the average VWAP of our Common Stock is greater than $2.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(f)	A Secured Promissory Note, or the Note, in the amount of $1,500,000. The Note bears interest at the rate of 8% per annum and has a maturity date of February 9, 2019. The Note is secured by all of our assets.

In connection with the Securities Purchase Agreement, the Company executed: (i) a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC for the resale of certain of the Shares and Warrant Shares; (ii) A Global Guaranty Agreement pursuant to which the Company and all of the Company’s subsidiaries, guaranteed the repayment of the Note; and (iii) a Security Agreement pursuant to which the Company and all of its subsidiaries pledged all of their assets as collateral for the repayment of the Note.

F-24

SOLIS TEK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$1,222,553	$967,943
Accounts Receivable, net of allowance for doubtful accounts and returns of $285,013 and $396,499	358,068	417,484
Inventories, net	2,032,995	1,684,463
Advances to suppliers – formerly a related party	540,050	735,730
Prepaid expenses and other current assets	150,275	134,374
Total current assets	4,303,941	3,939,994

Property and equipment, net	120,333	138,243
Other assets	52,980	37,980
TOTAL ASSETS	$4,477,254	$4,116,217

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,253,797	$1,124,349
Due to former related party vendor	274,125	381,457
Note payable - related parties	800,000	1,145,000
Convertible note payable, current portion, net of discount of $1,263,889 and $1,055,556, respectively	486,111	194,444
Due to related parties	113,103	146,534
Capital lease obligations, current portion	6,074	9,665
Loans payable, current portion	6,429	8,476
Total Current Liabilities	2,939,639	3,009,925

Loans payable, net of current portion	17,481	17,481
Convertible note payable, net of current portion, net of discount of $0 and $500,000, respectively	-	-
Notes payable related parties, net of current portion
Derivative liability	2,808,041	7,415,000
Total liabilities	5,765,161	10,442,406

Series-A Convertible Preferred Shares, net of discount of $50,000 and $351,000, no par value, 50,000 and 351,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	-	-

Commitments and Contingencies

Shareholders’ Deficit
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 41,230,982 and 38,522,034 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	41,231	38,522
Additional paid-in-capital	14,483,968	9,077,690
Accumulated deficit	(15,813,106)	(15,442,401)
Total Shareholders’ Deficit	(1,287,907)	(6,326,189)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,477,254	$4,116,217

F-25

SOLIS TEK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)

Sales	$1,011,749	$2,901,826
Cost of goods sold (including $412,722 and $1,465,996 from a former related party)	533,925	1,781,304
Gross profit	477,824	1,120,522

Operating expenses
Selling, general and administrative expenses	3,448,271	4,764,655
Research and development	51,878	82,770
Total operating expenses	3,500,149	4,847,425

Loss from operations	(3,022,325)	(3,726,903)

Other income (expenses)
Financing costs	(607,717)	-
Change in fair value of derivative liability	2,630,052	-
Gain on extinguishment of derivative liability	674,254	-
Interest expense (including $22,913 and $23,622 to related parties)	(44,969)	(24,171)
Total other income (expenses)	2,651,620	(24,171)

Loss before income taxes	(370,705)	(3,751,074)

Provision for income taxes	-	913

Net loss	$(370,705)	$(3,751,987)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	39,994,645	36,388,724

F-26

SOLIS TEK INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(UNAUDITED)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2017	38,522,034	$38,522	$9,077,690	$(15,442,401)	$(6,326,189)

Net proceeds from sale of common stock	821,538	822	1,067,178		1,068,000

Fair value of common stock issued for services	465,000	465	717,735		718,200

Fair value of common stock issued to employees	250,000	250	500,167		500,417

Shares issued on exercise of warrants	856,360	856	941,140		941,996

Shares issued on conversion of Series-A Convertible Preferred Shares	316,050	316	315,734		316,050

Extinguishment of derivative liability			1,302,653		1,302,653

Fair value of vested stock options			561,671		561,671

Net loss				(370,705)	(370,705)

Balance, March 31, 2018 (Unaudited)	41,230,982	$41,231	$14,483,968	$(15,813,106)	$(1,287,907)

F-27

SOLIS TEK INC.

CONDENSED CONSOLIDATED STAEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Month Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(370,705)	$(3,751,987)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for allowance for doubtful accounts and sales returns	(111,486)	52,487
Provision for inventory reserves	(4,640)	-
Depreciation and amortization	17,910	17,745
Fair value of vested stock options	561,671
Fair value of common stock issued for services	718,200	3,663,154
Fair value of common stock issued to employees	500,417	-
Financing costs	607,717	-
Change in the fair value of derivative liability	(2,630,052)	-
Gain on extinguishment of derivative liability	(674,254)	-
Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	170,902	(710,169)
Inventories	(343,892)	865,984
Advances to suppliers	195,680	(192,857)
Prepaid expenses and other	(15,902)	(2,254)
Other assets	(15,000)	-
(Decrease) Increase in:
Accounts payable and accrued expenses	129,448	183,461
Due to former related party vendor	(107,332)	(661,238)
Due to related parties	(33,431)	3,422
Net cash used in operating activities	(1,404,749)	(532,252)

Cash Flows from Investing Activities
Purchase of property and equipment	-	(3,200)
Net cash used in investing activities	-	(3,200)

Cash Flows from Financing Activities
Proceeds from sale of common stock	1,068,000	400,000
Proceeds from exercise of warrants	941,996	-
Proceeds from notes payable related parties	-	300,000
Payments on notes payable related party	(345,000)	(20,000)
Payments on capital lease obligations	(3,591)	(3,355)
Payments on loans payable	(2,046)	(2,039)
Net cash provided by financing activities	1,659,359	674,606

Net increase in cash	254,610	139,154
Cash beginning of period	967,943	275,783
Cash end of period	$1,222,553	$414,937

Interest paid	$56,344	$10,999
Taxes paid	$-	$-

Non-Cash Financing Activities
Extinguishment of derivative liability	$1,302,653	$-
Common shares issued upon conversion of Series A preferred	$316,500	$-

F-28

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Solis Tek Inc. and Subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018.

History and Organization

Solis Tek Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on March 2, 2007 as Cinjet, Inc. (“Cinjet”). Effective September 1, 2015, Cinjet changed its corporate name to Solis Tek Inc. On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with Solis Tek Inc., a California corporation (“STI”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into STI (the “Merger”), with STI surviving the Merger as a wholly-owned subsidiary of the Company. The Merger was accounted for as a recapitalization of the Company with STI being deemed the accounting acquirer.

Overview of Business

The Company is a vertically integrated technology innovator, developer, manufacturer and distributor focused on bringing products and solutions to commercial cannabis growers in both the medical and recreational space in legal markets across the U.S. For nearly a decade, growers have used the Company’s lighting solutions to increase yield, lower costs and grow better to maximize their return on investment. More recently the Company’s Zelda Horticulture nutrient division has provided an expanding product mix to the Company’s offerings. The Company’s customers include retail stores, distributors and commercial growers in the United States and abroad.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, during the three months ended March 31, 2018, the Company incurred an operating loss of $3,022,325, used cash in operations of $1,404,749 and had a stockholders’ deficit of $1,287,907 as of March 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2017 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

At March 31, 2018, the Company had cash on hand in the amount of $1,222,553. Subsequent to March 31, 2018, the Company entered in Standby Equity Distribution Agreement that may provide it with additional funds (See Note 12). Management estimates that the current funds on hand will be sufficient to continue operations through December 2018. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Solis Tek East Corporation (“STE”), an entity incorporated under the laws of the State of New Jersey and Zelda Horticulture, Inc. (“Zelda”), and entity incorporated under the laws of the State of California. Intercompany transactions and balances have been eliminated in consolidation.

Loss per Share Calculations

Basic earnings per share are computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed by dividing the net income applicable to common stock holders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period.

For the three months ended March 31, 2018, options to acquire 3,000,000 shares of common stock, warrants to acquire 900,000 shares of common stock, and 1,947,826 shares to be issued upon conversion of our convertible notes and preferred stock have been excluded from the calculation of weighted average common shares, as their effect would have been anti-dilutive. For the three months ended March 31, 2017, options to acquire 3,000,000 shares of common stock have been excluded from the calculation of weighted average common shares outstanding at March 31, 2017, as their effect would have been anti-dilutive.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts, reserves for inventory obsolescence, valuing equity instruments issued for services and valuation allowance for deferred tax assets, among others. Actual results could differ from these estimates.

Revenue Recognition

In September 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09 (ASU No. 2014-09) regarding revenue recognition. The new standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. generally accepted accounting principles. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services. The ASU became effective January 1, 2018. Due to the nature of the products sold by the Company, the adoption of the new standard has had no quantitative effect on the financial statements. However, the guidance requires additional disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized.

The Company recognizes revenue upon shipment of the Company’s products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to the Company’s products primarily is transferred to the customer once the product is shipped from the Company’s warehouses. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

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Under the new guidance, revenue is recognized when control of promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company reviews its sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control and performance obligations are satisfied.

All products sold by the Company are distinct individual products and consist of advanced energy efficient indoor horticulture lighting, plant nutrient products, and ancillary equipment. The products are offered for sale as finished goods only, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

The Company does not offer a general right of return on any of its sales and considers all sales as final. The Company generally provides a three-year warranty on its ballasts. However, the Company does not maintain a warranty reserve as the Company is able to chargeback its vendors for all warranty claims. As of March 31, 2018, and December 31, 2017, the Company recorded a reserve for returned product in the amount of $107,699 and $112,339, respectively, which reduced the accounts receivable balances as of those periods.

Concentration Risks

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At March 31, 2018 and December 31, 2017, the Company had cash deposits that exceeded the federally insured limit of $250,000. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

The Company operates in markets that are highly competitive and rapidly changing. Significant technological changes, shifting customer needs, the emergence of competitive products or services with new capabilities, and other factors could negatively impact the Company’s operating results. State and federal government laws could have a material adverse impact on the Company’s future revenues and results of operations.

The Company’s products require specific components that currently are available from a limited number of sources. The Company purchases some of its key products and components from single vendors. During the three months ended March 31, 2018 and 2017, its ballasts, lamps and reflectors, which comprised the majority of the Company’s purchases during those periods, were each only purchased from one separate vendor. The ballast vendor is a former related party (see Note 4).

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements. Two customers accounted for 19% and 17% of the Company’s revenue for the three months ended March 31, 2018, and as of March 31, 2017, one customer accounted for 12% of the Company’s revenue. Shipments to customers outside the United States comprised 3.8% and 0.3% for the three months ended March 31, 2018 and 2017, respectively.

As of March 31, 2018, two customers accounted for 16.9% and 18.6%, respectively, of the Company’s trade accounts receivable balance, and as of December 31, 2017, four customers accounted for 17.1%, 14.8%, 14.5% and 14.3%, respectively, of the Company’s trade accounts receivable balance.

Fair Value measurements

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

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●	Level 1 — Quoted prices in active markets for identical assets or liabilities.
●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, accounts receivable, inventories, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments.

The fair value of the derivative liabilities of $2,808,041 and $7,415,000 at March 31, 2018 and December 31, 2017, respectively, were valued using Level 2 inputs.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2017-11 on the Company’s financial statement presentation or disclosures.

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Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

Machinery and equipment	$234,706	$234,706
Computer equipment	12,448	12,448
Furniture and fixtures	97,451	97,451
Leasehold improvements	7,000	7,000
	351,605	351,605
Less: accumulated depreciation and amortization	(231,272)	(213,362)
Property and equipment, net	$120,333	$138,243

Depreciation and amortization expense for the three months ended March 31, 2018 and 2017 was $17,910 and $17,745, respectively.

Property and equipment include assets acquired under capital leases of $64,632 and $64,632 at March 31, 2018 and December 31, 2017, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Supplier (Former Related Party)

A family member of an officer/shareholder owned a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the three months ended March 31, 2018 and 2017, totaled approximately $830,000 and $848,000, respectively. The Company believes purchase prices from this vendor approximated what the Company would have to pay from an independent third party vendor. In 2017, the Company determined that due to a change in relationship status, this vendor that was formerly considered a related party, was deemed to no longer be a related party. At March 31, 2018 and December 31, 2017, the Company owed the former related party $274,125 and $381,457, respectively. At March 31, 2018, and December 31, 2017, the Company had made advanced deposit payments to this vendor for $540,050 and $735,730, respectively, which will be applied to purchase inventory upon delivery.

Due to Related Parties

As of March 31, 2018, and December 31, 2017, the Company owed related parties $113,103 and $146,534, respectively. The balances are primarily interest owed on notes payable to related parties (see Note 5). During the three months ended March 31, 2018, the company added $22,913 of additional accrued interest and made interest payments of $56,344.

NOTE 5 – NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

Notes payable to officers/shareholders (a)	$-	$195,000
Notes payable to officers/shareholders (b)	600,000	600,000
Notes payable to related parties (c)	150,000	300,000
Notes payable to related parties (d)	50,000	50,000
Total	$800,000	$1,145,000

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a.	On July 1, 2012, the Company entered into note payable agreements with Alan Lien and Alvin Hao, two of its officers and shareholders at that time. The maximum borrowings allowed under each individual note was $200,000. The notes are unsecured, bear interest at a rate of 8% per annum, and are due 30 days after demand. Amounts owed on the combined note balances were $195,000 at December 31, 2017. During the three months ended March 31, 2018, the Company made payments of $195,000 and the notes were retired.

b.	In May 2016, the Company entered into two separate notes payable agreements with Mr. Lien and Mr. Hao. Under each of the agreements, the Company borrowed $300,000 from each Mr. Lien and Mr. Hao. The notes accrue interest at a rate of 8% per annum, are unsecured and are due on or before May 31, 2018. A total of $600,000 was due on the combined notes at March 31, 2018 and December 31, 2017, respectively.

c.	In February 2017, the Company executed two separate promissory notes and borrowed $300,000 from the relatives of one of the directors of the Company. The notes are unsecured, payable on demand and carry an interest of 14% per annum. A total of $300,000 was outstanding on the combined notes at December 31, 2017. During the three months ended March 31, 2018, the Company made payments of $150,000, leaving a balance of $150,000 at March 31, 2018.

d.	The Company entered into note agreements with relatives of one of the Company’s officer/shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $50,000 was due on the loans as of March 31, 2018 and December 31, 2017, respectively.

Interest expense on the notes to related parties for the three months ended March 31, 2018 and 2017, was $22,913 and $23,622, respectively. Interest paid to the related parties during the three months ended March 31, 2018 and 2017, amounted to $56,344 and $10,200, respectively. Accrued interest included in amounts due to related parties at March 31, 2018 and December 31, 2017, was $113,103 and $146,534, respectively.

NOTE 6 – LOANS PAYABLE

Loans payable consist of the following as of March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

Automobile loans	$23,910	$25,957
Less: current portion	(6,429)	(8,476)
Non-current portion	$17,481	$17,481

In 2015, the Company entered into two loan agreements to purchase automobiles. The combined principal amount of the loans was $44,093 and they mature by November 2021. The loans require a combined monthly payment of principal and interest of $747. A total of $23,910 and $25,957 was owed on the loans as of March 31, 2018 and December 31, 2017, respectively.

NOTE 7 – CONVERTIBLE NOTE PAYABLE

Convertible note payable consist of the following as of March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

YA II PN, Ltd. Advisors Global, LP	$1,750,000	$1,750,000
Less debt discount	(1,263,889)	(1,555,556)
Convertible note payable, net	$486,111	$194,444

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On November 8, 2017, the Company issued a secured convertible debenture (the “Note”) to YAII PN, LTD. (“YPL”) in the principal amount of $1,750,000 with interest at 5% per annum (15% on default) and due 18 months from closing. The Note is secured by all the assets of the Company and its subsidiaries. The Note Conversion Price is convertible into common stock of the Company at $1.00 per share (the “Conversion Price”). The Conversion Price may be adjusted by YPL on the earlier of (a) the 90-day anniversary of the closing with effectiveness of a registration statement or (b) the 180-day anniversary of the closing to a 20% discount to the lowest daily Volume Weighted Average Price (VWAP) over the prior 10 trading days, if lower than $1.00 per share (“Ownership Cap”). Subject to the Ownership Cap, the Note will automatically convert if the Company’s stock has traded 250% above the Conversion Price for a period of 20 consecutive trading days provided that the shares can be sold pursuant to an effective registration statement or Rule 144 without any limitations, and the Company’s common stock has an average daily trading value of $350,000 per day for a period of 20 consecutive trading days. As part of the issuance, the Company also granted YPL a 5-year warrant to purchase 1,137,500 shares of the Company at $1.10 per share

The Company will repay the outstanding principal of the Note in equal installments of $250,000 per month starting on September 1, 2018 either in cash by paying the installment amount plus the Redemption Premium or in kind through conversion into free trading common stock at a price equal to the less of (i) the Fixed Conversion Price, or (ii) a 20% discount to the lowest daily VWAP of the Common Stock during the 10 trading days prior to the payment date (or any combination of cash and stock). The Company will not be required to make a monthly installment payment if the 10-day lowest VWAP is at or above 125% of the then effective Conversion Price. YPL will have the option to defer any monthly installment payment to the maturity date at its sole discretion. The stock component of each monthly installment payment will be limited to 300% of the average daily dollar traded value over the previous 10 trading days. The Company may redeem in cash amounts owed under the Note prior to the maturity date by providing YPL with 10 business days advance note provided that the common stock is trading below the conversion price at the time of the redemption note. The Company shall pay the Redemption Premium equal to the percentage of the principal amount being redeemed as follows: 10% for first 180 days following the closing, 15% for day 181 to 360 following the closing; and 20% for day 361 to the maturity date.

The Company paid 5% of aggregate funding as commitment fee to YPL and $15,000 towards due diligence and structuring fee. The Company netted $1,647,500 after fee and expenses of $102,500.

The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. Furthermore, the Company determined that the exercises prices of the warrants were not a fixed amount because they were subject to an adjustment based on the occurrence of future offerings or events. As such, the Company determined that the conversion feature and the warrants created a derivative with a fair value of $3,767,724 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $1,750,000 as a valuation discount to be amortized over the life of the note, and the excess of $2,017,724 being recorded as a finance cost during the year ended December 31, 2017.

During the three month ended March 31, 2018, amortization of debt discount was $291,667 and was recorded as a financing cost. The unamortized balance of the debt discount was $1,263,889 and $1,555,556 as of March 31, 2018 and December 31, 2017, respectively.

Subsequent to March 31, 2018, YPL (See Note 12), notified the Company in writing that it elected to convert all remaining outstanding principal and interest accrued and otherwise payable under the Debenture, which included the conversion of $1,750,000 of principal and $38,082 of interest. Upon the Conversion of the Debenture, the Company issued an aggregate of 1,788,082 shares of its Common Stock to the Investor and the Debenture and the Security Agreement were both terminated and all security interest and liens under the Security Agreement were released and terminated.

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NOTE 8 – SERIES-A CONVERTIBLE PREFERRED STOCK AND WARRANTS

Series-A Convertible Preferred Shares consisted of the following as of March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

5% Series-A preferred stock, $0.0001 par value, 50,000 and 351,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	$50,000	$351,000
Discount relating to fair value of conversion feature and warrants granted upon issuance	(50,000)	(351,000)
Preferred stock	$-	$-

In October 2017, the Company engaged Garden State Securities to develop potential accredited investors to participate in the Company’s private offering to raise up to $3,000,000 in convertible Preferred Series-A stock. Each unit consisted of (i) three shares of Series-A Convertible Preferred Stock of the Company (the “Series-A”) and (ii) a warrant to purchase 1,936 shares of the Company’s common stock at $1.25 per share (the “Warrants). Each Series-A share is convertible into 1,000 shares of common stock of the Company. Each share is convertible to common stock at a lesser of $1.00 per share or discounted VWAP (80% of the 10 trading days prior to conversion), whichever is lower.

October 24, 2017 FirstFire Global Opportunities Fund LLC (“FirstFire”) purchased 117 Units which consisted of 351,000 shares of Series-A preferred stock and Warrants to purchase 283,140 shares of common stock for $351,000. The Company received a total of $295,410 after fees and expenses. The Series-A offering was terminated after this issuance.

The Series-A will automatically convert into common shares if (i) the Company’s Common Stock trades at a price equal to or greater than 250% of the Series-A Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for the Company’s Common Stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of the Company’s Common Stock, then all outstanding shares of Series-A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series-A Investor, and without any notice to the Series-A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series-A Conversion Price then in effect. The purchase of the Series-A had registration rights to have the Company register the underlying common shares, and such registration statement was declared effective in January 2018. As part of the offering, the Company also granted First Fire a right to refuse or participate in any future debt or equity offering. The registration statement was filed in December 2017 and declared effective in January 2018.

As part of the issuance, the Company initially granted warrants to purchase 226,512 shares of common stock to FirstFire. The Company subsequently issued 56,628 additional warrants to First Fire as part of the offering, bringing the total warrants issued to them to 283,140. The warrants are exercisable at $1.25 per share and will expire in five years. The exercise price, and the number of warrants to be issued, are subject to adjustment. The exercise price of the warrants is subject to a reset provision (down round protection) in the event the Company issues similar debt or equity instruments with a price lower than $1.25 per share. The number of warrants shall also be increased upon the occurrence of certain events.

The Company considered the accounting guidance and determined the appropriate treatment is to account the Series-A conversion feature as a liability since the instrument is convertible into a variable number of shares (i.e. the conversion price continuously reset) and that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. Furthermore, the Company determined that the exercises prices of the warrants were not a fixed amount because they were subject to an adjustment based on the occurrence of future offerings or events. As such, the Company determined that the conversion feature of the Series-A preferred stock had a fair value of $564,000 at issuance, and the fair value of 283,140 warrants had a fair value of $338,358 at issuance, which created a derivative with an aggregate fair value of $902,358 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the preferred as a reduction of the fair value of the preferred stock of $295,410, and the excess of $606,948 was recorded as a deemed dividend and a charge to paid in capital during the year ended December 31, 2017.

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In November 2017, FirstFire informed the Company that it was exercising its right to participate in the YPL debt offering described in Note 7. However, YPL refused and threatened to back out of the offering if FirstFire was included in it. The YPL debt offering was consummated without FirstFire. In December 2017, as a settlement with FirstFire for not to exercising its right to participate in the YPL debt offering, the Company granted FirstFire warrants to purchase 166,860 shares of common stock at $1.00 per share. The warrant contained “down-round/reset” provisions (both exercise price and number of shares) in the event the Company issues similar instrument at a price lower than $1.25 per shares, and as such, is subject to derivative liability accounting. The Company determined that the issuance of these additional warrants was part of a negotiated settlement with FirstFire, and recorded the fair value of the warrant of $199,000 as a liability and as a financing cost during the year ended December 31, 2017.

The Company also considered the guidance of ASC 480-10-S99-3A, and determined that as redemption is outside control of the issuer as the conversion price not fixed, such preferred shares should be recognized outside of permanent equity.

During the three-month ended March 31, 2018, amortization of the discount relating to fair value of conversion feature and warrants granted upon issuance was $301,000 and was recorded as a financing cost. The unamortized balance of the discount was $50,000 and $351,000 as of March 31, 2018 and December 31, 2017.

During the three months ended March 31, 2018, 301,000 Series-A shares were converted into 316,050 shares of the Company’s common stock (See Note 10).

Subsequent to March 31, 2018, the Company received a Notice of Conversion from the Series A-Investor (see Note 12), pursuant to which the Series-A Investor elected to convert all of the remaining outstanding Series-A into common shares of the Company. Upon the conversion of the balance of the Series-A, the Company issued 52,500 shares of common stock. Upon the conversion by the Series-A Investor, no Series-A were outstanding.

NOTE 9 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices and the exercise prices of the notes, Series-A preferred stock, and warrants described in Notes 7 and 8 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of March 31, 2018, and December 31, 2017, the derivative liabilities were valued using a probability weighted average Monte Carlo pricing model with the following assumptions:

	March 31, 2018	December 31, 2017

Exercise Price	$0.94 – 1.10	$1.10 – 1.25
Stock Price	$1.11	$2.23
Risk-free interest rate	2.09 – 2.20%	1.76 – 2.20%
Expected volatility	101 - 169%	172%
Expected life (in years)	1.10 - 4.71	1.30 – 5.00
Expected dividend yield	0%	0%

Warrants	$1,047,900	$3,000,000
Convertible debt	1,665,980	3,633,000
Series-A Preferred Stock	94,161	782,000
Fair Value:	$2,808,041	$7,415,000

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The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the three months ended March 31, 2018, the Company recognized $2,630,052 as other income, which represented the change in the fair value of the derivative from the respective prior period. In addition, the Company recognized $1,976,907 which represented the extinguishment of derivative liabilities, of which $674,254 was included in other income and the remaining $1,302,653 was recorded to additional paid-in-capital.

NOTE 10 – SHAREHOLDERS’ EQUITY

Common shares issued for cash

During the three months ended March 31, 2018, the Company received proceeds of $1,068,000 from the issuance of 821,538 shares of common stock, at $1.30 per share, as part of a Regulation D offering.

Common shares issued for services

The Company entered into various consulting agreements with third parties (“Consultants”) pursuant to which these Consultants provided business development, sales promotion, introduction to new business opportunities, strategic analysis, accounting, and, sales and marketing activities. In accordance with these agreements, the Company agreed to issue an aggregate of 2,287,000 shares of common stock, of which 1,427,000 were issued as of December 31, 2017. During the period ended March 31, 2018, 465,000 shares were issued to the Consultants for the services rendered during the three months ended March 31, 2018. The Company accounted for the aggregate fair value of the shares of common stock issued to Consultants in accordance with current accounting guidelines and determined the aggregate fair value of these shares to be $718,200 based on the trading prices per share of the Company’s stock at every issuance date. As there were no performance commitment and shares issued were nonrefundable, the Company recognized the full amount of the fair value of the common stock issued as stock-based compensation expense on its Condensed Consolidated Statements of Operations for the three months ended March 31, 2018. As of March 31, 2018, 395,000 common shares valued at $439,000 remain to be issued.

Common shares issued to employees for services

Employment Agreements:

Chief Operating Officer - On February 14, 2018, the Company entered into a three-year employment agreement with Tiffany Davis as the Company’s Chief Operating Officer. As part of the Employment Agreement, Ms. Davis was granted 1,000,000 shares of the Company’s common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement. The fair value of the shares on the date of grant was $1,340,000, of which $335,000 was recorded as stock-based compensation expense during the three-month ended March 31, 2018, and the remaining $1,005,000 is being amortized ratably over the three year vesting period, of which $41,875 was recorded as stock-based compensation expense during the three months ended March 31, 2018. As of March 31, 2018 the amount of unearned compensation relating to the vesting of shares to be recognized in future periods was $963,125.

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Chief Compliance Officer - On December 27, 2017, the Company entered into a four year employment agreement with Stanley L. Teeple as the Company’s Chief Compliance Officer. As part of the Employment Agreement, Mr. Teeple was granted 1,000,000 shares of the Company’s common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement. The fair value of the shares on the date of grant was $1,710,000, of which $427,500 was recorded as stock-based compensation during the year ended December 31, 2017 and $1,282,000 is being amortized ratably over the three year vesting period, of which $106,875 was recorded as stock-based compensation during the three months ended March 31, 2018. As of March 31, 2018 the amount of unearned compensation relating to the vesting of shares to be recognized in future periods was $1,175,125.

Other - In November 2015, the Company entered into a four-year employment agreement with one of its employees in which the employee was granted 500,000 shares of the Company’s common stock. The shares vest equally in six-month periods over the four years. The fair value of the shares on the date of grant was $400,000, which was being amortized ratably over the four-year service period. This employee was terminated February 27, 2018, and the remaining 250,000 share obligation ceased. The amount amortized as stock-based compensation expense during the three months ended March 31, 2018 and 2017, was $16,667 and $25,000, respectively.

Former Chief Executive Officer

On January 6, 2017, the company extended an offer to Dennis G. Forchic to become the Company’s Chief Executive Officer. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as stock compensation expense during the three months ended March 31, 2017. In addition, Mr. Forchic was granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next three years. The options were valued at $835,767 using a Black Scholes options pricing model and was being amortized as an expense over the vesting period. The amount amortized as stock-based compensation expense during the three months ended March 31, 2018 and 2017, was $16,667 and $25,000, respectively.

On February 5, 2018, the Company terminated its employment agreement with Mr. Dennis G. Forchic, its Chief Executive Officer and a member of the Company’s Board of Directors. On February 8, 2018 by an action by consent of a majority of shareholders, Mr. Forchic was removed as a member of the Company’s Board of Directors. In accordance with the severance terms of his Employment Agreement: (i) all of the 3,000,000 Options previously granted to Mr. Forchic were immediately vested; (ii) the Company will pay Mr. Forchic at the annual rate of $162,000 per annum, from February 5, 2018 through the fourth anniversary date of the Employment Agreement; and, (iii) the Company will reimburse Mr. Forchic for each month until the fourth anniversary of January 6, 2017, an amount equal to 50% of Employee’s health care coverage, to the extent such coverage was in place as at February 5, 2018.

During the three months ended March 31, 2018, the Company recorded a charge of $983,310 which was comprised of $534,310 of stock-based compensation related to the immediate vesting of 2,000,000 previously unvested stock options, and $449,000 related to Mr. Forchic’s remaining salary obligation. The total charge of $983,310 is included in selling, general and administrative expenses in the accompanying condensed consolidated financial statements.

Common shares issued on the conversion of warrants

During the three months ended March 31, 2018, the Company issued 856,360 shares of its common stock on the conversion of warrants, at $1.10 per share, resulting in proceeds of $941,996.

Common shares issued on the conversion of Series-A Convertible Preferred Shares

During the three months ended March 31, 2018, the Company issued 316,050 shares of its common stock on the conversion of 301 Series-A Convertible Preferred Shares (see Note 8).

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Summary of Stock Options

A summary of stock options for the three months ended March 31, 2018, is as follows:

		Weighted
	Number	Average
	of	Exercise
	Options	Price
Balance outstanding, December 31, 2017	3,000,000	$0.60
Options granted	-	-
Options exercised	-	-
Options expired or forfeited	-	-
Balance outstanding, March 31, 2018	3,000,000	$0.60
Balance exercisable, March 31, 2018	3,000,000	$0.60

Information relating to outstanding stock options at March 31, 2018, summarized by exercise price, is as follows:

	Outstanding			Exercisable
			Weighted		Weighted
			Average		Average
Exercise Price Per Share	Shares	Life (Years)	Exercise Price	Shares	Exercise Price
$0.60	3,000,000	4.00	$0.60	3,000,000	$0.60

On February 5, 2018, the Company terminated its employment agreement with Mr. Forchic, and per the terms of the employment agreement, 2,000,000 unvested option immediately vested, resulting in a stock-based compensation charge of $534,310 during the three months ended March 31, 2018.

The Company recorded compensation expense pursuant to authoritative guidance provided by the ASC Topic 718 – Stock Compensation for the three months ended March 31, 2018 and 2017 of $561,671 and $65,154, respectively.

As of March 31, 2018, the Company no outstanding unvested options with future compensation costs. As of March 31, 2018, the outstanding and exercisable options had an intrinsic value of $1,530,000.

Summary of Warrants

A summary of warrants for the three months ended March 31, 2018, is as follows:

		Weighted
	Number	Average
	of	Exercise
	Warrants	Price
Balance outstanding, December 31, 2017	1,756,360	$1.10
Warrants granted	-	-
Warrants exercised	(856,360)	1.10
Warrants expired or forfeited	-	-
Balance outstanding, March 31, 2018	900,000	$1.10
Balance exercisable, March 31, 2018	900,000	$1.10

Information relating to outstanding warrants at March 31, 2018, summarized by exercise price, is as follows:

	Outstanding			Exercisable
			Weighted		Weighted
			Average		Average
Exercise Price Per Share	Shares	Life (Years)	Exercise Price	Shares	Exercise Price
$1.10	900,000	4.61	$1.10	900,000	$1.10

As of March 31, 2018, the outstanding and exercisable warrants had an intrinsic value of $10,800.

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NOTE 11- COMMITMENTS

Operating Leases

The Company leases office and warehouse facilities under two non-cancellable lease agreements, one in Southern California and one in New Jersey. The Southern California lease was initiated in September 2013 and expires August 31, 2020. During the three months ended March 31, 2018, the Company provided notice to vacate its existing facility in Southern California and signed a five-year lease, effective May 1, 2018, to relocate to a 17,640 square foot facility at 853 East Sandhill Avenue, Carson, CA 90746. The New Jersey lease was initiated in October 2014 and expires September 30, 2019 (see Note 12). Rent expense was $71,736 and $54,550 for the three months ended March 31, 2018 and 2017, respectively.

Capital Leases

The Company leases equipment under capital lease agreements. As of March 31, 2018, and December 31, 2017, the outstanding balance, due in 2018, of $6,074 and $9,665, respectively.

Technology License Agreement

The Company entered into a Technology License Agreement with an independent party. Under the agreement, the Company will pay the independent party a minimum consulting amount of $100,000 per year, plus a royalty of 7% of all net sales of certain of the Company’s products above $1,428,571 per calendar year. For the three months ended March 31, 2018 and 2017, $0 and $14,685, respectively, was recorded as research and development expense under the agreement on the Condensed Consolidated Statements of Operations related to the minimum annual fee. A total of $140,713 and $190,713 was owed under the amended agreement at March 31, 2018 and December 31, 2017, respectively.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to March 31, 2018, the Company issued 805,000 shares for various consulting agreements with third party consultants pursuant to which these consultants provided business development, sales promotion, introduction to new business opportunities, strategic analysis, accounting, and, sales and marketing activities.

Subsequent to March 31, 2018, the Company issued 450,000 shares of its common stock from the conversion of warrants, at $1.10 per share, resulting in proceeds of $495,000.

Standby Equity Distribution Agreement

On April 16, 2018, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with YA II PN, LTD. (the “SEDA Investor”), a Cayman Islands exempted company. The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $25,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to $1,000,000. For each share of common stock purchased under the SEDA, the SEDA Investor will pay 90% of the lowest volume weighted average price (“VWAP”) of the Company’s shares during the five trading days following our draw-down notice to the SEDA Investor . The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

In connection with the SEDA, the Company has issued to the SEDA Investor, a five-year Commitment Fee Warrant (the “Fee Warrant”) to purchase 1,000,000 shares of the Company’s common stock at $0.01 per share.

The Company has agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement, the shares of common stock issuable pursuant to Fee Warrants. The Company cannot sell shares of common stock to the SEDA Investor under the Standby Equity Distribution Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

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Convertible Debenture Termination

Subsequent to March 31, 2018, Yorkville Advisors Global, LP (“YPL”) (see Note 7), notified the Company in writing that it elected to convert all remaining outstanding principal and interest accrued and otherwise payable under the Debenture, which included the conversion of $1,750,000 of principal and $38,082 of interest. Upon the Conversion of the Debenture, the Company issued an aggregate of 1,788,082 shares of its Common Stock to the Investor. Upon the Conversion, the Debenture and the Security Agreement were both terminated in accordance with their respective terms effective as of April 18, 2018, and all security interest and liens under the Security Agreement were released and terminated.

Series A Preferred Stock Conversion

On April 24, 2018, the Company received a Notice of Conversion from the Series A-Investor (see Note 8), pursuant to which the Series-A Investor elected to convert all of the remaining outstanding Series-A into common shares of the Company. Upon the conversion of the balance of the Series-A, the Company issued 52,500 shares. Upon the conversion by the Series-A Investor, no Series-A were outstanding.

California Facility (West Coast Facility)

During the three months ended March 31, 2018, the Company provided notice to vacate its existing facility in Southern California and signed a five-year lease, effective May 1, 2018, to relocate to a 17,640 square foot facility at 853 East Sandhill Avenue, Carson, CA 90746.

Closure of New Jersey Facility (East Coast Facility)

On May 7, 2018 the Company signed a sublease with Atlas Company for subletting its east coast facility in East Hackensack, NJ. The decision to close the east coast operations was a consolidation move to better serve the customer base with all shipments coming out of the west coast facility in Carson, CA. With this move, the serviceability and supply chain fulfillment has eliminated multiple shipping destinations out of China, and split shipment to customers from both east and west in the USA. The sublease has been executed and provides a zero out-of-pocket cost to the Company for the remainder of the lease.

Acquisition for Cannabis Cultivation and Processing Facility in Arizona

Option Agreement for Arizona Property

On April 19, 2018, Solis Tek Inc. (the “Company”) entered into an Option Agreement (the “Option”) with MSCP, LLC, a non-affiliated Arizona limited liability company (the “Lessor”), pursuant to which, a wholly owned subsidiary of the Company, (the “Company Subsidiary”), was granted an option to enter into a certain Lease Agreement (the “Lease”) for the real property, including the structure and all improvements, identified in the Option (the “Premises”). The Premises consists of 70,000 square feet of space and is to be used for the sole purpose of providing services related to the management, administration and operation of a cultivation and processing facility (“Facility”) on behalf of an Arizona limited liability company operating as a nonprofit organization (“Arizona Licensee”) which has been allocated a Medical Marijuana Dispensary Registration Certificate by the Arizona Department of Health Services (“AZDHS”). The activities within the Facility shall be limited to the cultivation, processing, production and packaging of medical marijuana (“MMJ”) and manufactured and derivative products which contain medical marijuana (collectively “MMJ Products”), with no right to sell or dispense any such plants or products. The Lease is for a 5-year initial term (the “Term”) with an option to renew for an additional 5 year term. The base rent for the initial year of the Term is $101,500.00 per month with additional pro-rata net-lease charges.

As consideration for the Option, the Company paid to Lessor, $160,000.00 (the “Deposit”). If the Company’s Subsidiary executes the Lease by May 19, 2018, the Deposit shall be treated as a security deposit and rent advance and governed in accordance with the terms and conditions of the Lease, and the Company will become a guarantor of the Company Subsidiary’s obligations under the Lease, on behalf of Arizona Licensee. If the Lease is not executed by the Company Subsidiary, the Deposit shall be deemed non-refundable.

On May 19, 2018, we exercised the Option and our wholly owned subsidiary, YLK Partners AZ, LLC, or YLK Partners, executed the Lease, and the Deposit was treated a security deposit and rent advance, in accordance with the terms and conditions of the Lease. We are a guarantor of YLK Partners’ obligations under the Lease, on behalf of Arizona Licensee.

Purchase of YLK Partners NV, LLC

On May 10, 2018, the Company entered into an Acquisition Agreement with the members, which in the aggregate, own 100% of the membership interests (the “Sellers”) in YLK Partners NV, LLC, a Nevada limited liability company (“YLK”). Pursuant to the Acquisition Agreement, in consideration of the Company acquiring all of the outstanding membership interests of YLK, the Company issued to the Sellers, a total of 5,000,000 warrants (the “Warrants”) to purchase 5,000,000 common shares, at an exercise price of $0.01 per share. The Warrants are exercisable until May 9, 2023.

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The Sellers were

(a)	LK Ventures, LLC a Nevada limited liability company. One half of the membership interests of LK Ventures, LLC is owned by Alan Lien, Chief Executive Officer, President and a director of the Company, and the remaining one half is owned by a non-affiliated party. LK Ventures LLC received 2,250,000 Warrants under the Acquisition Agreement for the 45% membership interests held in YLK.
(b)	MDM Cultivation LLC, a Delaware limited liability company. The members of MDM Cultivation are affiliates of YA II PN, Ltd. and, D-Beta One EQ, Ltd., which presently hold (i) 2,258,382 shares of Solis Tek’s common stock, (ii) warrants to purchase 11,200,000 shares of the Company’s common stock and (iii) a Secured Promissory Note issued by Solis Tek in the original principal amount of $1.5 million. In addition, YA II PN, Ltd. and the Company are parties to that Standby Equity Distribution Agreement pursuant to which YA II PN, Ltd. has agreed to purchase up to $25.0 million of the Company’s common stock, subject to the terms and conditions thereof. MDM Cultivation owned 45% of the outstanding membership interests of YLK. MDM Cultivation was issued 2,250,000 Warrants under the Acquisition Agreement. As affiliates of MDM Cultivation, YA II PN, Ltd. and D-Beta One EQ, Ltd. will be deemed to be the beneficial owners of the 2,250,000 Warrants in addition to the other shares and warrants presently held by them.
(c)	Future Farm Technologies Inc of Vancouver British Columbia, Canada. Future Farm Technologies, Inc. was issued 500,000 Warrants under the Acquisition Agreement for the 10% membership interests held in YLK.

C. Cultivation Management Services Agreement

On January 5, 2018, a wholly owned subsidiary of YLK (the “YLK Subsidiary”) entered into a Cultivation Management Services Agreement (the “Management Agreement”) with an Arizona Licensee. The Arizona Licensee is authorized to operate a medical marijuana dispensary, one (1) onsite Facility and one (1) offsite Facility, to produce, sell and dispense medical marijuana and manufactured and derivative products which contain marijuana pursuant to Title 9; Chapter 17 of the Arizona Department of Health Services Medical Marijuana Program, (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Act”) (collectively referred to herein as the “AMMA”). Pursuant to the Management Agreement, YLK Subsidiary will provide the management services for the offsite Facility, on behalf of the Arizona Licensee.

As consideration for the exclusive right of YLK Subsidiary to manage Arizona Licensee’s Facility, pursuant to the Management Agreement; (i) YLK Subsidiary paid $750,000 to the Arizona Licensee; (ii) agreed to pay an additional $250,000 within 10 days after receipt of the AZDHS Approval to Operate (“ATO”) the Facility; and (iii) agreed to pay a total of $600,000, payable in 44 equal monthly installments commencing on April 1, 2019.

The term of the Management Agreement is 5 years. The YLK Subsidiary has the option to extend the term for an additional 5 years with the payment of $1,000,000.00 at the commencement of the additional term and a total of $1,000,000.00 payable in equal monthly installments over the extended term of the Management Agreement.

The Management Agreement provides, among other things, that:

YLK Subsidiary as an independent contractor, act as the manager (“Manager”) of the Facility, on behalf of and in conjunction with Arizona Licensee, and shall be responsible for the acquisition, design, planning, zoning, entitlement, development and construction of a Facility, and for the preparation, submission and acquisition of the ATO for the Facility from AZDHS as its authorized offsite Facility, including payment of all costs, fees, and expenses incurred in the acquisition of all authorizations, permits, certificates and approvals, including acquiring the ATO from AZDHS.

Manager shall be responsible for implementation of the Facility’s Business Plan, Security Policies and Procedures, Inventory and Quality Control Policies and Procedures, and any other policies and procedures or any amendments thereto, subject to approval and as adopted by Arizona Licensee for the Facility, in accordance with the AMMA and applicable rules and regulations. As compensation for rendering the services and the ongoing successful operation of the Facility, Arizona Licensee shall pay to Manager, certain management fees agreed to by the Parties.

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Manager shall be responsible for taking any action necessary to comply with any change whatsoever in the AMMA and any applicable law, rule, statute, or regulation related to the development, operation, or management of the Facility that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable after the Effective Date.

Manager shall implement all actions necessary to ensure the quality, safety and security of the Facility and the MMJ and MMJ Products at the Facility, including providing product testing at industry standards for all products grown or developed for Arizona Licensee at the Facility. Manager shall also be responsible for all costs and expenses related to the testing of MMJ and MMJ Products cultivated and produced at the Facility to ensure effectiveness, quality and safety in compliance with the AMMA and all other state and local rules, regulations, requirements and laws. In the event Arizona Licensee reasonably requires the additional testing of MMJ and MMJ Products at the Facility, beyond what is required therein, Arizona Licensee agrees to bear the responsibility of any costs, fees and expenses incurred as a result of such additional testing.

On May 10, 2018, the Company entered in to a Securities Purchase Agreement with YA PN II, LLC, pursuant to which the Company sold and issued the following:

(a)	500,000 Shares for a consideration of $500,000;

(b)	A warrant, or Warrant #1, to purchase 1,000,000 Warrant Shares at an exercise price of $1.50 per share for a term expiring on May 10, 2023;

(c)

A warrant, or Warrant #2, purchase 2,250,000 shares of common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #2 for a purchase price of $0.03 per share so purchased if and only if the average volume weighted average price, or VWAP, (as reported by Bloomberg, LP) of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #2 on the terms set forth in Warrant #2 if and only if the average VWAP of our Common Stock is greater than $1.75 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(d)	A warrant, or Warrant #3, to purchase 2,250,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #3 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase Shares of Common Stock underlying Warrant #3 on the terms set forth in Warrant #3 if and only if the average VWAP of our Common Stock is greater than $2.00 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(e)	A warrant, or Warrant #4, to purchase 2,000,000 shares of Common Stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, we have the right and option to purchase any unexercised shares of Common Stock underlying Warrant #4 for a purchase price of $0.03 per share so purchased if and only if the average VWAP (as reported by Bloomberg, LP) of our Common Stock is greater than $1.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

We have the right and option to compel the Selling Stockholder to exercise and purchase the Shares of Common Stock underlying Warrant #4 on the terms set forth in Warrant #4 if and only if the average VWAP of our Common Stock is greater than $2.50 per share for the five (5) consecutive trading days immediately preceding our delivery of a notice of exercise.

(f)	A Secured Promissory Note, or the Note, in the amount of $1,500,000. The Note bears interest at the rate of 8% per annum and has a maturity date of February 9, 2019. The Note is secured by all of our assets.

In connection with the Securities Purchase Agreement, the Company executed: (i) a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC for the resale of certain of the Shares and Warrant Shares; (ii) A Global Guaranty Agreement pursuant to which the Company and all of the Company’s subsidiaries, guaranteed the repayment of the Note; and (iii) a Security Agreement pursuant to which the Company and all of its subsidiaries pledged all of their assets as collateral for the repayment of the Note.

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Solis Tek Inc.

PROSPECTUS

Up to 4,910,162 shares of

Common Stock, par value $0.001 per share

PROSPECTUS

__________________ , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Item	Amount to be paid
SEC registration fees	$338.36
Printing and engraving expenses	1,000.00
Legal fees and expenses	75,000.00
Accounting fees and expenses	25,000.00
Transfer agent fees and expenses	2,500.00
Miscellaneous expenses	1,161.64
Total	$105,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. SALES OF UNREGISTERED SECURITIES IN PAST THREE YEARS.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On January 6, 2017, we extended an offer to Dennis G. Forchic to become our Chief Executive Officer. As part of the Employment Agreement, we issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000.

Subsequent to September 30, 2017, we issued 262,500 shares of common stock for which 200,000 shares related to the receipt of services and 62,500 shares related to an employment agreement obligation.

II-1

In October 2017, we engaged Garden State Securities to develop potential accredited investors to participate in a private offering of up to $3,000,000 of uits of the Company. Each unit consisted of (i) three shares of our Series A Preferred Stock, and (ii) a warrant to purchase 1,936 up to shares of our common stock at $1.25 per share. Each share of Series A Preferred Stock is convertible into 1,000 shares of our common stock. The minimum subscription amount was 84 Units for $252,000, at a purchase price of $3,000 per unit. The purchasers of the Series A Preferred Stock have registration rights to have us register the underlying shares of common stock. On October 24, 2017, FirstFire, an accredited investor, purchased 117 Units which consisted of 117 Series A and warrants to purchase 283,140 shares of common stock for $351,000. We received a total of $295,410 after fees and expenses. The conversion price of the stock is the lesser of (i) $1.00 or (ii) a potential 20% discount to the market price at the date of conversion. On November 8, 2017, we terminated the Unit offering. Subsequently, per the terms of the agreements, we issued an additional 168,860 cash warrants at $1.10 per share. Subsequent to December 31, 2017, we issued 168,860 shares of its common stock from the conversion of warrants, at $1.10 per share, resulting in proceeds of $187,746, and issued 316,050 shares of common stock on the conversion of 316 shares of Series A Preferred Stock.

On November 8, 2017, we issued a five year warrant to purchase 1,137,500 shares of the common stock at an exercise price of $1.10 per share. As of August 3, 2018, this warrant has been exercised is no longer outstanding.

On December 27, 2017, we entered into a four year employment agreement with Stanley L. Teeple, Chief Compliance Officer. As part of the Employment Agreement, Mr. Teeple was granted 1,000,000 shares of our common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

On February 14, 2018, we entered into a three-year employment agreement with Tiffany Davis, Chief Operating Officer. The Board of Directors ratified this action on or about July 5, 2018. As part of the Employment Agreement, Ms. Davis was granted 1,000,000 shares of our common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

On or about April 16, 2018, pursuant to the SEDA, we issued a five year Commitment Fee Warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.01 per share.

On or about May 10, 2018, we issued a total of 7,500,000 warrants to purchase shares of our common stock at an exercise price of $1.50 per share, exercisable until and including May 9, 2023.

On or about May 10, 2018, we issued a total of 5,000,0000 warrants to purchase 5,000,000 shares of common stock, at an exercise price of $0.01 per share, exercisable until and including May 9, 2023.

On May 16, 2018, we issued 500,000 shares of common stock to the Selling Stockholder pursuant to the terms of a Securities Purchase Agreement, dated May 10, 2018.

Unless otherwise noted, all of the transactions described in Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering, under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701, or under Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See the Exhibit Index set forth on page II-5 to this Registration Statement, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on August 3, 2018.

SOLIS TEK INC.

Date: August 3, 2018	By:	/s/ ALAN LIEN
Alan Lien
Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer (Principal Executive Officer and Principal Financial & Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Solis Tek Inc., a Nevada corporation, do hereby constitute and appoint Alan Lien and Tiffany Davis each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ ALAN LIEN	Chairman of the Board, Chief Executive Officer, President, Chief	August 3, 2018
Alan Lien	Financial Officer (Principal Executive Officer and Principal Financial & Accounting Officer)

/s/ ALVIN HAO	Executive Vice President, Director	August 3, 2018
Alvin Hao

Director
Dennis G. Forchic

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EXHIBIT INDEX

Exhibit Number		Description of Document
2.1		Agreement of Merger and Plan of Reorganization between the Company, Cinjet, Inc., and CJA Acquisition Corp., dated June 23, 2015. Incorporated by reference to the Current Report on Form 8-K filed on June 26, 2015 as Exhibit 2.1 thereto.

3.1		Amended and Restated Articles of Incorporation of the Company, dated August 31, 2015. Incorporated by reference to the Current Report on Form 8-K filed on September 2, 2015 as Exhibit 3.2 thereto.

3.2		Bylaws. Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 28, 2007.

3.3		Agreement of Merger between the Company, Cinjet, Inc., and CJA Acquisition Corp., dated June 23, 2015. Incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 20, 2017.

3.4	**	Certificate of Designation of Series A Preferred Stock, dated October 20, 2017.

5.1	**	Opinion of Sichenzia Ross Ference Kesner LLP regarding the securities being registered.

10.1		Securities Purchase Agreement between the Company, and YA II PN, Ltd., dated November 8, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.1 thereto.

10.2		Secured Convertible Debenture issued by the Company to YAII PN, Ltd., dated November 8, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.2 thereto.

10.3		Security Agreement between the Company, Solis Tek East Corporation, Zelda Horticulture, Inc., and YAII PN, Ltd., dated November 8, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.3 thereto.

10.4		Registration Rights Agreement between the Company and YAII PN, Ltd., dated November 8, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.4 thereto.

10.5		Common Stock Purchase Warrant issued by the Company to FirstFire Global Opportunities Fund, LLC, dated October 20, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.5 thereto.

10.6		Placement Agent Agreement between the Company and Garden State Securities, dated July 11, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.6 thereto.

10.7		Subscription Agreement between the Company and FirstFire Global Opportunities Fund, LLC, dated October 20, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.7 thereto.

10.8		Common Stock Purchase Warrant issued by the Company to FirstFire Global Opportunities Fund, LLC, dated October 20, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.8 thereto.

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10.9		Registration Rights Agreement between the Company and FirstFire Global Opportunities Fund, LLC, dated October 20, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.9 thereto.

10.10		Form of Subscription Agreement. Incorporated by reference to the Current Report on Form 8-K filed on November 13, 2017 as Exhibit 10.10 thereto.

10.11	*	Executive Employment Agreement for Stan Teeple, dated December 27, 2017. Incorporated by reference to the Annual Report on Form 10-K filed on April 2, 2018 as Exhibit 99 thereto.

10.12	*	Executive Employment Agreement for Tiffany Davis, dated February 5, 2017. Incorporated by reference to the Annual Report on Form 10-K filed on April 2, 2018 as Exhibit 99.1 thereto.

10.13		Option Agreement between the Company and MSCP, LLC, dated April 19, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.19. thereto.

10.14		Acquisition Agreement between the Company and LK Ventures, LLC, Future Farm Technologies, Inc., MDM Cultivation, LLC (as the Members of YLK Partners NV, LLC). Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.20 thereto.

10.15	**	Common Stock Purchase Warrant issued by the Company to Future Farm Technologies, Inc. dated May 10, 2018

10.16	**	Common Stock Purchase Warrant issued by the Company to LK Ventures, LLC, dated May 10, 2018

10.17	**	Common Stock Purchase Warrant issued by the Company to MDM Cultivation, LLC, dated May 10, 2018

10.18		Securities Purchase Agreement between the Company, Solis Tek East Corporation, Zela Horticulture, Inc., and YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.11 thereto.

10.19		Secured Promissory Note issued by the Company to YA II PN Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.12 thereto.

10.20		Amended and Restated Global Guaranty Agreement between the Company, Solis Tek East Corporation, Zela Horticulture, Inc., and YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.13 thereto.

10.21		Registration Rights Agreement between the Company and YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.14 thereto.

10.22		Common Stock Purchase Warrant issued by the Company to YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.15 thereto.

10.23		Common Stock Purchase Warrant issued by the Company to YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.16 thereto.

10.24		Common Stock Purchase Warrant issued by the Company to YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.17 thereto.

10.25		Common Stock Purchase Warrant issued by the Company to YA II PN, Ltd., dated May 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on May 11, 2018 as Exhibit 10.18 thereto.

10.26	**	Consulting Services Agreement between the Company and MD Global Partners, LLC, dated May 18, 2018.

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21.1		List of Subsidiaries. Incorporated by reference to the amended Annual Report on Form 10-K/A filed on July 13, 2018, as Exhibit 21.1 thereto.

23.1	**	Consent of Weinberg & Company, P.A.

23.2	**	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)

24.1		Power of Attorney (contained on the signature pages to the registration statement).

* Indicates a management contract or compensatory plan or arrangement.

** Filed herewith.

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